 Filed Pursuant to 424(b)(2)
 Registration No. 333-265268
SUPPLEMENT No. 1 Dated May 31, 2022
(To Preliminary Prospectus Supplement dated May 27, 2022)
CENTRAIS ELÉTRICAS BRASILEIRAS S.A. — ELETROBRAS
Up to 697,476,856 Common Shares, including Common Shares represented by American Depositary Shares
This Supplement No. 1 is being filed to supplement information provided in the preliminary prospectus supplement dated May 27, 2022 (the “Preliminary Prospectus Supplement”), which we filed with an accompanying registration statement on Form F-3 filed with the SEC on May 27, 2022. This Supplement No. 1 should be read together with the Preliminary Prospectus Supplement and the Base Prospectus. This Supplement No. 1 is qualified by reference to the Preliminary Prospectus Supplement and the Base Prospectus, except to the extent that the information in this Supplement No. 1 updates the information contained in the Preliminary Prospectus Supplement. This Supplement No. 1 is not complete without, and may not be delivered or utilized except in conjunction with, the Preliminary Prospectus Supplement and the Base Prospectus.
You should carefully read this Supplement No. 1 together with the Preliminary Prospectus Supplement and the accompanying Base Prospectus, together with any documents we incorporate by reference therein, before you invest in our common shares or ADSs. See “Risk Factors” beginning on page S-41 of the Preliminary Prospectus Supplement, “Risk Factors” in our 2021 Form 20-F, and “Other Information — Risk Factors” in our Form 6-K filed on May 27, 2022 to read about factors you should consider before investing in the securities offered by the Preliminary Prospectus Supplement and the accompanying Base Prospectus.
OFFERED SECURITIES
Pursuant to the Preliminary Prospectus Supplement, as supplemented by this Supplement No.1, we are offering up to 697,476,856 common shares (our “common shares”) in a global offering that consists of an international offering outside Brazil and a concurrent public offering in Brazil (the “global offering”).
We have the right to sell in the Brazilian offering, solely for the purpose of covering over-allotments, if any, in a joint decision with Bank of America Merrill Lynch Banco Múltiplo S.A. upon notice to the other Brazilian underwriters, up to an additional 104,621,528 of our common shares, which amount will in aggregate represent up to 15% of the common shares initially offered in the Brazilian offering and which will depend on how many of our common shares offered in the global offering will be allocated to the Brazilian offering.
In addition, BNDES Participações S.A. (“BNDESPAR”), as the selling shareholder, is offering to sell up to 69,801,516 of our common shares pursuant to the Preliminary Prospectus Supplement, as supplemented by this Supplement No.1 (the “secondary offering”).

SUMMARY OF THE OFFERING
This summary highlights information presented in greater detail elsewhere in this prospectus supplement. This summary is not complete and does not contain all the information you should consider before investing in our common shares and ADSs. You should carefully read this entire prospectus supplement before investing in our common shares and ADSs including “Risk Factors” and the financial statements included elsewhere in the Preliminary Prospectus Supplement, as supplemented by this Supplement No.1.
Issuer
Centrais Elétricas Brasileiras S.A. — Eletrobras
The selling shareholder
BNDES Participações S.A. (“BNDESPAR”)
Securities offered by us
Up to 697,476,856 common shares, which may be in the form of ADSs, without taking into consideration the common shares to be sold in the overallotment option
Securities offered by the selling shareholder
Up to 69,801,516 common shares
Global offering
The global offering consists of the international offering and the concurrent Brazilian offering. The number of common shares offered in the international offering and the Brazilian offering may be subject to reallocations between the offerings. The Preliminary Prospectus Supplement, as supplemented by this Supplement No.1, is not an offer to sell or a solicitation of an offer to buy any of our common shares in the Brazilian offering. The Brazilian offering will be made by means of a separate Portuguese language prospectus that has been filed with the CVM and that has the same date of the Preliminary Prospectus Supplement, as supplemented by this Supplement No.1
The number of common shares available for sale in the global offering will be reduced to the extent that existing shareholders of our company subscribe on the priority basis for common shares in the Brazilian offering. See “— Priority subscription” for more information.
The closings of the international offering and the Brazilian offering are conditioned upon each other.
International offering
           common shares, including common shares represented by ADSs, are being offered through the international underwriters in the United States and other countries outside Brazil. In the case of common shares placed outside of Brazil not in the form of ADSs, the international placement agents are acting as placement agents on behalf of the Brazilian underwriting (except for Caixa Econômica Federal), in each case named elsewhere in the Preliminary Prospectus Supplement, as supplemented by this Supplement No.1.
Common shares represented by ADSs will be paid for in U.S. dollars at the U.S. dollar public offering price per ADS set forth on the cover page

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of the Preliminary Prospectus Supplement, as supplemented by this Supplement No.1.
Common shares purchased by any investor outside Brazil will be settled in Brazil and paid for in reais and the offering of these common shares is being made by the Brazilian underwriters named elsewhere i the Preliminary Prospectus Supplement, as supplemented by this Supplement No.1. Any investor outside Brazil purchasing common shares must be authorized to invest in Brazilian securities under the requirements established by Brazilian law, especially by the CMN, the CVM and the Brazilian Central Bank, complying with the requirements set forth in Resolution No. 13, dated November 18, 2020, of the CVM, as amended, and CMN Resolution No. 4,373, dated September 29, 2014, and Law No. 4,131 of September 3, 1962, as amended.
Brazilian offering
Concurrently with the international offering, common shares are being offered through the Brazilian underwriters in a public offering with restricted placement efforts to investors outside of Brazil that comply with the registration requirements of CVM Resolution No. 13 and CMN Resolution No. 4,373 and Law No. 4,131.
The Brazilian offering will be made by means of a separate Portuguese language prospectus that has been filed with the CVM and that has the same date as the Preliminary Prospectus Supplement, as supplemented by this Supplement No.1.
Payment for our common shares (other than common shares represented by ADSs) must be made in reais through the facilities of the B3 Central Depositary. The common shares in the global offering are expected to be delivered through the facilities of the Central Depositary of the B3 on or about          , 2022. Trades in our common shares on the B3 will settle through the facilities of the B3 Central Depositary.
American Depositary Shares
Each ADS represents one common share. ADSs may be evidenced by American Depositary Receipts, or ADRs. The ADSs will be issued under that certain Second Amended and Restated Deposit Agreement dated as of August 18, 2017, as proposed to be amended by Amendment No 1 to the Second Amended and Restated Deposit Agreement, among us, Citibank, N.A., as depositary, and the holders and beneficial owners from time to time of the ADSs representing our common shares. For more information, see “Description of American Depositary Shares” included in the Base Prospectus.
Condition Precedent
Our obligation to consummate the global offering is conditioned upon (i) having net proceeds of at

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least R$22,057,564,316.99; (ii) a minimum price per share of R$      , as determined in accordance with Article 12, paragraph 4th, of CPPI Resolution No. 203; and (iii) our satisfaction of the Advanced Waiver Condition (as defined in “The Global Offering” of the Preliminary Prospectus Supplement, as supplemented by this Supplement No.1).
Priority subscription
Holders of our common shares as of May 27, 2022 will be given the opportunity to subscribe for common shares in the Brazilian offering on a priority basis at the public offering price.
The number of common shares available for sale in the global offering to investors will be reduced to the extent that existing shareholders of our company subscribe on the priority basis for common shares in the Brazilian offering.
The remaining new common shares are available for exercise of the subscription rights by our remaining shareholders.
An ADS holder that wishes to be eligible for priority subscription must make the necessary arrangements to cancel such holder’s ADSs and take delivery of the underlying common shares in a Brazilian account, prior to May 3, 2022. See “Underwriting — Priority Offering in Brazil” of the Preliminary Prospectus Supplement, as supplemented by this Supplement No.1 and “— Priority Offering in Brazil” below. A holder of common shares will not know the price per common share at the time such holder commits to subscribe common shares in the priority subscription. A holder of common shares will consequently be unable to know the cost of avoiding dilution of its interest in us, and a holder of common shares will also be unable to estimate the book value dilution that will result from the public offering price.
The subscription rights in the priority offering have not been and will not be registered under the Securities Act. Accordingly, the priority offering will not be available to investors in the United States or to U.S. persons, except in reliance on exemptions from registration provided under the Securities Act. In addition, priority subscription is not available to a shareholder if the subscription would violate local laws of the shareholder’s jurisdiction.
Priority Offering in Brazil
In accordance with Article 21 of CVM Instruction No. 400 and Article 9 of CPPI Resolution, the Brazilian offering is subject to a priority offering in Brazil, pursuant to which our existing shareholders who held our common shares as of May 27, 2022

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and of June 6, 2022 (as verified through the records of the B3 Central Depository and Banco Bradesco S.A., the custody agent of our common shares, in each case after closing of the market) have the right to reserve for purchase an aggregate number of shares equivalent to up to (i) the ratio of such shareholder’s proportional interest in the total number of common shares of our total capital stock outstanding as of June 6, 2022 (excluding treasury shares) multiplied by (ii) the total number of common shares subject to the priority offering. Thus, (i) without taking into consideration the overallotment option, each (a) common share issued by us and held by the custody agent on June 6, 2022, will confer the right to subscribe for an interest equivalent to 0.400066 per share; (b) class A preferred share issued by us and held by the custody agent on June 6, 2022, will confer the right to subscribe for an interest equivalent to 0.400066 per share; and (c) class B preferred shares issued by us and held by the custody agent on June 6, 2022, will confer the right to subscribe for an interest equivalent to 0.400066 per share; or (ii) taking into consideration the overallotment option, each (a) common share issued by us and held by the custody agent on June 6, 2022 will confer the right to subscribe for an interest equivalent to 0.466749 per share, (b) Class A preferred share issued by us and held by the custody agent on June 6, 2022 will confer the right to subscribe for an interest equivalent to 0.466749 per share, and (c) class B preferred share issued by us and held by the custody agent on June 6, 2022 will confer the right to subscribe for an interest equivalent to 0.466749 per share. If such proportional subscription limit results in a fractional share interest, the limit will equal the corresponding largest integer number of shares, subject to the maximum investment amount indicated in the respective priority offering reservation request.
Offering price
The public offering price for the international offering for the ADSs is set forth on the cover page of this prospectus supplement. The offering price for the ADSs is the approximate U.S. dollar equivalent of the real offering price per common share in the Brazilian offering, based upon the selling rate reported by the Brazilian Central Bank of R$4.78 to U.S.$1.00 on May 26, 2022.
Overallotment option
We have the right to sell in the Brazilian offering, solely for the purpose of covering over-allotments, if any, in a joint decision with Bank of America Merrill Lynch Banco Múltiplo S.A. upon notice to the other Brazilian underwriters up to an additional 104,621,528 of our common shares, at

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the offering price referenced on the cover page of this prospectus supplement, in aggregate representing up to 15% of the common shares initially offered in the Brazilian offering, which may represent 15% of the common shares initially offered in the global offering. There is no overallotment option in connection with the offering of ADSs.
Use of proceeds
As part of the global offering, we estimate that the net proceeds to us from the sale of our common shares in the global offering (excluding the overallotment option in the Brazilian offering) will be approximately R$27,519.1 million, after deduction of discounts and commissions and estimated expenses payable by us and based on a price per share of R$44.00, which corresponds to the closing price of our common shares on May 26, 2022 on the B3.
Allocation of the net proceeds will be made as described under “Use of Proceeds” in the Preliminary Prospectus Supplement, as supplemented by this Supplement No.1. We will not receive any of the proceeds from the secondary offering involving the selling shareholder.
Dilution
See “Dilution” on page S-10.
Dividends
Consistent with Law No. 6,404/1976, as amended, or the Brazilian Corporate Law, our bylaws provide that an amount equal to 25% of our adjusted net profits (as such term is defined under Brazilian Corporate Law) must be allocated for dividend distributions or payment of interest on shareholders’ equity in a particular year. For more information, see “Item 8.A. Financial Information — Consolidated Financial Statements and Other Information — Policy on Dividend Distribution” in our 2021 Form 20-F.
Holders of the ADSs will be entitled to receive dividends and any interest on shareholders’ equity to the same extent as the owners of our common shares, as applicable, subject to the deduction of the fees of the ADR Depositary and any applicable withholding taxes and the costs of foreign exchange conversion. See “Description of Common Shares and American Depositary Shares” included in the Base Prospectus.
Voting Rights
Of the two classes of stock traded in the market (common and preferred shares), only the common stock carries voting rights. Under the terms of our bylaws, however, specific rights are assured to the non-voting preferred stock.
If our Proposed Privatization is consummated, the Brazilian Government will hold a special class of

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preferred share, which will give it veto power over corporate resolutions that aim to modify or remove the following provisions:
(i)   prohibit any shareholder or group of shareholders, Brazilian or foreign, public or private, from exercising votes in a number greater than 10% of the total number of shares into which our voting capital is divided, independently of its participation in the capital stock; and
(ii)   prohibit the execution of a shareholders’ agreement for the exercise of voting rights, except for the formation of blocks with a number of votes lower than 10% of the number of shares into which our voting capital may be divided.
For more information on voting rights see our bylaws and “Item 10. Additional Information — Bylaws — Description of our Capital Stock” of our 2021 Form 20-F.
Capital stock before and after the offering
On May 26, 2022, we had (1) 1,288,842,596 common shares outstanding, 3.04% of which are represented by ADSs, (2) 146,920 Class A preferred shares outstanding and (3) 279,941,394 Class B preferred shares outstanding.
After the global offering, we will have 1,916,517,936 common shares outstanding without taking into consideration common shares to be sold in the overallotment option in connection with the Brazilian offering, (2) 146,920 Class A preferred shares outstanding and (3) 279,941,394 Class B preferred shares outstanding.
Listings
Our common shares are listed on the São Paulo Stock Exchange (B3 S.A. — Brasil, Bolsa, Balcão) (“B3”) under the ticker symbol “ELET3”and on the Madrid Stock Exchange, through the Mercado de Valores Latinoamericanos en Euros (“Latibex”) under the ticker symbol “XELTO.” Common shares in the form of ADSs are listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “EBR.”
Lock-up agreements
We, our directors and officers, the selling shareholder, and the shareholders that on this date own more than 5% (five per cent) of the shares of the total capital stock of the Company, have agreed with the global coordinators, subject to certain exceptions, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the SEC a registration statement relating to, any of our common shares, preferred shares or ADSs or any other similar securities or securities convertible into or exchangeable or exercisable for

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any ADSs, common shares, preferred shares or such other similar securities, including, but not limited to, any options or warrants to purchase such securities, or the Locked-up Securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Locked-up Securities. See “Underwriting.”
ADS depositary
Citibank, N.A.
Risk factors
See “Risk Factors” and the other information included or incorporated by reference in this Supplement No.1 for a discussion of factors you should consider before deciding to invest in our common shares or the ADSs.
Global Coordinators
Banco BTG Pactual S.A. — Cayman Branch, BofA Securities, Inc., Goldman Sachs & Co. LLC, Itau BBA USA Securities, Inc. and XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A.
International Underwriters
Banco BTG Pactual S.A. — Cayman Branch, BofA Securities, Inc., Goldman Sachs & Co. LLC, Itau BBA USA Securities, Inc., XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A., Banco Bradesco BBI S.A., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P Morgan Securities LLC, and Morgan Stanley & Co. LLC.
Brazilian Underwriters
Banco BTG Pactual S.A., Bank of America Merrill Lynch Banco Múltiplo S.A., Goldman Sachs do Brasil Banco Múltiplo S.A., Banco Itaú BBA S.A., XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A., Banco Bradesco BBI S.A., Caixa Econômica Federal, Citigroup Global Markets Brasil CCTVM S.A., Banco de Investimentos Credit Suisse (Brasil) S.A., Banco J.P Morgan S.A., Banco Morgan Stanley S.A. and Banco Safra S.A.
International Placement Agents
BTG Pactual US Capital, LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC, Itau BBA USA Securities, Inc., XP Investments US, LLC, Bradesco Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P Morgan Securities LLC, Morgan Stanley & Co. LLC, Inc. and Safra Securities LLC.

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THE GLOBAL OFFERING
With respect to the section “The Global Offering” of the Preliminary Prospectus Supplement, as supplemented by this Supplement No.1, we are offering up to 697,476,856 of our common shares in a global offering that consists of an international offering in certain countries outside Brazil, including a public offering, in the United States, and a public offering within Brazil.
In addition, the selling shareholder has the right to sell up to an aggregate of up to 69,801,516 common shares. After the global offering, the selling shareholder will hold 71,956,435 common shares assuming it sells the total amount of common shares it is offering hereby.

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DILUTION
Investors who participate in the global offering will have their investment immediately diluted, by the amount of the difference between the price per common share or ADS they pay for the common shares, including common shares represented by ADSs, they acquire in the global offering and the consolidated net book value per common share or ADS immediately after the global offering. Each ADS corresponds to one common share.
As of March 31, 2022, our net book value was R$79,120.7 million and our share capital was divided into 1,568,930,910 shares and as such, the net book value per common share, as of the same date, corresponded to R$50.53, which corresponds to US$10.57 per ADS (translated from reais into U.S. dollars using the selling rate reported by the Brazilian Central Bank of R$4.78 to U.S.$1.00 on May 26, 2022). This net book value per common share or ADS represents the amount of our total consolidated assets less total consolidated liabilities, divided by the total number of common shares (including common shares in the form of ADSs) as of March 31, 2022.
After giving effect to the sale by us of 697,476,856 common shares in the global offering, and assuming (1) an offering price of R$44.00 per common share, which corresponds to the closing price of our common shares on the B3 on May 26, 2022, and assuming the ADSs are offered in the global offering at the same price (translated from reais into U.S. dollars using the selling rate reported by the Brazilian Central Bank of R$4.78 to U.S.$1.00 on May 26, 2022), reflecting a ratio of one common share per ADS and (2) no exercise of the overallotment option in the Brazilian offering, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our estimated net book value would have been approximately R$106,793 million, representing a net book value per common share of R$48.62, which corresponds to US$10.17 per ADS. This represents an immediate decrease in book value of R$(1.91) per common share, or US$(0.40) per ADS, to existing shareholders and an immediate increase in net book value of R$4.62 per common share, or US$0.97 per ADS, to new investors purchasing common shares or ADSs in this offering. Dilution for this purpose represents the difference between the price per common share or ADS paid by these purchasers and the book value per common share or ADS immediately after the completion of the offering.
The table below shows the dilution per share, based on our net book value on March 31, 2022, as adjusted for the expected sale of our common shares, including common shares in the form of ADSs, in our global offering:
	Per common share	Per ADS
	R$	US$(1)
Price per common share or ADS(2)	44.00	9.21
Historical net book value per common share or ADS as of March 31, 2022	50.53	10.57
Net book value per common share or ADS as of March 31, 2022, as adjusted to reflect the global offering(3)	48.62	10.17
Increase (decrease) in net book value to existing shareholders	(1.91)	(0.40)
Dilution per common share or ADS to new investors in this offering	(4.62)	(0.97)
Percentage dilution to new investors	(10.49)%	(10.49)%

(1)
Translated from reais into U.S. dollars using the selling rate reported by the Brazilian Central Bank of R$4.78 to U.S.$1.00 on May 26, 2022

(2)
Assuming a price per common share of R$44.00, which corresponds to the closing price of our issued common shares on the B3 on May 26, 2022.

(3)
As adjusted to reflect the impact of the gain from the sale of the equity interest in Companhia Estadual de Transmissão de Energia Elétrica (CEEE-T), which generated an income of R$457.7 million. For more details see note 38.2 of our interim financial statements as of March 31, 2022.

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The price per common share or ADS to be paid by investors in the global offering will be determined based on the results of a book-building process, and will not be based on our asset value per common share or ADS.
An increase (decrease) of R$1.00 in the price per common share of R$44.00, which corresponds to the closing price of our common shares on the B3 on May 26, 2022, would increase (decrease) the dilution in the asset book value per common share or ADS for the investors of the global offering by R$0.28 per common share or US$0.06 per ADS, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, which we expect to have to pay as a result of the global offering.
Any sale of our common shares by the selling shareholders in the secondary offering will change neither the number of our outstanding shares nor the value of our net assets, as the proceeds from the sale of those shares will be paid to the selling shareholder.

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The information in this preliminary prospectus supplement and the accompanying prospectus to which it relates is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus to which it relates are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(B)(7)
 Registration No. 333-265268
SUBJECT TO COMPLETION, DATED May 27, 2022.
P R E L I M I N A R Y   P R O S P E C T U S   S U P P L E M E N T
(To Prospectus dated May 27, 2022)
CENTRAIS ELÉTRICAS BRASILEIRAS S.A. — ELETROBRAS
Up to        Common Shares, including Common Shares represented by American Depositary Shares
We are offering         common shares (our “common shares”) in a global offering that consists of an international offering outside Brazil and a concurrent public offering in Brazil (the “global offering”). The international offering includes a public offering in the United States, which will be offered pursuant to this prospectus supplement and the accompanying prospectus. Our common shares are being offered directly or in the form of American Depositary Shares (collectively, the “ADSs”), each of which represents one common share. The Brazilian offering will be offered pursuant to the Instrumento Particular de Contrato de Coordenação, Colocação e Garantia Firme de Liquidação de Ações Ordinárias de Emissão da Centrais Elétricas Brasileiras S.A. — Eletrobras (the “Brazilian Underwriting Agreement”).
The offering of the ADSs is being underwritten by the international underwriters named in this prospectus supplement. ADSs sold in the international offering will be paid for in U.S. dollars. The common shares purchased by investors outside Brazil will be settled in Brazil and paid for in reais. The closings of the international and Brazilian offerings are conditioned upon each other.
BNDES Participações S.A. (“BNDESPAR”) will act as selling shareholder (the “selling shareholder”). The selling shareholder has the right to sell up to        of our common shares (the “secondary offering”).
The international underwriters named in this prospectus supplement are underwriting the sale of        ADSs, each of which represents one common share. The Brazilian underwriters are placing up to        common shares, including common shares sold in the international offering, to investors outside Brazil. BTG Pactual US Capital, LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC, Itau BBA USA Securities, Inc., XP Investments US, LLC, Bradesco Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Inc. and Safra Securities LLC will collectively act as international placement agents on behalf of the Brazilian underwriters (except for Caixa Econômica Federal) with respect to the offering of common shares (not including common shares in the form of ADSs) sold outside Brazil.
We have the right to sell solely for the purpose of covering over-allotments (greenshoe), if any, pursuant to the Brazilian Underwriting Agreement, in the Brazilian offering, subject of the agreement of Bank of America Merrill Lynch Banco Múltiplo S.A. upon notice to the other Brazilian underwriters, up to an additional       of our common shares at any time for a period of 30 days from the date of the Announcement of the Initiation of the Public Offering (Anúncio de Início da Oferta Pública) at the offering price referenced on the cover page of this prospectus supplement, in aggregate representing up to 15% of the common shares initially offered in the Brazilian offering, which may represent 15% of the common shares initially offered in the global offering. There is no overallotment option in connection with the offering of ADSs.
In accordance with Brazilian law, the Brazilian offering includes and will be subject to a priority offering in Brazil pursuant to which our existing shareholders have the right to purchase our common shares in an amount that ensures their interest is not diluted as a result of the global offering, excluding treasury shares. The Brazilian government and its controlled entities (including the selling shareholder) have agreed to waive their rights to purchase common shares in the priority offering. Certain institutions that represent our and certain of our subsidiaries’ current and retired employees also have the right to purchase common shares offered, limited to 10% of the total number of common shares in the global offering. The price per common share under the priority offering was the same as the price per common share under this global offering, as indicated below. See “Summary — The Offering — Priority offering.”
Our common shares are listed on the São Paulo Stock Exchange (B3 S.A. — Brasil, Bolsa, Balcão) (“B3”) under the ticker symbol “ELET3”         and on the Madrid Stock Exchange, through the Mercado de Valores Latinoamericanos en Euros (“Latibex”) under the ticker symbol “XELTO.” ADSs representing our common shares are listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “EBR.” On May 26, 2022, the last reported sale price of our common shares on B3 was R$44.00 per common share, equivalent to U.S.$9.21 per common share, assuming an exchange rate as of May 26, 2022 which is R$4.78 to U.S.$1.00. As each ADS represents one common share, the closing price of the ADSs on the NYSE on May 26, 2022 was U.S.$9.23 per ADS.
You should carefully read this prospectus supplement and the accompanying prospectus, together with any documents we incorporate by reference herein and therein, before you invest in our common shares or the ADSs. See “Risk Factors” beginning on page 12 and “Risk Factors” in our 2021 Form 20-F to read about factors you should consider before investing in the securities offered in this prospectus supplement and the accompanying prospectus.
Neither the U.S. Securities and Exchange Commission (“SEC”), nor the Brazilian Securities Commission (“Comissão de Valores Mobiliários” or “CVM”), nor any state securities commission, has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any of our common shares in the Brazilian offering.
	Per ADS		Per Common Share	Total(1)
Public offering price(2)	U.S.$		R$	U.S.$
Underwriting discounts, fees and commissions paid by us	U.S.$		R$	U.S.$
Underwriting discounts, fees and commissions paid by the selling shareholder(3)		—	R$	U.S.$
Proceeds to us, before expenses(4)(5)	U.S.$		R$	U.S.$
Proceeds to the selling shareholder, before expenses(3)(4)(5)		—	R$	U.S.$

(1)
For purposes of calculating, total amounts in reais have been translated into U.S. dollars at the selling rate reported by the Brazilian Central Bank (Banco Central do Brasil) (“Central Bank”) as of            , 2022, which was R$       to U.S.$1.00.

(2)
The public offering price per ADS includes an ADS issuance fee of U.S.$0.05 per ADS that will be paid to the Citibank N.A., as ADS Depositary.

(3)
The selling shareholder does not expect to offer ADSs in connection with the global offering.

(4)
See “Underwriting” beginning on page 54 of this prospectus supplement for additional information regarding underwriting compensation and “Use of Proceeds” beginning on page 46 with respect to the application of the proceeds from the offering.

(5)
Without taking into consideration common shares to be sold in the overallotment option.

We expect to deliver the ADSs through the facilities of The Depository Trust Company against payment in New York, New York on or about           , 2022. Delivery of our common shares, including common shares offered in the international offering, will be made in Brazil through the book-entry facilities of the B3 Central Depository (Central Depositária da B3) on or about            , 2022.
Global Coordinators
BTG Pactual	BofA Securities	Goldman Sachs & Co. LLC
Itaú BBA		XP Investments
Joint Bookrunners
Bradesco Securities	Citigroup Global Markets	Credit Suisse	J.P. Morgan Securities LLC	Morgan Stanley & Co. LLC	SAFRA
The date of this prospectus supplement is                 , 2022.

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the offering by us and the selling shareholder, as well as certain other matters relating to us and our business, financial condition and results of operation. The second part, the accompanying prospectus, gives more general information about the common shares and ADSs that we and the selling shareholder, are offering. Generally, references to the prospectus mean this prospectus supplement and the accompanying prospectus combined. If the information in this prospectus supplement differs from the information in the accompanying prospectus, the information in this prospectus supplement supersedes the information in the accompanying prospectus.
We are responsible for the information contained and incorporated by reference in this prospectus supplement and in any related free-writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. Neither we nor the selling shareholder nor the international underwriters are making an offer to sell our common shares or the ADSs in any jurisdiction where the offer is not permitted.
You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the relevant document. See “Incorporation of Certain Documents by Reference” herein for the documents we are incorporating by reference into this prospectus supplement.
We and the selling shareholder are using this prospectus supplement to offer our common shares, including common shares represented by ADSs, outside Brazil. We and the selling shareholder are also offering our common shares in Brazil by means of a Brazilian prospectus and accompanying reference form (formulário de referência) in Portuguese (the “Brazilian Offering Documents”). The Portuguese language prospectus, which will be registered before the CVM, is in a format different from that of this prospectus supplement, and contains information not generally included in documents such as this prospectus supplement and in the accompanying prospectus. This offering of common shares, including common shares represented by ADSs, is made in the United States and elsewhere outside Brazil solely on the basis of the information contained in this prospectus supplement and in the accompanying prospectus.
Any investors outside Brazil purchasing common shares directly (not in the form of ADSs) must be authorized to invest in Brazilian securities under the requirements established by Brazilian law, including and especially those established by the Brazilian National Monetary Council (Conselho Monetário Nacional), or the CMN, the CVM and the Central Bank, and the requirements set forth in Resolution No. 13, dated November 18, 2020, of the CVM, as amended, and Resolution No. 4,373, dated September 29, 2014, as amended, of the Central Bank and Law No. 4,131 of September 3, 1962, as amended. No offer or sale of common shares, including common shares in the form of ADSs, may be made to the public in Brazil except in circumstances that do not constitute a public offer or distribution under Brazilian laws and regulations. Any offer or sale of common shares, including common shares in the form of ADSs, in Brazil to non-Brazilian residents may be made only under circumstances that do not constitute a public offer or distribution under Brazilian laws and regulations.
The subscription rights in the priority offering have not been and will not be registered under the Securities Act. Accordingly, the priority offering will not be available to investors in the United States or to U.S. persons, except in reliance on exemptions from registration provided under the Securities Act. This prospectus supplement is not being provided in connection with the priority offering and this prospectus supplement does not constitute an offer to subscribe for any securities in the priority offering. The exercise of rights in the priority offering occurs, and the settlement of the priority offering will occur, only in Brazil.
For investors outside the United States: None of us, the selling shareholder, the international underwriters, the international placement agents or the Brazilian underwriters, have done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common shares including the common shares in the form of ADSs and the distribution of this prospectus supplement outside the United States and in their jurisdiction.

In this prospectus supplement, unless the context otherwise requires, references to “Eletrobras” mean Centrais Elétricas Brasileiras S.A — Eletrobras. Terms such as “we,” “us” and “our” generally refer to Centrais Elétricas Brasileiras S.A. — Eletrobras, and its consolidated subsidiaries, joint operations and structured entities taken as a whole, unless the context requires otherwise.
The term “selling shareholder” refers collectively to BNDESPAR.
The term “international underwriters” refers to Banco BTG Pactual S.A. — Cayman Branch, BofA Securities, Inc., Goldman Sachs & Co. LLC, Itau BBA USA Securities, Inc., XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A., Bradesco Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P Morgan Securities LLC, and Morgan Stanley & Co. LLC, who will collectively act as underwriters with respect to the offering of the ADSs. Please see “Underwriting” for more information.
The term “Brazilian underwriters” refers to Banco BTG Pactual S.A., Bank of America Merrill Lynch Banco Múltiplo S.A., Goldman Sachs do Brasil Banco Múltiplo S.A., Banco Itaú BBA S.A., XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A., Banco Bradesco BBI S.A., Caixa Econômica Federal, Citigroup Global Markets Brasil CCTVM S.A., Banco de Investimentos Credit Suisse (Brasil) S.A., Banco J.P Morgan S.A., Banco Morgan Stanley S.A. and Banco Safra S.A., who will act collectively as Brazilian underwriters with respect to the sale of shares in the public offering in Brazil.
The term “international placement agents” refers, collectively, to BTG Pactual US Capital, LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC, Itau BBA USA Securities, Inc., XP Investments US, LLC, Bradesco Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Inc. and Safra Securities LLC, whose participation in the offering will be strictly limited to their role as a placement agents outside of Brazil, on behalf of the Brazilian underwriters (except for Caixa Econômica Federal), as the case may be, of common shares, not including the common shares in the form of ADSs, and will not underwrite, offer or sell any ADSs.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC as a “well-known seasoned issuer” (“WKSI”) as defined in Rule 405 under the U.S. Securities Act of 1933, as amended (“Securities Act”), utilizing a “shelf” registration process.
References herein to “reais” or “R$” are to the lawful currency of Brazil. References herein to “U.S. dollars” or “U.S.$” are to the lawful currency of the United States.
Rounding
Some percentages and amounts included in this prospectus supplement and the accompanying prospectus have been rounded for ease of presentation. As a result, certain figures shown as totals may not be the exact amount of such figures.

FORWARD-LOOKING STATEMENTS
Some of the information contained or incorporated by reference in this prospectus supplement are forward-looking statements that are not based on historical facts and are not assurances of future results. In addition, from time to time we or our representatives have made or may make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC or press releases or oral statements made by or with the approval of one of our authorized executive officers. The forward-looking statements contained in this prospectus supplement, which address our expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “potential” and similar expressions.
These estimates and forward-looking statements are based mainly on our current expectations and estimates of future events and trends that affect or may affect our business, financial condition, results of operations, cash flow, liquidity, prospects and the trading price of our securities. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to many significant risks, uncertainties, and assumptions and are made in light of information currently available to us. Actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the section entitled “Risk Factors” in this prospectus supplement.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. There is no assurance that the expected events, trends or results will actually occur.
We have made forward-looking statements that address, among other things:
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general economic, regulatory, political and business conditions in Brazil and abroad, including military conflict between Russia and Ukraine and its impacts on the global economy, as well as developments and the perception of risks in connection with volatility related to the 2022 presidential elections in Brazil;

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the outcome of our proposed privatization and any related legislative, regulatory or political developments, including the fact that we will no longer be a state-controlled company and will be subject to the Brazilian Bankruptcy Law;

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the impact of various conditions precedents to our proposed privatization, including the transfer of control over Eletronuclear and Itaipu and the execution of new generation concession agreements;

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any judicial or other challenges to our proposed privatization;

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the impacts of the SAESA Arbitration, the Capital Increase of MESA and the resulting impacts on Furnas’ and our financial obligations;

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interest rate fluctuations, inflation and the value of the real in relation to the U.S. dollar;

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changes in volumes and patterns of customer electricity usage;

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the impact of ongoing and future litigation, criminal investigation and administrative proceedings;

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our ability to maintain our current market share;

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the impact of widespread health developments, epidemics, natural disasters and other catastrophes, such as the COVID 19 outbreak, and the governmental, commercial, consumer and other responses thereto;

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competitive conditions in Brazil’s electricity generation market and transmission market through auctions;

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our level of debt and ability to obtain financing on favorable terms or at all;

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the likelihood that we will receive payment in connection with account receivables;

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the impacts of climate change, including changes in rainfall and water levels at the reservoirs used to run our hydroelectric power generation facilities;

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any failures in our information technology systems, information security systems, and telecommunications systems;

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the impact of strikes, work stoppages or labor unrest by our employees or by the employees of our suppliers or contractors;

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our financing and capital expenditure plans;

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our ability to serve our customers on a satisfactory basis;

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any mismanagement claims for managing certain sectoral funds and governmental programs;

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our ability to execute our business strategy, including our growth strategy and financing and capital expenditure plans;

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existing and future governmental regulation as to electricity rates, electricity usage, competition in our concession area, hydroelectric risk and other matters;

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adoption of measures by the granting authorities in connection with our current and future concession agreements;

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changes in other laws and regulations, including, among others, those affecting tax and environmental matters;

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future actions that may be taken by the Brazilian Government, our controlling shareholder, with respect to our Board of Directors, acquisition and disposition of subsidiaries and affiliated entities, selling parts or all of their investment in us, and other matters;

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the outcome of the ongoing corruption investigations and any new facts or information that may arise in relation to the Lava Jato Investigation, or any other corruption-related investigations in Brazil, including any accounting, legal, reputational and political effects;

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the imposition of administrative penalties in respect of any default under our concession agreements executed with the Brazilian Government and any non-compliance with ANEEL’s regulatory provisions;

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our ability to renew our concessions in case our proposed privatization does not occur;

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our ability to complete the construction of the Angra 3 nuclear power plant;

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our ability to minimize the impact on us of not receiving the full value of receivables from the CCC Account transferred to us during the sale process of our distribution companies;

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the likelihood that we receive all the debt that Amazonas D owes to us and our subsidiary, Eletronorte;

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the likelihood that we make payments or are required to record further provisions in respect of compulsory loans;

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the outcome of our tax, civil and other legal proceedings, including class actions or enforcement or other proceedings brought by governmental and regulatory agencies; and

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our ability to minimize the potential impacts of climate change on our generation and transmission activities.

Certain words and expressions mentioned herein have the meaning ascribed to them in our annual report on Form 20-F as of and for the fiscal year ended in December 31, 2021 and filed on May 6, 2022 (“2021 Form 20-F”) or in the our report on Form 6-K furnished to the SEC and containing the Interim Consolidated Financial Statements (as defined below), as well as a discussion of recent developments and our operating and financial review and prospects as of March 31, 2022 and for the three-month periods ended March 31, 2022 and 2021 (“May Form 6-K”), unless they are further defined in this prospectus supplement and the accompanying prospectus,
The forward-looking statements referred to above also include information with respect to our capacity expansion projects that are in the planning and development stages. In addition to the above risks and uncertainties, our potential expansion projects involve engineering, construction, regulatory and other significant risks, which may:

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delay or prevent successful completion of one or more projects;

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increase the costs of projects; and

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result in the failure of facilities to operate or generate income in accordance with our expectations.

For additional information on factors that could cause our actual results to differ from expectations reflected in forward-looking statements, please see “Risk Factors” in this prospectus supplement and in documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
All forward-looking statements attributed to us or a person acting on our behalf are qualified in their entirety by this cautionary statement, and you should not place undue reliance on any forward-looking statement included in this prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or for any other reason.

PRESENTATION OF FINANCIAL INFORMATION
All references in this prospectus supplement to “real,” “reais” or “R$” are to the Brazilian real, the official currency of Brazil. All references to “U.S. dollars” or “U.S.$” are to U.S. dollars, the official currency of the United States.
On May 25, 2022, the real/U.S. dollar exchange rate was R$4.8359 to US$1.00, based on the selling rate as reported by the Central Bank. The selling rate was R$4.7378 to US$1.00 as of March 31, 2022, R$5.5805 to US$1.00 as of December 31, 2021, R$5.1967 to US$1.00 as of December 31, 2020, and R$4.0307 to US$1.00 as of December 31, 2019, in each case, as reported by the Central Bank. The real/U.S. dollar exchange rate fluctuates widely, and these selling rates may not be indicative of future selling rates.
Financial Statements
Our Financial Statements
The following selected financial information as of December 31, 2021, 2020 and 2019, and for the years ended December 31, 2021, 2020 and 2019 has been derived from our consolidated financial statements, which have been prepared in accordance with IFRS, as issued by the IASB, and are included in our 2021 Form 20-F, incorporated by reference herein.
The following selected financial information as of March 31, 2022 and for the three-month periods ended March 31, 2022 and 2021 has been derived from our unaudited interim consolidated financial statements, which have been prepared in accordance with IAS 34, Interim Financial Reporting, as issued by the IASB, and included in our financial statements as of and for the three-months periods ended March 31, 2022 (“Interim Consolidated Financial Statements”), incorporated by reference herein. The results for the three-month period ended March 31, 2022 are not necessarily indicative of the results expected for the year ended December 31, 2022.
This financial information should be read in conjunction with the information set forth under “Presentation of Financial and Other Information,” “Item 5. Operating and Financial Review and Prospects,” “Item 11. Quantitative and Qualitative Disclosures about Market Risk,” and our audited financial statements and the related notes thereto, included in our 2021 Form 20-F and our unaudited financial statements and the related notes thereto, included in our May Form 6-K.

INCOME STATEMENT DATA
	For the three-month period ended March 31,		For the year ended December 31,
	2022	2021	2021	2020	2019
	(R$ thousands)
Net operating revenue	9,181,318	8,208,426	37,616,241	29,080,513	29,042,129
Operating costs and expenses	(6,747,739)	(5,238,225)	(27,643,846)	(22,143,258)	(20,441,343)
Operating income before financial result	2,433,579	2,970,201	9,972,395	6,937,255	8,600,786
Financial result	478,188	(583,771)	(2,056,339)	(1,671,646)	(2,448,786)
Profit before results of equity, investments, taxes and social contributions	2,911,767	2,386,430	7,916,056	5,265,609	6,152,000
Results of equity method investments	552,441	430,075	1,867,546	1,670,903	1,041,071
Other operating income and expenses	121,033	—	1,210,754	16,134	24,715
Profit before taxes and social contributions	3,585,241	2,816,505	10,994,356	6,952,646	7,217,786
Current income tax and social contribution	(788,564)	(972,207)	(1,457,752)	(2,418,461)	(2,664,975)
Deferred income tax and social contribution	(80,302)	(235,159)	(3,822,971)	1,853,128	3,295,634
Total income taxes and social contributions	(868,866)	(1,207,366)	(5,280,723)	(565,333)	630,659
Net income for the year (period) of continuing operations	2,716,375	1,609,139	5,713,633	6,387,313	7,848,445
Net income for the year of discontinued operations	—	—	—	—	3,284,975
Net income for the year (period)	2,716,375	1,609,139	5,713,633	6,387,313	11,133,420
BALANCE SHEET DATA
	As of March 31,	As of December 31,
ASSETS	2022	2021	2020	2019
Current
Cash and cash equivalents	149,244	192,659	286,607	335,307
Restricted cash	3,262,722	2,544,594	3,573,362	3,227,536
Marketable securities	15,305,244	15,640,776	13,670,058	10,426,370
Accounts receivable, net	5,252,773	5,094,976	5,971,657	5,281,333
Contractual transmission assets	7,473,599	7,356,356	10,364,908	7,812,756
Financing and loans receivable	1,423,219	1,251,766	4,748,661	3,473,393
Dividends receivable	554,961	443,142	675,510	299,899
Recoverable taxes	410,866	755,906	833,960	1,474,662
Income tax and social contribution	1,841,844	1,487,777	1,292,750	2,382,899
Reimbursement rights and obligations	804,335	768,848	4,684	48,458
Inventory	648,727	627,573	509,991	471,824
Nuclear fuel inventory	515,244	487,895	428,340	538,827
Financial instruments and risk management	655,066	690,333	317,443	140,543
Others	2,073,314	2,014,705	1,855,175	2,016,330
	40,371,158	39,357,306	44,533,106	37,930,137
Assets held for sale	1,033,184	387,690	289,331	3,543,519
	41,404,342	39,744,996	44,822,437	41,473,656

	As of March 31,	As of December 31,
ASSETS	2022	2021	2020	2019
Non Current
Reimbursement rights and obligations	5,568,776	5,627,386	5,583,447	5,415,547
Financing and loans receivable	3,772,059	4,591,761	6,176,238	10,803,423
Accounts receivable, net	495,433	993,080	1,061,899	285,351
Marketable securities	1,211,376	1,093,476	692,536	407,071
Nuclear fuel inventory	1,360,494	1,490,820	1,264,780	840,550
Recoverable taxes	458,146	449,258	430,045	420,370
Income tax and social contribution	1,419,829	1,500,987	2,068,894	647,903
Guarantees and restricted deposits	8,838,574	8,247,485	6,752,865	6,891,416
Contractual transmission assets	52,934,098	52,158,612	41,023,616	41,696,467
Financial asset – Concessions and Itaipu	2,572,814	2,601,027	3,199,751	3,983,519
Financial instruments and risk management	608,923	653,022	310,100	151,315
Advances for future capital increase	—	—	1,541	181,257
Decommissioning fund	2,101,589	2,055,713	1,753,827	1,222,393
Others	1,124,225	1,087,508	1,286,546	1,054,755
	82,466,336	82,550,135	71,606,085	74,001,337
INVESTIMENTS	27,180,361	27,647,781	29,089,522	29,013,254
Accounted for-by the equity method	25,257,445	25,769,172	26,996,243	26,956,264
Maintained at fair value	1,922,916	1,878,609	2,093,279	2,056,990
FIXED ASSETS, NET	33,199,861	33,367,981	32,662,912	33,315,874
INTANGIBLE ASSETS, NET	4,801,212	4,992,176	785,493	818,362
	147,647,770	148,558,073	134,144,012	137,148,827
TOTAL ASSETS	189,052,112	188,303,069	178,966,449	178,622,483
	As of March 31,	As of December 31,
LIABILITIES AND EQUITY	2022	2021	2020	2019
Current
Loans, financing and debentures	8,184,832	8,234,753	11,410,751	7,715,160
Compulsory loan	1,238,366	1,216,335	1,047,109	15,156
Suppliers	3,200,908	4,031,532	3,904,051	3,095,469
Advances	1,483,193	1,460,455	1,134,845	683,602
Taxes payable	578,154	804,485	1,194,042	1,575,658
Income tax and social contribution	222,753	19,624	319,435	2,532,732
Provision for onerous contracts	10,517	10,517	40,196	3,913
Shareholders’ compensation	1,435,014	1,406,891	1,547,158	2,575,216
Financial liabilities – Concessions and Itaipu	1,064,344	578,626	647,214	703,114
Payroll	1,489,237	1,602,947	1,454,148	1,331,257
Reimbursement obligations	1,199,689	859,003	1,618,508	1,796,753
Post-employment benefit	231,637	233,304	192,209	161,773
Provisions and contingent liabilities	2,225,978	2,267,649	1,722,562	1,031,488
Regulatory fees	905,885	542,913	586,845	627,611
Leases	208,604	209,774	217,321	219,484
Financial instruments and risk management	—	—	—	683

	As of March 31,	As of December 31,
LIABILITIES AND EQUITY	2022	2021	2020	2019
Others	317,686	236,183	353,580	579,394
	23,996,797	23,714,991	27,389,974	24,648,463
Liabilities associated with assets held for sale	169,383	168,381	—	1,692,708
	24,166,180	23,883,372	27,389,974	26,341,171
Non-current
Loans, financing, and Debentures	33,453,966	35,780,892	35,591,282	40,184,481
Suppliers	16,555	16,555	16,556	18,143
Advances	165,406	186,348	290,870	369,262
Compulsory loan	—	—	—	470,600
Asset decommissioning obligation	3,328,015	3,268,301	3,040,011	3,129,379
Provisions and contingent liabilities	31,611,131	31,142,222	24,108,078	24,214,938
Post-employment benefit	5,866,687	5,851,502	6,824,632	4,826,088
Provision for short-term liabilities	731,266	708,516	4,191	—
Provision for onerous contracts	428,164	428,164	414,705	361,934
Reimbursement obligations	—	—	22,259	—
Leases	648,800	693,710	835,873	987,705
Concessions payable – Use of Public Property	83,179	81,655	65,954	68,555
Advances for future capital increase	17,235	77,336	74,060	50,246
Financial instruments and risk management	—	—	10,014	5,000
Regulatory fees	420,285	649,341	744,442	730,303
Taxes payable	248,236	260,612	182,179	239,959
Income tax and delayed social contribution	7,183,249	7,244,737	3,705,055	4,193,607
Others	1,563,043	1,613,042	1,895,020	1,271,847
	85,765,217	88,002,933	77,825,181	81,122,047
EQUITY
Capital stock	39,057,271	39,057,271	39,057,271	31,305,331
Advances for future capital increase	—	—	—	7,751,940
Capital reserves	13,867,170	13,867,170	13,867,170	13,867,170
Profit reserves	30,890,165	30,890,165	28,908,054	23,887,181
Retained earnings	2,914,564	—	—	201,752
Other cumulative comprehensive results	(7,913,071)	(7,693,402)	(8,354,188)	(6,311,330)
Equity interest of controlling shareholders	78,816,099	76,121,204	73,478,307	70,702,044
Equity interest of non-controlling shareholders	304,616	295,560	272,987	457,221
TOTAL SHAREHOLDERS’ EQUITY	79,120,715	76,416,764	73,751,294	71,159,265
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	189,052,112	188,303,069	178,966,449	178,622,483

SUMMARY
Overview
This summary does not contain all the information that a potential investor should consider before making an investment decision. Prospective investors should carefully review all the information contained herein and in our 2021 Form 20-F, which is incorporated by reference herein, any updates in our current reports on Form 6-K, which may be amended, supplemented or superseded, from time to time, by other reports that we file with the SEC in the future, and all of the other information included or incorporated by reference in this prospectus supplement or the accompanying prospectus before making an investment decision. See “Incorporation of Certain Documents by Reference.”
We are the largest electricity company in Latin America in terms of market capitalization, according to Factset, focused on generation, transmission, and commercialization. We are responsible for 28% of Brazil’s installed capacity and are the country’s largest energy generator, according to data from ANEEL, with an installed capacity of 50,491 MW, which represents a capacity greater than the sum of the seven largest companies, excluding us, according to the Brazilian Installed Capacity Ranking. In addition, with our vast network throughout Brazil, we significantly contribute to the clean and renewable Brazilian energy matrix with approximately 97% of our installed capacity coming from clean sources. Our transmission segment has 73,779 kilometers of transmission lines, including those that are part of corporate ventures and lines that are operated by the SPE. This makes us the largest transmission company in Brazil, according to data from the National Electric System Operator (“ONS”), with transmission lines greater than the sum of the seven largest players in Brazil. Even if only the basic gridlines (whose voltage is greater than or equal to 230 kV) are considered, there are 68,334 kilometers, corresponding to 39.6% of the Interconnected Power System. We are also active, but on a smaller scale, in the energy efficiency and marketing segments, having sold 4,450 MWmed of energy in the Free Market in the three-month period ended March 31, 2022. This is driven mostly by the energy market from Itaipu, where we are responsible for commercializing 50% of the energy belonging to Brazil and part of the energy designated for but not used by Paraguay.
As of the date hereof, our corporate structure includes Eletrobras and our other companies, five of which are operational (i.e., Furnas, Eletronorte, CGT Eletrosul, Eletronuclear, and Chesf), 50% of the participation of Itaipu, the Electric Energy Research Center (“Cepel”) and an additional holding company, Eletropar. We also hold equity interests in (i) 80 SPEs in Brazil, of which 59 are generation companies, 18 are transmission companies, and three are service companies; (ii) two energy generation companies outside of Brazil (Rouar S.A. and Inambari Geração de Energia S.A.); and (iii) 25 associated companies.
We also hold a majority interest in Eletropar, a company that holds minority interests in a number of Brazilian companies, including: Energias do Brasil S.A. — Energias do Brasil; Companhia de Transmissão de Energia Elétrica Paulista (“CTEEP”); Empresa Metropolitana de Águas e Energia S.A. — EMAE; and Eletronet S.A. (“Eletronet”).
The following chart sets out our summarized shareholder structure of our group as of the date hereof:

Operational Segments
Generation
Our principal activity is the generation of electric energy. As of March 31, 2022, we had 50,491 MW in generation projects, representing 28% of the approximately 183 GW installed in Brazil. Of this total, 61% comes from projects wholly owned by us, 23% from projects carried out through SPEs (11,606 MW), and 16% from ventures in which we share ownership, including half of Itaipu’s installed capacity (7,000 MW). Additionally, we have approximately 1,870.95 MW in projects planned throughout Brazil by the end of 2027. The 1,870.95 MW includes corporate ventures and is equivalent to the capacity of our subsidiaries. Additionally, once Itaipu and Eletronuclear are split-off following the conclusion of our Proposed Privatization, our installed capacity will be reduced by 8,990 MW, of which 7,000 MV and 1,990 refer to Itaipu and Eletronuclear, respectively.
Approximately 97% of our total installed capacity comes from sources with low greenhouse gas emissions (“GHG”), making the Brazilian electricity matrix one of the cleanest and most renewable in the world. About (i) 92% is from hydroelectric sources; (ii) 4% from nuclear sources; (iii) 3% from thermal sources; (iv) 1% from wind sources; and (v) less than 1% from solar sources. As of March 31, 2022, approximately 97% of the energy we generated came from clean sources, excluding the energy generated by the Itaipu and Eletronuclear plant. Considering hydroelectric and nuclear energy sources, but not considering Itaipu, we have a 33% market share in Brazil, while in wind and solar our market share is approximately of 2%.
The map below shows the geographic location of our generation assets as of March 31, 2022:

The map below shows the installed capacity and the number of plants per energy source on March 31, 2022:
The table below indicates the total volume of energy generated by us and our subsidiaries, as measured in megawatts/hour, and by type of power plant:
Three-Month Period Ended March 31, 2022
	Energy Generated	Participation
	(MWh)%
Power plant type
Hydroelectric(1)	46,702,527.87	89.0%
Thermoelectric	1,534,057.84	2.9%
Nuclear	3,848,850.55	7.3%
Wind	388,359.89	0.7%
Total	52,473,796.15

(1)
Not including the energy generated by the Itaipu power plant.

Transmission
Operating throughout every region of Brazil, and as its largest transmission company (in terms of Transmission Lines (“LTs”)), according to data from the ONS), we have a unique network structure. As of March 31, 2022, the network of LTs from both us and our subsidiaries reached a total of 73,779 kilometers, of which (i) 9,272 kilometers are corporate and not renewed; (ii) 56,974 kilometers are corporate under the Operation and Maintenance (O&M) structure; and (iii) 7,532 kilometers correspond to the proportion of our stake in projects we undertake through SPEs. Considering only the LTs with a voltage level equal to or greater than 230 kV, we are responsible for 68.334 kilometers, which represents 39.5% of the total of LTs in Brazil at these voltages.
Our total transmission revenues were R$3,825 million in the three-month period ended March 31, 2022, compared to R$3,466 million in the three-month period ended March 31, 2021.

The following map shows the geographic location of our transmission system and of other businesses that are in the same sector, as of March 31, 2022:
Recent Financial Results
In recent years, we have been showing robust results compatible with our leading position. Net revenues from the power generation segment in 2021 totalled R$21,964 million, an increase of 17% and 11% compared to 2020 and 2019, respectively. In the three-month period ended March 31, 2022, revenue from the power generation segment was R$5,441 million.
Net revenue from power transmission in 2021 totalled R$15,732 million, an increase of 51% and 56% compared to 2020 and 2019, respectively. In the three-month period ended March 31, 2022, revenue from the transmission segment was R$3,825 million.
Consolidated net operating revenue in 2021 totalled R$37,616 million, an increase of 29% and 27% compared to 2020 and 2019. In the three-month period ended March 31, 2022, the consolidated net operating revenue was R$9,181 million.
In 2021, our EBITDA was R$15,132 million. In the three-month period ended March 31, 2022, the EBITDA was R$3,752 million, a decrease of 3% compared to the same period of 2021. For a discussion of how we calculate EBITDA, see “Operating and Financial Review and Prospects — Operating Results — Non-GAAP Financial Measures — Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)” in our May Form 6-K.
In 2021, investments made by our companies (except Eletropar) totalled R$4,678 million. Of this total, R$4,059 million corresponded to corporate investments and R$619 million to projects we are partnering in. These investments were allocated in the following segments: (i) R$2,287 million in generation;

(ii) R$1,863 million in transmission; and (iii) R$528 million in other segments (i.e., infrastructure and environmental quality). Compared to 2020, we saw a 27% increase in total corporate investment in the generation segment and a 77% increase in the transmission segment. In the three-month period ended March 31, 2022, we invested R$523 million, of which we invested (i) R$98 million in generation; (ii) R$240 million in transmission; (iii) R$142 million in investments of Electronuclear; and (iv) R$43 million in other segments (i.e., infrastructure and environmental quality). If compared with the same period in 2021, these investments represent a decrease of 24% for the generation segment and an increase of 68% for the transmission segment.
The 2021 expenditures are in line with the allowed legal limit established by the Global Expenditure Plan, Ministry of Economy Ordinance No. 13,997 of November 29, 2021, and Law No. 14,144 of April 22, 2021, as amended.
The table below presents a summary of our financial and operating information for the last three fiscal years, as indicated below:
Financial Highlights (R$ million)	2021	2020	Variation(%)	2019	Variation(%)
Net Generation Revenue	21,964	18,708	17.4%	19,834	(5.7)%
Net Transmission Revenue	15,732	10,439	50.7%	10,073	3.6%
Net Operating Revenue	37,616	29,081	29.4%	29,714	(2.1)%
EBITDA(1)	15,132	10,487	44.3%	11,474	(8.6)%
EBITDA Margin	40.2%	36.1%	—	38.6%	—
Net Income	5,714	6,387	(10.5)%	11,133	(42.6)%
Net Margin	15.2%	22.0%	—	37.5%	—
Investments Made	4,678	3,122	49.8%	3,328	(6.2)%

(1)
We calculate EBITDA by adding back the following items to our net income (loss) for the period: net financial results, income and social contribution taxes, and depreciation, amortization and depletion. EBITDA is not a measure of financial performance under IFRS and should not be considered as an alternative to net income as a measure of operating performance. EBITDA does not have a standardized meaning, and our definition of EBITDA may not be comparable with those used by other companies. EBITDA presents limitations that limit their usefulness as a measure of profitability, as a result of them not considering certain costs arising from our business, which may affect, significantly, our profits, as well as financial expenses, taxes and depreciation. Our management considers EBITDA, notwithstanding the limitations previously mentioned, and in conjunction with other accounting and financial information available, as reasonable indicators for comparisons between us and our principal competitors on the market. These non-accounting measures are used by market participants for comparative analysis of the results of business in the sector and as an indicator of our capacity to generate cash flow, albeit with certain limitations.

The table below presents a summary of our financial and operating information for the three month period ended March 31, 2022 and 2021, as indicated below:
Financial Highlights (R$ million)	Three-Month Period Ended March 31, 2022	Three-Month Period Ended March 31, 2021	Variation(%)
Net Generation Revenue	5,441	4,921	10.6%
Net Transmission Revenue	3,825	3,466	10.4%
Net Operating Revenue	9,181	8,208	11.9%
EBITDA(1)	3,752	3,858	(2.70)%
EBITDA Margin	40.9%	47.0%	—
Net Income	2,716	1,609	68.8%
Net Margin	29.6%	19.6%	—
Investments Made	523	519	0.8%

(1)
We calculate EBITDA by adding back the following items to our net income (loss) for the period: net financial results, income and social contribution taxes, and depreciation, amortization and depletion. EBITDA is not a measure of financial performance under IFRS and should not be considered as an alternative to net income as a measure of operating performance. EBITDA does not have a standardized meaning, and our definition of EBITDA may not be comparable with those used by other companies. EBITDA presents limitations that limit their usefulness as a measure of profitability, as a result of them not considering certain costs arising from our business, which may affect, significantly, our profits, as well as financial expenses, taxes and depreciation. Our management considers EBITDA, notwithstanding the limitations previously mentioned, and in conjunction with other accounting and financial information available, as reasonable indicators for comparisons between us and our principal competitors on the market. These non-accounting measures are used by market participants for comparative analysis of the results of business in the sector and as an indicator of our capacity to generate cash flow, albeit with certain limitations.

High standards of Economic, Environmental, Social, Governance (“EESG”)
We have an agenda with high EESG standards, and we have developed outstanding actions in the market, which is evidenced by the awards received nationally and globally.
Sustainability as a purpose and a sound environmental agenda
Our Strategic Plan 2020-2035 is strongly guided by sustainability, the Guiding Principles of the Global Compact and the Sustainable Development Goals of the 2030 Agenda — nine sustainable development goals of the United Nations (“UN”) global pact. These are renewable energy, decent work and economic growth, innovation and infrastructure, combating climate change, peace, and justice, responsible consumption and production, reducing inequality, sustainable cities and communities, and terrestrial life. We have established indicators, targets, programs, and projects to achieve our goals, in line with our history of adopting sustainable and innovative practices since our founding almost 60 years ago.
To reach the aims of our Strategic Plan, we have put in place a series of policies, including the Environmental Policy, the Water Resources, Social Responsibility and Sustainability Policies, which establish guidelines for the implementation of actions and projects, sustainable development and the UN’s objectives playing integral roles in this process. Furthermore, we adhere to important commitments related to the rational and sustainable use of water, through the Commitment to Water Safety, and to the preservation of biodiversity, through the Brazilian Business Commitment to Biodiversity. We have a low volume of emissions given the amount of electricity we generate.
Furthermore, we have structured our Sustainability Framework on four pillars: People, Planet, Prosperity and Governance, based on the Stakeholder Capitalism Metrics initiative, led by the World Economic Forum. In addition to our annual report, which meets the standards of the Global Reporting Initiative — GRI and the guidelines of the International Integrated Reporting Council — IIRC, we adhere to the Sustainability Accounting Standards Board (SASB) standard and the recommendations of the Task Force on Climate-Related Financial Disclosures (TCFD).
In addition, our Board of Directors approved Sustainability 4.0, approved by the Board of Directors through the Business and Management Master Plan (PDNG), which is composed of 12 projects linked to social (Human Rights and Leveraging Human Capital), environmental (Energy Transition, Environment, Biodiversity, and Decarbonization of the Amazon Isolated Systems) governance (Reputation and Engagement, Supplier Management, Improvement of Governance Practices, ESG Risks and Agenda 2030) and economic-financial goals (Sustainable Management of Financial Capital, Clean Energy Certification and Synergy with Industry 4.0). The program is the result of an analysis of market trends and best practices in relation to corporate sustainability and represents our efforts to meet the expectations of all our stakeholders.
As a result of prioritizing sustainability as part of our purpose and developing concrete measures to achieve our environmental agenda, we were recognized in 2022, for the second consecutive year, with a “Bronze Seal” in the Global Sustainability Awards awarded by Standard & Poor’s, organizer of the Dow

Jones Sustainability Index (“DJSI”). We were also ranked on the CDP Water Security A-List, the highest honor among leading global companies for transparency and environmental action. We were also included in the ICO2 B3 and ISE B3 indexes, in recognition of our commitment to sustainability and our efficiency in carbon emissions.
Social Commitment
We have an active commitment to a social agenda, which is reflected in a comprehensive human rights and social responsibility policy aligned with international standards established by the UN, the International Labor Organization (ILO) and the Organization for Economic Co-operation and Development (OECD), as reflected in the Bloomberg award “Global Gender Equality Recognition Index” we received. As part of this commitment, we are a signatory of the Open Letter of Business for Human Rights and adhere to the Women’s Empowerment Principles (WEPs). To ensure that these guidelines have a direct impact on the socio-economic scenario and welfare of the communities in which we operate, we have social initiatives which generate concrete results for our stakeholders.
An example of this social commitment is “Mais Luz para a Amazônia” program, which aims to provide electric energy services to the remote regions of the Amazon in Brazil with the use of renewable sources of electricity. We also joined the Diálogo Empresarial com Povos Indígenas initiative, which helps foster a positive mutual relationship between indigenous communities and the companies involved in those communities. Another of our social initiatives is the Eletrobras Companies’ Social Sports Sponsorship Program, which sponsors sports and parasports projects. We also carry out EESG due diligence in the supplier contracting process in order to maintain EESG compliance in our value chain, mitigate possible risks and strengthen our social commitment.
High Standards of Corporate Governance
We were recognized as a standout company in the Transparency 2021 Trophy of the National Association of Finance, Administration and Accounting Executives (ANEFAC) and were winners of the Energy Leaders 2021 Award in the Corporate Governance category. In addition, we lead the UN global pact’s anti-corruption platform in Brazil, helping achieve the highest level of recognition in transparency and environmental action from the CDP (Carbon Disclosure Project), which also included us in the Supplier Engagement Leaderboard. Furthermore, we also received public recognition for our anti-corruption and fraud policy through the Pro-Ethics Company initiative. In connection with this initiative, we were classified by Merco among the companies with the best corporate reputation and we have the highest score in the IG Sest ranking, which evaluates the transparency of state-owned companies.
This recognition is a direct reflection of our management’s commitment to adopting efficient corporate governance as an integral part of our business model. To reinforce this commitment, on January 28, 2020, we included the Strategy, Governance, and Sustainability Committee (CEGS) and the People, Eligibility, Succession, and Remuneration Committee (CPES) as statutory committees. This change allows for greater transparency in the selection of the members of our board and committees, as well as a strategic alignment with governance and sustainability aspects of our business. Another way we maintain our focus on corporate governance is the independent evaluation of directors and board members by external consultants, which helps assure continuous improvement in our corporate governance practices.
To mitigate risks, in May 2018, we established the Statutory Audit and Risk Committee, consisting of three to five independent members with a two-year term of office, which monitors and defines the guidelines of our audit and control processes. This committee makes enables us to carry out fully integrated risk management, in a way that allows us to consider all EESG variables as part of the formulation and execution of our control mechanisms, ensuring greater efficiency and effectiveness in business decisions.
For additional information about our EESG strategy, see “Item 4.B. Business Overview — EESG Journey — Economic, Environmental, Social and Governance (“EESG”)” on our 2021 Form 20-F.
Strategies
On July 31, 2020, we approved the 2020-2035 Strategic Plan, in which Sustainability is the foundational premise that determines the guidelines, strategies, processes, and way in which we choose to do business.

We are aware of the challenges to be overcome as well as the great potential our business represent. The Strategic Plan 2020-2035 enhances our core business, having as its pillars the commitment to sustainable development, ethics, and respect for people and life. Additionally, it aims to establish our company in an even more prominent position in relation to the changes it faces across various issues (e.g., social, environmental, cyclical, and structural), with a strong trend towards (i) decarbonization; (ii) diversification of energy sources; (iii) increase in distributed generation; (iv) technological disruption; and (v) accelerated digitalization. Along the way, Brazil will continue to evolve socioeconomically and, consequently, in its demand for electricity. These and other trends in the electricity sector are taken into account in the Strategic Plan.
The Strategic Plan 2020-2035, besides defining a new corporate identity (Purpose, Vision, and Values), establishes a set of guidelines and objectives aimed at our growth and modernization in line with emerging trends in the energy sector.
The chart below shows the challenge of strategic transformation that we propose during this period:
On December 17, 2021, our Board of Directors approved the Business and Management Master Plan (“PDNG”) for the period from 2022 to 2026, which applies Strategic Plan 2020-2035 and a natural update of the PDNG 2021-2025. The PDNG 2022-2026, reaffirms our corporate identity (Purpose, Vision, and Values) and with a five-year horizon, defines the projects for us to develop, with an aim towards reaching the strategic objectives for our sustainable growth and modernization as well as aligning ourselves with new trends in the energy sector.
Purpose, Future Vision and Principles
The 2022-2026 PDNG contemplates our capitalization, according to Law No. 14,182, of July 12, 2021, the National Energy Policy Council (“CNPE”) Resolution No. 15, of August 31, 2021 (“CNPE Resolution No. 15”), which deals with the economic benefit of our capitalization, as well as the Investment Partnership Program Council (“CPPI”) Resolution No. 203, of October 19, 2021 (“CPPI Resolution No. 203”), which deals with the modeling of our Proposed Privatization. After the approval of the PDNG 2022-2026, Resolutions (i) CNPE no. 30, of December 21, 2021, and (ii) CPPI no. 221, of December 29, 2021, which amended CNPE Resolution no. 15 and CPPI Resolution no. 203, respectively, were issued. The PDNG 2022-2026 aligns the strategic guidelines with our objective to develop initiatives for the course of the plan. All strategic guidelines have indicators with pre-established targets to be met each year during the period of the plan.
Strategic Guidelines from PDNG 2022 – 2026
The investment plan for the PDNG 2022-2026 period totals more than R$48.3 billion, segmented as follows:
With some initiatives already underway, the picture below summarizes some of our strategic moves:

Turnaround Process Successfully Accomplished
In recent years, we have made strategic moves to unlock value and initiate a turnaround process, which has already resulted in operational gains. This process began with changing the composition of management in 2016, and implementing an optimization of our expenses and operational structure guided by our goals in the PDNG 2017-2020.
We continue to implement this turnaround process. To do so, we privatized our distribution companies, resulting in the reversal of negative net equity of R$3.0 billion in 2018 and R$6.1 billion in 2019. The process was carried out through the sale of our distribution companies: (i) Companhia Energética do Piauí S.A. (“Cepisa”) and Companhia Energética de Alagoas (“Ceal”) were sold to Equatorial Energia S.A. (“Equatorial Energia”); (ii) Centrais Elétricas de Rondônia S.A. (“Ceron”) and Companhia de Eletricidade do Acre S.A. (“Eletroacre”) were sold to Energisa; and (iii) Boa Vista Energia S.A. (“Boa Vista Energia”) and Amazonas Distribuidora de Energia S.A. (“Amazonas D”) were sold to the consortium formed by Oliveira Energia Geração e Serviços Ltda. and ATEM’S Distribuidora de Petróleo S.A. (“Consórcio Juruá”). Disposing of our distribution segments allows us to focus on the generation and transmission segments and to start the turnaround process.
In line with the divestment of our distribution companies, we started to reduce Personnel, Material, Third-Party Services, and Other Expenses (“PMSO”). This reduction began by focusing on the reduction of personnel expenses, including the Extraordinary Retirement Plan-PAE, and the sale of administrative properties. To further increase our operational efficiency, we began to streamline our SPE portfolio, providing a simplification of the corporate structure. The result of the combination of these factors was a significant reduction in PMSO expenses, from R$12.7 billion1 in 2016 to R$9.1 billion in the preceding twelve months until March 31, 2022, in line with the reduction in the number of employees, from 26,008 in 2016 to 12,0902 in March 31, 2022, and with the decrease in the number of SPEs, from 178 in 2016 to 80 in March 31, 2022.
Another fundamental aspect for our turnaround was reducing our leverage, which in December 2019 was 1.8x Net Debt / EBITDA and became 1.4x in March 2022. The success of this deleveraging was made possible by the reduction in net debt with the sale of the distribution companies and the improvement in operational efficiency, which led to an increase in EBITDA margin from 30% in 2016 to 39% in the preceding twelve months until March 31, 2022.
Our leverage reduction process and EBITDA evolution:

1
PMSO of R$12.7 billion adjusted by inflation at the time (2017 – 1T22 LTM).

2
Disregarding Itaipu employees.

Source: Company’s Financial Statements
Source: Company’s Financial Statements
For a discussion of how we calculate EBITDA, see “Operating and Financial Review and Prospects —  Operating Results — Non-GAAP Financial Measures — Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)” in our May Form 6-K.
Our success in initiating this turnaround puts us in a favorable position to continue unlocking value in our business especially as a part of the Proposed Privatization process. For example, in relation to the generation segment, the average PMSO3/Net Operational Revenue ratio of the main players in this segment is 35% while ours4 is 41% and for the EBITDA margin, the average of these same players is 44%, which is higher than our ratio of 39%. For the transmission segment, efficiency levels considering the PMSO/Net Operational Revenue ratio, the average of the main comparable players is 16% and for the EBITDA margin, 81%, exceeding our PMSO/Net Operational Revenue ratio and EBITDA margin. The fact that our indicators are not as of yet in line with the average of other players in any of the segments shows the great potential for value creation.
Potential Value Creation with Proposed Privatization and Changes in the Sector
Our proposed privatization is fundamental for our long-term growth and development, aiming to generate value not only for our shareholders but also for Brazilian society, through a greater penetration in the supply of energy in the country. There are several levers of value generation to be used following privatization.
Corporate Governance
With the privatization, we will have important advances in terms of corporate governance, as we will simplify our management structure. In this context, the process will allow us (i) to migrate to the Novo Mercado, with elevated corporate governance standards that will ensure greater security for our shareholders and our operation as a whole; (ii) to amend our current bylaws, with the power to appoint board members distributed among the shareholder base and a limitation on voting and qualified quorum (vote proportional to the shareholding in our capital, respecting the 10% limit of the voting capital for the vote of each shareholder and any group of shareholders); (iii) to improve our corporate governance by adopting the model of private companies and with the maintenance of the current committees that advise the board; and (iv) greater agility in the decision-making process by simplifying the decision-making structure.
Furthermore, with the dilution of the Brazilian government’s participation to at most 45%, we will become a “true corporation” with “golden share,” which gives veto power to the Brazilian government with

3
For Generation companies it is considered the cost of the fuel for electricity production and the purchase of energy for resale.

4
PMSO/Net Revenue and EBITDA Margin related to our consolidated figures.

respect to any proposal to change the 10% limit established in the bylaws without granting the right to propose statutory changes. Further, there is also the “Poison Pill,” protecting us against eventual hostile takeovers.
Considering that our proposed privatization is regulated by law, any change that may be necessary to reverse the above must also be approved by law.
End of the Quota System and Extension of Concessions
In general, we have a predictable revenue flow because of our existing quota regime, having an average physical guarantee of 7.5 GWmed in the regime, being 5.1 GWmed from Chesf, 2.3 GW from Furnas and 0.1 GWmed from Eletronorte. That is, part of our revenue is “locked-in,” which prevents us from absorbing opportunities with market price dynamics. Accordantly, the proposed privatization contemplates the payment of a grant bonus of approximately R$25 billion, which is related to our new concession agreements, as further described “Use of Proceeds” herein. As a result, we will not only renew the concession contracts of 22 Hydroelectric Plants (“UHEs”) for 30 years, but we will also have an independent energy production regime in these UHEs, considering the currently quota-allocated plants and the UHEs: (i) Tucuruí with a physical guarantee of 4.0 GW, (ii) Itumbiara with a physical guarantee of 0.9 GW, (iii) Sobradinho with a physical guarantee of 0.5 GW, (iv) Mascarenhas de Moraes with a physical guarantee of 0.3 GW, and (v) Curuá-Uma with a physical guarantee of 0.03 GW. We will also sell energy in the free market, with market prices and, therefore, will benefit from different pricing dynamics. Below is a description of the volume of energy of the assets currently under the Quota Regime and the Concession Renewal:
Volume of Energy of the assets currently in the Quota System and with the Renewal of the Concessions5
Source: Law No. 12,783/2013

5
Total amounts of physical guaranteed by our companies. We considered the concession under provisional administration of the UHE Jaguari remaining until 2022. We only considered the existing CCGF, different from the publications until the second quarter of 2021, which considered the end of the agreements of HCC Mascarenhas de Moraes (January 2024) and HUP Tacuruí (August 2024), and as of these dates, these plants were considered in the Physical Guarantee Quotas Regime.

Still, the quotas represent 46% of the energy balance and only 16% of the generation revenue, revealing a great imbalance in the resulting revenue resulting, as shown in the graph below:

Energy Balance

(%)

46%
10%
13%
32%
2021

Net Revenue Breakdown

(%)

(30 p.p.)
16%
12%
13%
27%
32%
2021
Quotas
Others
Nuclear
Regulated Market
Free Market

Source: Company
At the end of the quota regime, the size of the addressable market that we will have with commercialization under the independent production regime is shown in the chart below:
Current Potential from the Quota System and Additional Potential with Renewal of the Concessions (R$ billion)6
Source: Company

6
The Capitalization Regime chart considers the New Guarantee. The chart considers the energy prices of CNPE Resolution 30/2021. This chart is based on assumptions that are intrinsically and inevitably subject to uncertainties and consequently change as the result of a variety of factors. The analysis and amounts are based on forecasts of future results provided in the consulting study. Accordingly, actual results may substantially differ from such amounts .

Commitments with the Proposed Privatization
The proposed privatization also proposes that we will carry out some investment commitments for the coming years, such as (i) the revitalization of the São Francisco and Parnaíba Basin for 10 years, with total investments of R$3.5 billion; (ii) the revitalization of the Furnas reservoir with an investment of R$2.3 billion over 10 years; (iii) the reduction of the cost of energy in the Amazon with total investments of R$2.95 billion; and (iv) an obligation of availability by Chesf of electric energy in an annual amount of 85 MWmed, for a 20-year period, with a price of R$80.00/MWh
Operational and Financial
Our Proposed Privatization also contemplates the expansion of our investment capacity, mainly in operational improvements, guaranteeing us more agility in strategic movements and enabling us to invest in the modernization of our main generation assets and improvements in existing transmission lines (for example, mainly in transmission assets coming to the end of their useful life). We will also benefit from a simplification of the current bidding process, which follows Law No. 13,303, of June 30, 2016, as amended. A simplified process will grant us greater bargaining power, which may result in higher quality bids than the current ones, and some cost reduction since we can reduce the number of suppliers that will be considered in the process without the need to open the bidding process to any supplier as currently required under Brazilian Law.
Also, the process of hiring new employees will no longer need to be carried out through public tender, which will mean greater flexibility in making staffing adjustments and being able to count on performance-based compensation.
Furthermore, the privatization will enable us to have significant operational and financial improvements, with greater optimization of our costs and expenses, improvements and optimization of our capital structure, and better tax efficiency. We will also have more flexibility in the management of our liabilities and more autonomy in the management of compulsory loans and other contingencies.
Opportunities for Cost and Expense Optimization with the Proposed Privatization:
As a result of the privatization, we have several opportunities to optimize costs and expenses, mainly through the (i) centralization of the organizational structure; (ii) optimization of the purchase process; (iii) simplification of the boards; (iv) optimization of the workforce; (v) business enterprise; and (vi) expense synergy. The chart below shows the current complex corporate structure (without the results of Itaipu, Eletronuclear and CEPEL):

Eletrobras
Operational Holding
Eletrobras
Eletronorte
Chesf
Eletrobras
Eletrosul
Eletrobras
Furnas
Eletrobras
Eletropar
Corporate Employees
670
757
885
411
1,028
3
3,754
Operational Employees
0
1,572
2,186
916
1,768
0
6,442
C-Suite
6
6
6
6
6
2
32
Members of BoD
11
7
7
7
7
5
44

Source: Company

Possibility of Renegotiating Contingent Liabilities
Our privatization will allow us more flexibility when renegotiating contingent liabilities because we expect to have a more agile decision-making process, which ensures the possibility of definitive negotiations with counterparties. This value generation process is reflected in the chart below:
Total Contingencies (R$ billion)
Source: Company’s Financial Statements
Potential Tax Gains
Another important aspect of the proposed privatization is the greater flexibility we expect to derive from our corporate reorganization, which would enable us to utilize billions of reais of tax credits that are on our holding’s balance sheet in a way that provides several alternatives to increase taxable income, such as energy sales, corporate restructurings, intercompany loans and structuring of the management fee, which may result in potential value generation, as demonstrated in the chart below:
Tax Gains (R$ billion)
Source: Company
New Initiatives
We will have greater flexibility to make investments in new technologies, including artificial intelligence and blockchain, with greater speed and dynamism in the development of new initiatives, such as energy storage, commercialization opportunities, a resumption of investment in renewable energy, the extension of transmission lines, and the development of other new products diversifying our business model.
We will also have greater competitiveness in auctions and be able to pursue mergers and acquisitions (M&A), which will follow the usual industry practices without supervision by other institutions, ensuring more speed to the process and expanding the avenues for growth that we can pursue in the medium term.
Ongoing Sectorial Transformation
The Brazilian electricity sector is undergoing an intense process of change, with the prospect of altering the Brazilian electricity matrix in the coming years, focusing on diversification of energy sources and increasing the representativeness of renewable sources. According to the PDE 2031 of the Energy Research Company (EPE), it is expected that 82% of the Brazilian electricity matrix will be renewable in 2031, with +27 GW of added installed capacity. In addition, the plan foresees an increase of +34k kilometers of transmission lines and investments of about R$101 billion in the same period increases in the consumption of energy from 563,000 GWh in 2021 to 792,000 GWh and 88 million residential customers in 2031, with a greater representation of the free contracting environment.
In addition, the sector is undergoing significant changes due to advances in technology and the increase in global demand for renewable energy, which is contributing to the reduction of carbon dioxide emissions (decarbonization), allowing the decentralized generation of energy (decentralization) and increasing demand for new technologies to assist with operation of the entire system (digitalization).
Our Positioning
In conclusion, we are a diversified renewable platform with an experienced technical staff responsible for a successful turnaround process in addition to other operational and financial improvements in recent years. Additionally, we are prepared to seize opportunities that will arise with the Proposed Privatization, and we are positioned as one of the main companies in the market to capture the transformation underway in the energy sector. This includes our role as the largest generation and transmission platform in the country, according to data from the EPE, which ensures that we will play a leading role in the transition to a more renewable matrix.
Weaknesses, Obstacles, and Threats
Our business faces certain potential scenarios, weaknesses, obstacles, and threats adverse to our financial and operational success as described in our risk factors.
Corporate Structure Pre-Reorganization (Common Shares)
Recent Developments
See “May Form 6-K” for information about recent developments involving us.

SUMMARY OF THE OFFERING
This summary highlights information presented in greater detail elsewhere in this prospectus supplement. This summary is not complete and does not contain all the information you should consider before investing in our common shares and ADSs. You should carefully read this entire prospectus supplement before investing in our common shares and ADSs including “Risk Factors” and the financial statements included elsewhere in this prospectus supplement.
Issuer
Centrais Elétricas Brasileiras S.A. — Eletrobras
The selling shareholder
BNDES Participações S.A. (“BNDESPAR”)
Securities offered by us
          common shares, which may be in the form of ADSs
Securities offered by the selling shareholder
           common shares
Global offering
The global offering consists of an offering of an aggregate of                 common shares of which common shares will be offered in the international offering, which includes a public offering in the United States. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any of our common shares in the Brazilian offering. The Brazilian offering will be made by means of a separate Portuguese language prospectus that has been filed with the CVM and that has the same date as this prospectus supplement.
The number of common shares available for sale in the global offering will be reduced to the extent that existing shareholders of our company subscribe on the priority basis for common shares in the Brazilian offering. See “— Priority subscription” for more information.
The closings of the international offering and the Brazilian offering are conditioned upon each other.
International offering
           common shares, including common shares represented by ADSs, are being offered through the international underwriters in the United States and other countries outside Brazil. In the case of common shares placed outside of Brazil not in the form of ADSs, the international placement agents are acting as placement agents on behalf of the Brazilian underwriting (except for Caixa Econômica Federal), in each case named elsewhere in this prospectus supplement.
Common shares represented by ADSs will be paid for in U.S. dollars at the U.S. dollar public offering price per ADS set forth on the cover page of this prospectus supplement.
Common shares purchased by any investor outside Brazil will be settled in Brazil and paid for in reais and the offering of these common shares is being made by the Brazilian underwriters named elsewhere is this prospectus supplement. Any investor outside Brazil purchasing common shares must be authorized to invest in Brazilian securities under the requirements established by Brazilian law, especially by the CMN, the CVM and the Brazilian Central Bank, complying with the requirements set forth in Resolution No. 13, dated November 18, 2020, of the CVM, as amended, and CMN Resolution No. 4,373, dated September 29, 2014, and Law No. 4,131 of September 3, 1962, as amended.
Brazilian offering
Concurrently with the international offering, common shares are being offered through the Brazilian underwriters in a public offering with restricted placement efforts to investors outside of Brazil that comply with the registration requirements of CVM Resolution No. 13 and CMN Resolution No. 4,373 and Law No. 4,131.
The Brazilian offering will be made by means of a separate Portuguese language prospectus that has been filed with the CVM and that has the same date as this prospectus supplement.
Payment for our common shares (other than common shares represented by ADSs) must be made in reais through the facilities of the B3 Central Depositary. The common shares in the global offering are expected to be delivered through the facilities of the Central Depositary of the B3 on or about          , 2022. Trades in our common shares on the B3 will settle through the facilities of the B 3 Central Depositary.
American Depositary Shares
Each ADS represents one common share. ADSs may be evidenced by American Depositary Receipts, or ADRs. The ADSs will be issued under that certain Second Amended and Restated Deposit Agreement dated as of August 18, 2017, as proposed to be amended by Amendment No 1 to the Second Amended and Restated Deposit Agreement, among Eletrobras, Citibank, N.A., as depositary, and the holders and beneficial owners from time to time of the ADSs representing the common shares of Eletrobras. For more information, see “Description of American Depositary Shares” included in our registration statement on Form F-3 filed with the SEC on May 27, 2022.
Condition Precedent
Our obligation to consummate the global offering is conditioned upon (i) having net proceeds of at least R$22,057,564,316.99; (ii) a minimum price per share of R$      , as set forth in Article 12, paragraph 4th, of CPPI Resolution No. 203; and (iii) our satisfaction of the Advanced Waiver Condition (as defined in “The Global Offering” below).

Priority subscription
Holders of our common shares as of May 27, 2022 will be given the opportunity to subscribe for common shares in the Brazilian offering on a priority basis at the public offering price.
The number of common shares available for sale in the global offering to investors will be reduced to the extent that existing shareholders of our company subscribe on the priority basis for common shares in the Brazilian offering.
The remaining new common shares are available for exercise of the subscription rights by our remaining shareholders.
An ADS holder that wishes to be eligible for priority subscription must make the necessary arrangements to cancel such holder’s ADSs and take delivery of the underlying common shares in a Brazilian account, prior to May 3, 2022. See “Underwriting —  Priority Offering in Brazil.” A holder of common shares will not know the price per common share at the time such holder commits to subscribe common shares in the priority subscription. A holder of common shares will consequently be unable to know the cost of avoiding dilution of its interest in us, and a holder of common shares will also be unable to estimate the book value dilution that will result from the public offering price.
The subscription rights in the priority offering have not been and will not be registered under the Securities Act. Accordingly, the priority offering will not be available to investors in the United States or to U.S. persons, except in reliance on exemptions from registration provided under the Securities Act. In addition, priority subscription is not available to a shareholder if the subscription would violate local laws of the shareholder’s jurisdiction.
Offering price
The public offering price for the international offering for the ADSs is set forth on the cover page of this prospectus supplement. The offering price for the ADSs is the approximate U.S. dollar equivalent of the real offering price per common share in the Brazilian offering, based upon the selling rate reported by the Brazilian Central Bank of R$      to U.S.$1.00 on          , 2022.
Overallotment option
We have the right to sell in the Brazilian offering, solely for the purpose of covering over-allotments, if any, in a joint decision with Bank of America Merrill Lynch Banco Múltiplo S.A. upon notice to the other Brazilian underwriters up to an additional          of our common shares, at the offering price referenced on the cover page of this prospectus supplement, in aggregate representing up to 15% of the common shares initially offered in the Brazilian offering, which may represent 15% of the common shares initially offered in the global offering. There is no overallotment option in connection with the offering of ADSs.
Use of proceeds
Allocation of the net proceeds will be made as described under “Use of Proceeds.” We will not receive any of the proceeds from the secondary offering involving the selling shareholder.
Dividends
Consistent with Law No. 6,404/1976, as amended, or the Brazilian Corporate Law, our bylaws provide that an amount equal to 25% of our adjusted net profits (as such term is defined under Brazilian Corporate Law) must be allocated for dividend distributions or payment of interest on shareholders’ equity in a particular year. For more information, see “Item 8.A. Financial Information — Consolidated Financial Statements and Other Information — Policy on Dividend Distribution” in our 2021 Form 20-F.
Holders of the ADSs will be entitled to receive dividends and any interest on shareholders’ equity to the same extent as the owners of our common shares, as applicable, subject to the deduction of the fees of the ADR Depositary and any applicable withholding taxes and the costs of foreign exchange conversion. See “Description of Common Shares and American Depositary Shares” included in our registration statement on Form F-3 filed with the SEC on May 27, 2022.
Voting Rights
Of the two classes of stock traded in the market (common and preferred shares), only the common stock carries voting rights. Under the terms of our bylaws, however, specific rights are assured to the non-voting preferred stock.
If our Proposed Privatization is consummated, the Brazilian Government will hold a special class of preferred share, which will give it veto power over corporate resolutions that aim to modify or remove the following provisions:
(i)   prohibit any shareholder or group of shareholders, Brazilian or foreign, public or private, from exercising votes in a number greater than 10% of the total number of shares into which our voting capital is divided, independently of its participation in the capital stock; and
(ii)   prohibit the execution of a shareholders’ agreement for the exercise of voting rights, except for the formation of blocks with a number of votes lower than 10% of the number of shares into which our voting capital may be divided.

For more information on voting rights see our bylaws and “Item 10. Additional Information — Bylaws — Description of our Capital Stock” of our 2021 Form 20-F.
Capital stock before and after the offering
On May 23, 2022, we had (1) 1,288,842,596 common shares outstanding, 3.04% of which are represented by ADSs, (2) 146,920 Class A preferred shares outstanding and (3) 279,941,394 Class B preferred shares outstanding.
After the global offering, we will have    common shares outstanding,    % of which will be represented by ADSs.
Listings
Our common shares are listed on the São Paulo Stock Exchange (B3 S.A. — Brasil, Bolsa, Balcão) (“B3”) under the ticker symbol “ELET3”and on the Madrid Stock Exchange, through the Mercado de Valores Latinoamericanos en Euros (“Latibex”) under the ticker symbol “XELTO.” Common shares in the form of ADSs are listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “EBR.”
Lock-up agreements
We, our directors and officers, the selling shareholder, and the shareholders that on this date own more than 5% (five per cent) of the shares of the total capital stock of the Company, have agreed with the global coordinators, subject to certain exceptions, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the SEC a registration statement relating to, any of our common shares, preferred shares or ADSs or any other similar securities or securities convertible into or exchangeable or exercisable for any ADSs, common shares, preferred shares or such other similar securities, including, but not limited to, any options or warrants to purchase such securities, or the Locked-up Securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Locked-up Securities. See “Underwriting.”
ADS depositary
Citibank, N.A.
Risk factors
See “Risk Factors” and the other information included or incorporated by reference in this prospectus supplement for a discussion of factors you should consider before deciding to invest in our common shares or the ADSs.
Global Coordinators
Banco BTG Pactual S.A. — Cayman Branch, BofA Securities, Inc., Goldman Sachs & Co. LLC,

Itau BBA USA Securities, Inc. and XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A.
International Underwriters
Banco BTG Pactual S.A. — Cayman Branch, BofA Securities, Inc., Goldman Sachs & Co. LLC, Itau BBA USA Securities, Inc., XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A., Bradesco Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P Morgan Securities LLC, and Morgan Stanley & Co. LLC
Brazilian Underwriters
Banco BTG Pactual S.A., Bank of America Merrill Lynch Banco Múltiplo S.A., Goldman Sachs do Brasil Banco Múltiplo S.A., Banco Itaú BBA S.A., XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A., Banco Bradesco BBI S.A., Caixa Econômica Federal, Citigroup Global Markets Brasil CCTVM S.A., Banco de Investimentos Credit Suisse (Brasil) S.A., Banco J.P Morgan S.A., Banco Morgan Stanley S.A. and Banco Safra S.A.
International Placement Agents
BTG Pactual US Capital, LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC, Itau BBA USA Securities, Inc., XP Investments US, LLC, Bradesco Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P Morgan Securities LLC, Morgan Stanley & Co. LLC, Inc. and Safra Securities LLC.

EXPECTED TIMETABLE FOR THE GLOBAL OFFERING (SUBJECT TO CHANGE):
Commencement of marketing of the global offering	May 27, 2022
Announcement of offer price	June 9, 2022
Allocation of common shares and ADSs	June 10, 2022
Settlement and delivery of common shares and ADSs	June 14, 2022

INDUSTRY
Generation
We were responsible for 50,515 MW of the installed capacity in Brazil on December 31, 2021, which represents 28% of the 181,498 MW installed in Brazil at that date, according to the System of Information of Generation of ANEEL (“SIGA”). Considering our Proposed Privatization and the transfer of Itaipu’s control, on December 31, 2021 we would contribute approximately 24% to Brazil’s installed capacity.
Our Contribution (excluding-Itaipu) to the Brazilian Generation Matrix (GW)
Source: PDE 2031 report and SIGA
According to the PDE 2031, the total Brazilian installed capacity for power generation is projected to increase to 220.0 GW by 2031. Of this amount, 124.3 GW is projected to be produced by hydroelectric plants, including Itaipu and other hydroelectric renewable sources, 55.1 GW by other renewable sources and 38.6 GW by non-renewable sources. Accordingly, by 2031, approximately 82% of the Brazilian electricity matrix is expected to come from renewable sources.
Evolution of the Installed Capacity by Generation Source for the Reference Expansion (GW)
Source: EPE, PDE 2031
According to the PDE 2031, it is expected in the coming years that the total electricity consumption of the Brazilian population will increase above the pace of economic expansion, influenced both by consumption on the grid, as well as by self-production and distributed micro and mini-generation. These production alternatives allow consumers to generate their own energy on a small scale. Micro-generation refers to generating plants with a generation capacity of up to 75kW, while mini-generation refers to plants with a generation capacity between 75kW and 3MW. According to the PDE 2031, the load of energy in the Interconnected Power System is estimated to increase at an average rate of 3.4% per annum between 2021 and 2031.

Data from the EPE indicates a recovery in monthly energy consumption in 2022 above the levels observed prior to the COVID-19 pandemic. This increase in consumption is directly related to the economic recovery in Brazil, as can be seen in 2021, when Brazilian GDP grew by 4.6% while total energy consumption grew by 5.0%.
Monthly Energy Consumption in Brazil (TWh)
Source: EPE, PDE 2031
Annual Evolution of Energy Consumption and the GDP in Brazil (TWh; %)
Source: PDE 2031 Report and the Central Bank
Despite this, per capita electricity consumption in Brazil is materially lower than in other countries as shown in the chart below. Projections of the PDE 2031 estimate a 39% increase in per capita consumption by 2031 to 3.5 MWh per capita.

Energy Consumption per Capita in 2020 (MWh)
Source: Country Economy
Evolution of Brazil’s Energy Consumption per Capita (KWh)
Source: PDE 2031 report and Country Economy
The hydrological crisis in 2021 (which was categorized as the worst Brazilian hydrological crisis since 1930, according to the ONS), was aggravated by the strong presence of hydroelectric plants in Brazil. As a result of this crisis, the centralized generation expansion plan detailed in the PDE 2031 highlights the importance of diversifying the country’s energy matrix through investments in renewable sources other than hydro, such as wind, biomass, and photovoltaic. Diversification tends to increase the reliability of supply and contributes to better risk management of Brazil’s energy matrix.
Following this trend, a material increase in wind and centralized solar photovoltaic energy sources was identified that, collectively increased the installed capacity that is expected to be deployed over the next 10 years by 9GW.
Currently, most energy market trading in Brazil takes place in the Regulated Market, in which consumers buy electricity through distribution companies within their concession areas, paying regulated tariffs without having the opportunity to negotiate the price.
In recent years, various consumers have migrated from the Regulated Market to the Free Market, motivated by the opportunity to reduce their electricity costs. In the Free Market, consumers enter into energy supply contracts directly with the generation companies and have the opportunity to negotiate tariffs.
The reduction in the minimum consumption requirements set by ANEEL will allow a larger portion of consumers to migrate to the Free Market. The tendency is for this movement to intensify, both due to the differential in energy prices and the current discounts granted in the tariff to incentivized sources.

Evolution of Minimum Consumption Requirements (MW)
Source: Technical Note No.10/2022 — SEM/ANEEL
According to the Energy Trading Chamber, the number of free agents acting in the Free Market has increased significantly since 2016 to 9.4 thousand consumers in 2021 (+5x vs. 2015).
Evolution of the Number of Agents in the Energy Free Market (mil)
Source: CCEE report
With the expansion of the Free Market, energy volumes in this contracting environment are expected to triple by 2030 compared to 2020, reaching an average of 62 GW per year.

Consumption in the Regulated Market and Free Market Energy (average GW)
Source: HSI Market, PDE
Transmission
According to MME, in 2021, more than 8,000 kilometers of transmission lines with 18,064.5 MVA of transformation capacity were added to the interconnected system. These expansions have increased the total transmission lines of the Interconnected System to 169,914.1 kilometers of transmission lines with 410,881.9 MVA of transformation capacity as of December 2021. The total volume of transmission lines concluded in 2021 represented an increase of 19% over the average volume of transmission lines completed in the last five years (6,566.9 kilometers).
According to the Ten-Year Energy Plan 2031 (PDE 2031), it is estimated that approximately 17,000 kilometers of new transmission lines will be developed by 2026, which is almost a 10% increase from the total volume of transmission lines in existence today.
With the gradual change of the electric energy generation matrix in Brazil and the significant additional availability of renewable generation, there is a structural necessity for integration between the production and consumption sources which are traditionally distant in the country. According to the MME, the wind energy share of the installed generation capacity has increased from 1.2% in December 2011 to 11.2% in February 2022. Similarly, the solar energy share of the installed generation capacity has increased from less than 0.1% in December 2016 to 7.3% in February 2022.
Furthermore, the expansion of the transmission network contributes to the greater resilience towards intermittent events in the system and variations in cargo, ensuring greater operational flexibility in different scenarios of generation availability and more efficient management of global resources available in the system. Recently, with the growth in Free Market commercialization, the demand for the expansion of the Brazilian transmission system also increased, which is emphasized by the EPE in the ten-year plan.
According to the PDE 2031, a total amount of R$100.7 billion is forecasted to be invested between 2022 and 2031. Of this amount, R$69.9 billion (69%) must be destined for transmission lines and R$30.8 billion (31%) for substations. In the case of the transmission lines, the total investment of R$69.9 billion may be segregated as follows:

•
Segregation by Grants:   R$37.6 billion (54%) refers to the investment in transmission lines already granted, and R$32.3 billion (46%) are related to facilities without a grant, as illustrated below:

Transmission Lines with Grant and Without Grant (R$ billion)
Source: PDE 2031
•
Segregation by Submarkets:   R$36.1 billion (52%) are for investments for the Southeast/CO submarket, with R$15.6 billion of investments expected for the South submarket (22%), R$10 billion for the North submarket (14%), and R$8.2 billion for the Northeast submarket (12%), according to the chart below. In the case of regional interconnected lines, the investments were equally divided among the locations, since the facilities are beneficial for both.

Transmission Lines by Submarket (R$ billion)
Source: PDE 2031
Regarding physical expansion, an increase of approximately 35 thousand kilometers is expected in new transmission lines by 2031, which corresponds to approximately 20% of the total existing lines as set out in the chart below. Additionally, an expansion of approximately 120 thousand MVA is expected in new transformers by 2031, which corresponds to approximately 30% of the total existing system.
Estimation of the Physical Evolution of the SIN Transmission System — Transmission Lines
Source: PDE 2031
Estimate of the Physical Evolution of the SIN Transmission System — Transformation
Source: PDE 2031

Note: Includes the border transformers; it does not include the converting station transformers
The advancement and progress of the Brazilian electric sector during 2021, with an emphasis on the generation and transmission segments, reinforces the great growth potential that the industry is expected to show in the coming years. In the month of January 2022 alone, the MME data confirmed that electric energy generation had increased by 482 MW, which is sufficient energy to supply around one million residents. The electric energy generation expansion in 2021 was 7,562 MW, besides the 200 plants that initiated their operations, adding an energy generation capacity that can supply up to 17 million houses. The data supports the growth tendencies projected by PDE.

RISK FACTORS
Any investment in our common shares and ADSs involves a high degree of risk. Before you decide to purchase our common shares or the ADSs described in this prospectus supplement and the accompanying prospectus, you should carefully consider all risk factors described below and under our 2021 Form 20-F, which is incorporated by reference herein, any updates in our current reports on Form 6-K, which may be amended, supplemented or superseded, from time to time, by other reports that we file with the SEC in the future, and all of the other information included or incorporated by reference in this prospectus supplement or the accompanying prospectus before making an investment decision. See “Incorporation of Certain Documents by Reference.”
Our business, financial condition and results of operations could be materially and adversely affected by any of these risks. The market price of our common shares or the ADSs could decline due to any of these risks or other factors, and you may lose all or part of your investment. The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business, financial condition and results of operations. If any of these risks occur, our business, financial condition, results of operations or prospects could be materially affected.
Risks relating to the Global Offering
In the event the certain global offering conditions are not met, the global offering will be cancelled.
The global offering is subject to certain conditions established by the Investment Partnerships Program Council (Conselho do Programa de Parcerias de Investimentos) set forth in CPPI Resolution 203. Pursuant to CPPI Resolution 203,the CPPI will establish the minimum price per common share of the global offering (“Minimum Price”) before the pricing date of the global offering (“Pricing Date”), provided that the Minimum Price may not be lower than the per share average of the independent economic-financial valuations obtained by BNDES. On the Pricing Date, we and the selling shareholder will have access to the Minimum Price (which may not be publicly disclosed until the settlement date). Afterward, the global coordinators of the global offering must submit a proposal to us, the CPPI and the selling shareholder regarding the proposed price per share, as a result of the book building process, which must take into consideration the market price of our common shares and indications of investor interest (i.e., the quality and quantity of demand (by volume and price) for our common shares), avoiding any undue dilution of our shareholders. If the price per share determined as a result of the book building process is lower than the Minimum Price, the global offering will be cancelled.
In addition, if we are not able to (a) raise at least R$22,057,564,316.99 in net proceeds as the result of the global offering (not taking into account any proceeds from the sale of our common shares by the selling shareholder) at a minimum price per share of R$            , as set forth in Article 12, paragraph 4, of CPPI Resolution No. 20, and (b) satisfy the Advanced Waiver Condition (as defined in "The Global Offering" below), we will cancel the global offering.
In the event that the global offering is cancelled due to failure to comply with any of the conditions mentioned above, all priority offer reservation requests, priority offer reservation requests to employees and retirees, reservation requests, terms of adhesion to the FMP-FGTS (and, consequently, FMP-FGTS reservation request) and investment intentions will automatically be cancelled, and the amounts eventually deposited will be returned without any compensation, interest or monetary correction, without reimbursement of any costs incurred and with deduction, if applicable, the amounts related to taxes eventually levied on the amounts paid, including due to the IOF/Exchange and any other taxes that may be created, including those with a current rate equivalent to zero that have their rate increased.
Following completion of the global offering and the compliance with certain conditions established by the CPPI Resolution and applicable legislation, we will be privatized and, as a result, we will no longer have a controlling shareholder or an identified group of control.
If our proposed privatization takes place, certain restrictions in our bylaws, as approved by our 181st shareholders meeting, will become effective to (i) prohibit any shareholder or group of shareholders from exercising votes over 10% of our issued and outstanding voting capital; and (ii) provide that any shareholder or group of shareholders that directly or indirectly exceeds 30% or 50% of our voting capital and does not return to a level below that percentage within 120 days. See “Item 4A. History and Development — Proposed Privatization — Amendment to our Bylaws” and “Item 10. Additional Information — Bylaws” of our 2021 Form 20-F for further information.
The absence of a controlling shareholder and control group may adversely affect our decision-making processes, engendering conflicts between shareholders and other similar situations which tend to arise from the absence of a controlling shareholder and control group, including in relation to the approval of matters that require a quorum under law and/ or in accordance with our bylaws. Accordantly, we and our shareholders may face greater difficulties in identifying shareholders responsible for voting rights abuses and conflicts of interest, and, consequently, it may prove more difficult for us to benefit from the protection offered by the Brazilian Corporate Law, which could materially and adversely affect our ability to recover damages for losses caused.
In addition, the absence of a controlling shareholder and control group will make us susceptible to shareholders willing to form alliances even in the absence of a formal shareholders’ agreement. If this occurs, we may face unexpected changes to our corporate and strategic policies, including in relation to the election of the members of our Board of Directors.
Further, we cannot guarantee that the current members of our Board of Directors will be re-elected, or that our current strategic plan will be maintained.
Any instability and/or unexpected change due to election of new members to our Board of Directors, modification of strategic plan or a shareholder dispute regarding their respective rights, may adversely affect our results of operations.
The relative volatility and limited liquidity of the Brazilian securities markets may negatively affect the liquidity and market price of our common shares and our common shares in the form of ADSs.
Investments in securities, such as our common shares and the ADSs, of issuers from emerging market countries, including Brazil, involve a higher degree of risk than investments in securities of issuers from more developed countries. The Brazilian securities markets, including the B3 exchange, are substantially smaller, less liquid and more volatile than major securities markets in the United States. The Brazilian securities markets are also characterized by considerable share concentration.
The ten largest companies in terms of market capitalization represented approximately 44.5% of the aggregate market capitalization of the B3 as of March 31, 2022. In addition, the ten most widely traded stocks in terms of trading volume accounted for approximately 31.2% of all shares traded on the B3 as of March 31, 2022. These market characteristics may substantially limit the ability of holders of common shares, including common shares in the form of ADSs, to sell our common shares and the ADSs, whether or not evidenced by ADRs, at a desired price and time and, as a result, could negatively impact the market prices of these securities.
In addition, although our public float represented 57.44% (excluding treasury shares) of our total capital as of March 31, 2022, only 3.55% were in the form of ADSs. Moreover, our controlling shareholders (including related parties and management, but not including the selling shareholder) held 42.56% of our stock (excluding treasury shares) as of March 31, 2022. Any potential sale by these shareholders could adversely affect the market price of our common shares and the ADSs.
The totality of the proceeds from the global offering will be used for the payment of the concession bonus.
In connection to our Proposed Privatization, we must pay a concession bonus equivalent to part of the additional economic benefits we will receive as a result of the execution of new contracts as a replacement for certain of our existing generation concessions, which include contracts for the plants Itumbiara, Sobradinho, Tucuruí, Mascarenhas de Moraes, and Curuá-Una, as well as for 17 other plants. Other than the benefits we will receive from the extensions of these concessions, we do not expect to otherwise benefit from or receive any proceeds from the global offering, although we will be responsible for paying transaction-related expenses.

The implementation of our Proposed Privatization could expose us to significant risks that could negatively impact our cash flows, leverage ratios and financial condition, as well as negatively impact our ability to raise funds in the future. For additional information regarding these risks, see “Item 3D. Key Information — Risk Factors” in our 2021 Form 20-F, which is incorporated by reference herein.
The number of ADSs that the ADS Depositary is authorized to issue is limited.
Currently, we are only authorized to issue up to 250 million ADSs (based on the existing SEC filings for the ADSs). Accordingly, if demand for ADSs approaches the limits of the ADSs that may be issued, the ADS Depositary may need to suspend issuing new ADSs and we and the selling shareholder may not be able to satisfy the demand of investors in our ADSs, which could affect the market price and liquidity of our common shares and the ADSs.
Immediately after completion of the global offering, certain of our shareholders may trade our common shares in the secondary market and, as a result, investors in our common shares (including our common shares in the form of ADSs) could experience a decrease the trading price of our common shares and the ADSs.
Purchasers of our common shares in the global offering, which will include relatively large offerings to our current shareholders, our current and retired employees and Brazilian individuals who exchange interests in the Brazilian social security system for our common shares, may be short-term investors that could decide to trade our common shares in the secondary market. For a description of the offering, see “The Global Offering.” The sale of a substantial number of common shares by such persons or parties, or the belief that such sales may occur, could decrease the secondary market trading price of our common shares and the ADSs.
Total return swap and hedge transactions may influence the demand and price of our common shares and common shares in the form of ADSs.
The Brazilian underwriters, the international placement agents and their affiliates may carry out hedging transactions (including total return swaps) with third parties, as permitted by article 48 of CVM Instruction No. 400, and such transactions will not be considered investments made by related persons (pessoas vinculadas) for the purposes of article 55 of CVM Instruction No. 400, provided that such third parties are not related persons (pessoas vinculadas). Such transactions may constitute a significant portion of the offering and may influence demand and, consequently, the price of our common shares and common shares in the form of ADSs.
Our new bylaws may discourage or prevent transactions that you may favor as well as adversely affect holders of our common shares or the ADSs.
If our proposed privatization is consummated, our bylaws will contain provisions that have the effect of avoiding the concentration of our common shares (including common shares in the form of ADSs) in the hands of a single or group of investors so as to promote the dispersed ownership of such shares. Our shareholders, including non-Brazilian shareholders, will not be allowed to exercise voting rights in respect of more than 10% of the outstanding voting shares. Also, our bylaws will include limitations preventing our takeover and limiting the ability of a sole or a certain group of shareholders to effect control over us. Furthermore, our bylaws will contain a provision that creates a special class preferred share, sometimes referred to as a golden share, which will be held exclusively by the Brazilian government, and which will grant veto power in corporate resolutions that seek to modify our bylaws to change the 10% limit on the exercise of voting rights and the execution of shareholders’ agreements.
Accordingly, our new bylaws may discourage or prevent transactions that you may favor as well as adversely affect holders of our common shares or ADSs.
Holders of our common shares, including common shares in the form of ADSs, may face difficulties in serving process on or enforcing judgments against us and other persons, and may also face difficulties in protecting their interests because we are subject to different corporate rules and regulations as those applicable to companies incorporated in the United States or elsewhere outside of Brazil.
We are organized under and are subject to the laws of Brazil and all our directors and executive officers and our independent registered public accounting firm reside or are based in Brazil. Substantially all of our assets and those of these other persons are located in Brazil. Moreover, our corporate affairs are governed by our bylaws and Brazilian corporate law, which differ from the legal principles that would apply if we were incorporated in a jurisdiction in the United States or elsewhere outside Brazil. In addition, the rights of an ADS holder, which are derivative of the rights of holders of our common shares, to protect their interests are different under Brazilian corporate law from those under the laws of other jurisdictions. Rules against insider trading and self-dealing and the preservation of shareholder interests may also be different in Brazil from those in the United States. Furthermore, the structure of a class action in Brazil is different from that in the United States, and under Brazilian law, shareholders in Brazilian companies do not have standing to bring a class action, and under our bylaws must, generally with respect to disputes concerning rules regarding the operation of the capital markets, arbitrate any such disputes.
As a result, it may not be possible for holders of our common shares, including common shares in the form of ADSs, to effect service of process upon us or these other persons within the United States or other jurisdictions outside Brazil or to enforce against us or these other persons judgments obtained in the United States or other jurisdictions outside Brazil. Because judgments of U.S. courts for civil liabilities based upon the U.S. federal securities laws may only be enforced in Brazil if certain conditions are met, holders of our common shares, including common shares in the form of ADSs, may face greater difficulties in protecting their interests due to actions by us, our directors or executive officers than would shareholders of a U.S. corporation.
Holders of ADSs may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable results to the plaintiff(s) in any such action.
The deposit agreement provides that holders of ADSs, including purchasers in secondary transactions and holders of ADSs that withdraw their common shares, waive the right to a jury trial of any claim they may have against us or the ADS Depositary arising out of or relating to our common shares, the ADSs or the deposit agreement, including any claim under U.S. federal securities laws. If we or the ADS Depositary oppose a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement, by a federal or state court in the City of New York, which has non-exclusive jurisdiction over matters arising under the deposit agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the deposit agreement and the ADSs. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the deposit agreement.
If you or any other holders or beneficial owners of ADSs bring a claim against us or the ADS Depositary in connection with matters arising under the deposit agreement or the ADSs, including claims under federal securities laws, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us or the ADS Depositary. As a result of the jury waiver provision, it may also be more costly for you to bring a claim against us or the ADS Depositary, including a claim for a breach of the U.S. federal securities laws. Moreover, if a lawsuit is brought against us or the ADS Depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in any such action.
Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the deposit agreement with a jury trial. No condition, stipulation or provision of the deposit agreement or ADSs serves as a waiver by any holder or beneficial owner of ADSs or by us or the ADS Depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.

If holders of the ADSs exchange their ADSs for underlying common shares, they risk losing the ability to timely remit foreign currency abroad and other related advantages.
The ADSs benefit from a certificate of foreign capital registration, which permits the ADS Depositary to convert dividends and other distributions with respect to common shares into foreign currency, and to remit the proceeds abroad. The surrender for cancellation of ADSs for delivery of the underlying common shares is governed by CMN Resolution No. 4,373/2014, and foreign investors who intend to surrender the ADSs for cancellation are required to appoint a representative in Brazil for purposes of Annex I of CMN Resolution No. 4,373/2014, who will be in charge of keeping and updating the investors’ certificates of registrations with the Central Bank that entitle registered foreign investors to buy and sell directly securities, including our common shares, on the B3. These arrangements may require additional expenses from the foreign investor. Moreover, if these representatives fail to obtain or update the relevant certificates of registration, investors may incur additional expenses or be subject to operational delays that could affect their ability to receive dividends or distributions relating to the underlying common shares or the return of their capital in a timely manner.
There can be no assurance that the certificate of foreign capital registration of the ADS Depositary, or any certificate of foreign capital registration obtained by holders of ADSs, will not be affected by future legislative or regulatory changes, or that additional Brazilian law restrictions applicable to their investment in the ADSs may not be imposed in the future.
Holders of our common shares will be subject to, and holders of the ADSs could be subject to, Brazilian income tax on capital gains from sales of common shares or ADSs. Brazilian Law No. 10,833/03 provides that gains on the disposition of assets located in Brazil by non-residents of Brazil, whether to other non-residents or to Brazilian residents, will be subject to Brazilian taxation. Our common shares are expected to be treated as assets located in Brazil for purposes of the law, and gains on the disposition of our common shares, even by non-residents of Brazil, are expected to be subject to Brazilian taxation. In addition, the ADSs may be treated as assets located in Brazil for purposes of the law, and therefore gains on the disposition of the ADSs by non-residents of Brazil may be subject to Brazilian taxation. Although the holders of ADSs outside Brazil may have grounds to assert that Law No. 10,833/03 does not apply to sales or other dispositions of ADSs, it is not possible to predict whether that understanding will ultimately prevail in the courts of Brazil given the general and unclear scope of Law No. 10,833/03 and the absence of judicial court rulings in respect thereof.
Holders of our common shares in the form of ADSs may be unable to exercise the preemptive rights relating to our common shares.
Holders of our common shares in the form of ADSs, may not be able to exercise the preemptive rights relating to our common shares unless a registration statement under the Securities Act is effective with respect to the rights or an exemption from the registration requirements of the Securities Act is available. We are not required to file a registration statement with respect to the common shares or other securities relating to these preemptive rights, and we cannot assure holders of our common shares in the form of ADSs, that we will file any such registration statement. Unless we file a registration statement or an exemption from registration applies, holders of our common shares in the form of ADSs, may receive only the net proceeds from the sale of their preemptive rights (by the ADS Depositary in the case of holders of ADSs) or, if the preemptive rights cannot be sold, the rights will be allowed to lapse.

USE OF PROCEEDS
As part of the global offering, we estimate that the net proceeds to us from the sale of our shares of common shares in the global offering (excluding the shares from the secondary offering) will be approximately R$      , after deducting underwriting discounts and commissions and estimated offering expenses payable by us and based on a price per share of R$      , which corresponds to the closing price of our common shares on           , 2022 on the B3.
We intend to use the entirety of the proceeds received from the global offering (excluding the shares from the secondary offering, for which we will not receive any proceeds) to pay the Brazilian government for the granting of new concession agreements to replace the concession agreements for the following 22 hydroelectric plants: (a) Mascarenhas de Moraes, Furnas, Luis Carlos Barreto (Estreito), Porto Colômbia, Marimbondo, Funil-RJ, Corumbá I and Itumbiara, controlled by Furnas; (b) Tucuruí, Coaracy Nunes and Curuá-Una, controlled by Eletronorte; and (c) Apolônio Sales (Moxotó), Sobradinho, Funil, Pedra, Paulo Afonso I, Paulo Afonso II, Paulo Afonso III, Paulo Afonso IV, Luiz Gonzaga (Itaparica), Boa Esperança (Castelo Branco) and Xingó, controlled by Chesf. See “Item 4A. History and Development — Proposed Privatization” and “Item 3.D. Key Information — Risk Factors — Risks Relating to our Privatization — The grant of certain generation concessions within respect to our Proposed Privatization exposes us to certain risks that could adversely affect our business” of our 2021 Form 20-F, which is incorporated herein by reference, for further information about the new concession agreements.
An increase or decrease of R$1.00 in the price per share of R$44.00 on the B3, which corresponds to the closing price of our common shares on May 25, 2022, will increase or decrease, as the case may be, the amount of net proceeds that we will use to pay the Brazilian government for the granting of new concessions by R$631.0 million (excluding the shares from the secondary offering, for which we will not receive any proceeds).
We will not receive any proceeds from the sale of any additional common shares by the selling shareholder. Therefore, the proceeds from the secondary offering will be fully allocated to the selling shareholder.
For additional information about the impact of the amount of proceeds raised in the primary offering on our capital position, see “Capitalization” on page 47 of this prospectus supplement.

CAPITALIZATION
The following table sets forth our capitalization as of March 31, 2022, on an actual basis and as adjusted to give effect to the issuance of our new common shares, including common shares in the form of ADSs, as if it had occurred on March 31, 2022 as derived from our unaudited interim financial statements as of and for the three-month period ended March 31, 2022. This table should be read in conjunction with the section “Selected Financial and Other Information,” and our Interim Consolidated Financial Statements.
	As of March 31, 2022		As of March 31, 2022 adjusted for recent events(4)		Adjusted after Offering(4)(5)		Adjusted after the Offering(4)(6)
	Adjusted	Actual
	(US$ million)(1)	(R$ million)	(US$ million)(1)	(R$ million)	(US$ million)(1)	(R$ million)	(US$ million)(1)	(R$ million)
Short-Term Debt
Loans, financings and debentures
Foreign financing	56	264	56	264	56	264	56	264
Local financial institutions	1,672	7,921	1,672	7,921	1,672	7,921	1,672	7,921
Total short-term debt	1,728	8,185	1,728	8,185	1,728	8,185	1,728	8,185
Long-Term Debt
Loans, financings and debentures
Foreign financing	1,410	6,678	1,410	6,678	1,410	6,678	1,410	6,678
Local financial institutions	5,651	26,776	5,651	26,776	5,651	26,776	5,651	26,776
Total long-term debt	7,061	33,454	7,061	33,454	7,061	33,454	7,061	33,454
Total shareholders equity(3)	16,636	78,816	16,732	79,274	22,541	106,793	23,510	111,388
Advances for future capital increases	4	17	4	17	4	17	4	17
Total capitalization(2)	25,429	120,472	25,525	120,930	31,334	148,449	32,303	153,044

(1)
Converted solely for the convenience of the reader at the selling rate reported by the Central Bank as of March 31, 2022 for reais into U.S. dollars of R$4.7378 per US$1.00.

(2)
Corresponds to the sum of the total of long-term loans, financing and debentures-, the consolidated shareholders’ equity and advance for future capital increase on March 31, 2022. The definition provided herein may vary from used by other companies;

(3)
Without considering non-controlling shareholders;

(4)
As adjusted to reflect the impact of the gain from the sale of the equity interest in Companhia Estadual de Transmissão de Energia Elétrica (CEEE-T), which generated an income of R$457.7 million. For more details see note 38.2 of our interim financial statements as of March 31, 2022;

(5)
Adjusted according to the net receipts that the Company expects to receive from the Global Offering, in the amount of R$27,519,148,376.79 reais (not considering the Additional Lot Shares), with the issuance of new common shares after March 31, 2022 based on the Price per Share of R$44.00, which was the closing price of our common shares on the B3 on May 26, 2022, after deducting commissions, taxes and expenses that the Company anticipates having to pay within the scope of the Global Offering;

(6)
Adjusted according to the net receipts that the Company expects to receive from the Global Offering, in the amount of R$32,114,393,717.66, considering the placement of all the Shares of the Global Offering and the Shares of the Supplementary Lot, based on a Price per Share R$44.00, which was the closing price of our common shares on the B3 on May 26, 2022, after deducting commissions, taxes and expenses that the Company expects to pay within the scope of the Global Offering.

As of March 31, 2022, our corporate capital of R$39,057 million consisted of 1,568,930,910 shares with no par value, of which 1,288,842,596 were common shares, 146,920 were class A preferred shares and 279,941,394 were class B preferred shares. All of our issued capital is fully paid-up.
Except as set forth above, there has been no material change to our capitalization since March 31, 2022.
      In light of the fact that we will not receive any consideration from the secondary offering, the secondary offering will not affect our total capitalization as of March 31, 2022.

DESCRIPTION OF COMMON SHARES AND AMERICAN DEPOSITARY SHARES
Common Shares
For a description of our common shares offered in this global offering, see the accompanying prospectus.
American Depositary Shares
For a description of the ADSs offered in this global offering, see “Description of Common Shares and American Depositary Shares” included the accompanying prospectus.

STOCK TRADING MARKETS
Our common shares and the ADSs are listed or quoted on the following markets:
São Paulo Stock Exchange (B3)	Common Shares (ELET3)
New York Stock Exchange (NYSE)	ADSs (EBR)
Mercado de Valores Latinoamericanos en Euros (Madrid)	Common Shares (XELTO)
Our common shares have been traded on the B3 since 2006. The ADSs, each of which represents one of our common shares, have been traded on the New York Stock Exchange since 2008. Citibank, N.A. serves as depositary for the ADSs (the “ADS Depositary”).
Our common shares have been traded on the Latibex since 2000. The Latibex is an electronic market created in 1999 by the Madrid Stock Exchange in order to enable trading of Latin American equity securities in Euro.

THE GLOBAL OFFERING
In July 2021, the Brazilian government established the guidelines for our Proposed Privatization. Subsequently, the Investment Partnerships Program Council (Conselho do Programa de Parcerias de Investimentos — CCPI) determined that our further privatization should be conducted through a primary and possibly secondary public offering of our common shares within and outside of Brazil with the intent to dilute the direct and indirect interest of the Brazilian government in our voting capital to 45% or less. See “Item 4A. History and Development — Proposed Privatization” and “Item 3.D. Key Information — Risk Factors — Risks Relating to our Privatization” of our 2021 Form 20-F, which is incorporated herein by reference, for further information about our Proposed Privatization.
As a result, we are offering up to           of our common shares in a global offering that consists of an international offering in certain countries outside Brazil, including a public offering, in the United States, and a public offering within Brazil. The international offering and the Brazilian offering are being conducted concurrently, and the closing of each is conditioned upon the closing of the other.
In the international offering, we are offering our common shares, including common shares represented by ADSs, each of which represents one of our common shares. The ADSs will be paid for in U.S. dollars at the U.S. dollar public offering price per ADS set forth on the cover page of this prospectus supplement. Our common shares sold in the international offering will be delivered in Brazil and paid for in reais at the real offering price per common share set forth on the cover page of this prospectus supplement. Any investor outside Brazil purchasing our common shares must be authorized to invest in Brazilian securities pursuant to the applicable rules and regulations of CMN, the CVM, and the Central Bank.
The international underwriters named in this prospectus supplement are underwriting the sale of           ADSs as described in more detail under “Underwriting.”
The Brazilian underwriters are placing common shares, including common shares sold in the international offering, to investors within and outside of Brazil. The international placement agents will place our common shares outside of Brazil on behalf of the Brazilian underwriters (except for Caixa Econômica Federal). We are registering all of the common shares that will be sold in the international and the Brazilian offerings. The offering to investors within Brazil is being made using a prospectus in Portuguese filed with the CVM. The offering price in the Brazilian offering is the real offering price per common share set forth on the cover page of this prospectus supplement.
The public offering prices in the offering are set forth on the cover page of this prospectus supplement, in U.S. dollars per ADS, and reais per common share. The public offering price per ADS includes an ADS issuance fee of U.S.$0.05 per ADS that will be paid to the ADS Depositary. The public offering prices were approximately equivalent to each other at the exchange rates prevailing on           , 2022.
The selling shareholder has the right to sell up to an aggregate of           common shares.
Condition Precedent
Our obligations as provided in the Brazilian Underwriting Agreement will be conditioned upon the global offering having net proceeds of at least R$22,057,564,316.99 and a minimum price per share of R$      , as set forth in Article 12, paragraph 4th, of CPPI Resolution No. 203.
In addition, this offering is also conditioned on us obtaining waivers from the holders of Furnas’ First Debenture Issuance dated November 25, 2019 in order to avoid triggering cross defaults or cross acceleration of the majority of Furnas’s debt, and, consequently, triggering cross defaults or cross acceleration of the majority of our debt (together, the “Advanced Waiver Condition”) on or prior to June 6, 2022. If we do not obtain all of the Advance Waiver Condition on or before June 6, 2022, the global offering will be cancelled.
Distribution Plan
The global offering in Brazil will include a priority offer to: (i) our existing shareholders; (ii) certain of our employees and retirees; (iii) a retail offer; and (iv) an institutional offer, as described below:
1.
Priority Offering to Shareholders

Pursuant to CVM and CPPI regulations, our existing shareholders will be granted priority to subscribe to our common shares in an amount equivalent to each shareholder’s proportional interest in our capital stock (excluding treasury shares). The Brazilian government and its controlled entities have agreed to waive their rights to purchase common shares in the priority offering. The price per common share in the priority offering will be the same as the price under the offering, as indicated on the cover page of this prospectus supplement.
Any common shares that may be offered and sold by the selling shareholders as part of the global offering would not be subject to any priority rights.
No preferred shares will be offered in the global offering, and holders of preferred shares will have no priority rights with respect to common shares offered in the global offering.
2.
Priority Offering to Employees and Retirees

Our employees and retirees in the aggregate will have the right to acquire up to 10% of the total number of common shares in the global offering.
3.
Retail Offering

After our employees and retirees, the Brazilian underwriters will offer common shares to retail investors directly or indirectly in exchange for interests in the Brazilian social security system (the FGTS). Eligible retail investors, in the aggregate, may receive up to R$6.0 billion in common shares, subject to limitations on a per investor basis. The common shares received in exchange for interests in the social security system will no longer be part of our retirement plan, and may be sold by the retail investors.
4.
Institutional Offering

The institutional offering will target institutional investors and will be carried out by the global coordinators of the global offering, except for institutions that may participate in the Brazilian offering for purchases of less than R$1.0 million. Institutional investors must observe the same procedures to acquire our common shares as retail investors.
The subscription rights in the priority offering have not been and will not be registered under the Securities Act. Accordingly, the priority offering was not available to investors in the United States or to U.S. persons, except in reliance on exemptions from registration provided under the Securities Act. In addition, priority subscription is not available to a shareholder if the subscription would violate local laws of the shareholder’s jurisdiction.
This prospectus supplement is not being provided in connection with the priority offering and this prospectus supplement does not constitute an offer to subscribe for any securities in the priority offering. The exercise of rights in the priority offering occurs, and the settlement of the priority offer will occur, only in Brazil.
Dilution
Shareholders who choose not to participate in the offering or who exercise their priority rights to subscribe to a number of shares that is less than the proportion to which they are entitled, as well as purchasers of our common shares or our common shares in the form of ADSs, will suffer a dilution in consolidated net book value per share after this global offering.

SELLING SHAREHOLDER
This prospectus supplement also relates to the offer and sale by the selling shareholder of our common shares.
The following table sets forth, as of the date of this prospectus supplement, the name of the selling shareholder and the aggregate amount of our common shares that the selling shareholder is offering in the secondary offering. The percentage of our common shares owned by the selling shareholder prior to the global offering is based on 1,288,842,596 common shares outstanding as of May 23, 2022, which number of common shares has not changed as of the date of this prospectus supplement.
	Before the global offering			After the global offering
	Number of Common Shares(1)	Percentage of Outstanding Common Shares(1)	Number of Common Shares Being Offered	Number of Common Shares	Percentage of Outstanding Common Shares
BNDES Participações S.A. – BNDESPAR	141,757,951	11.00%

(1)
Common shares may be in the form of ADSs.

BNDESPAR is a wholly owned subsidiary of Banco Nacional de Desenvolvimento Economico e Social (“BNDES”), a Brazilian federal government-owned development, which principal executive office is located at Av. República do Chile, 100 — Centro, Rio de Janeiro, Brazil — CEP: 20.031-917.

UNDERWRITING
This global offering consists of an international offering of our common shares, offered directly or represented by ADSs, in the United States and elsewhere outside of Brazil, and a concurrent public offering of our common shares in Brazil.
Offering of ADSs
Under the terms and subject to the conditions contained in an international underwriting and placement facilitation agreement dated            , 2022, we and the selling shareholder are offering common shares, directly or including in the form of ADSs (in the case of the Company), described in this prospectus supplement through the international underwriters named below in the United States and other countries outside Brazil. The offering of the ADSs is being underwritten severally and not jointly by the international underwriters named below. The selling shareholder will not offer ADSs in connection with the international offering. Common shares represented by ADSs will be paid for in U.S. dollars at the U.S. dollar public offering price per ADS set forth on the cover page of this prospectus supplement.
In the case of the common shares, the international placement agents and their respective affiliates are acting as placement agents on behalf of the Brazilian underwriters (except for Caixa Econômica Federal). Common shares sold in the Brazilian offering placed outside Brazil, in accordance with the International Underwriting and Placement Facilitation Agreement and the Brazilian Underwriting Agreement, will be delivered in Brazil and paid for in reais, and the offering of these common shares is being underwritten by the Brazilian underwriters, pursuant to the Brazilian Underwriting Agreement.
The international underwriting and placement facilitation agreement provides that the obligation of the international underwriters to purchase the ADSs is subject to, among other conditions: (1) the truth and accuracy of representations and warranties and other statements by us and the selling shareholder as of the pricing date and the settlement date of the global offering; (2) the delivery of certain legal opinions by our and their legal counsel in Brazil and in the United States; (3) the absence of a material adverse change to our business; and (4) certain procedures performed by our independent auditors.
The international underwriting and placement facilitation agreement provides that we and the selling shareholder will indemnify the international underwriters and the international placement agents (as defined below), each of their respective affiliates, directors, officers, employees, and each person (if any) who controls such international underwriter against any losses, claims, damages or liabilities (including without limitation, taxes, legal fees and other expenses, including expenses caused by exchange rate variations, incurred by any international underwriter in connection with investigating or defending any suit, action or proceeding), joint or several, to which such international underwriter or international placement agent may become subject, under the Securities Act of 1933, as amended (the “Act”) or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an omission or alleged omission to state in the disclosure documents prepared by us a material fact required to be stated contained in the disclosure documents prepared by us or necessary to make the statements such documents not misleading, except for certain information provided by the international underwriters, as described in the international underwriting and placement facilitation agreement.
The international underwriting and placement facilitation agreement also provides that if any international underwriter or international placement agent defaults in its obligation to purchase our common shares or the ADSs, any other international underwriter or international placement agent may arrange for itself, or another party or other parties to purchase the securities under the terms of the international underwriting and placement facilitation agreement. If within thirty-six hours after such default by an international underwriter or international placement agent, the non-defaulting international underwriter or non-defaulting international placement agent does not arrange for the purchase of such securities, then we and the selling shareholder are entitled to an additional period of thirty-six hours to procure another party or other parties to purchase such securities under the terms of the international underwriting and placement facilitation agreement, provided that such party or parties are satisfactory to the non-defaulting international underwriter or the non-defaulting international placement agent. If after such arrangements for the purchase of the securities the aggregate number of such securities that remains unpurchased does not exceed one eleventh of the aggregate number of all the securities, then we and the selling shareholder will have the right to require each non-defaulting international underwriter or non-defaulting international placement agent to purchase its pro-rata share of the securities the defaulting international underwriter or defaulting international placement agents agreed to purchase, in addition to the securities the respective non-defaulting international underwriters or no-defaulting international placement agents agreed to purchase under the international underwriting and placement facilitation agreement.
Subject to the terms and conditions of the international underwriting and placement facilitation agreement, each of the international underwriters has severally agreed to purchase from us the number of the ADSs listed next to its name in the following table:
International Underwriters	Number of ADSs
Banco BTG Pactual S.A. – Cayman Branch
BofA Securities, Inc.
Goldman Sachs & Co. LLC
Itau BBA USA Securities, Inc.
XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A.
Bradesco Securities, Inc.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC, Inc.
Total
Banco BTG Pactual S.A. — Cayman Branch, BofA Securities, Inc., Goldman Sachs & Co. LLC, Itau BBA USA Securities, Inc. and XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A. are acting as global coordinators for the international offering. Bradesco Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, Inc. are acting as joint bookrunners for the international offering. The offering of the ADSs and common shares by the international underwriters and international placement agents is subject to receipt and acceptance and subject to the international underwriters’ or international placement agents’ right to reject any order in whole or in part.
BTG Pactual US Capital, LLC or one or more U.S. registered broker-dealers will act as agent of Banco BTG Pactual S.A. — Cayman Branch for sales of the ADSs in the United States. Banco BTG Pactual S.A. — Cayman Branch is not a broker-dealer registered with the SEC, and therefore may not make sales of any common shares or ADSs in the United States to U.S. persons.
XP Investments US, LLC or one or more U.S. registered broker-dealers will act as agent of XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A. for sales of the ADSs in the United States. XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A. is not a broker-dealer registered with the SEC, and therefore may not make sales of any common shares or ADSs in the United States to U.S. persons.
BTG Pactual US Capital, LLC, XP Investments US, LLC and Safra Securities LLC will act solely as international placement agents for the placement of common shares, not in the form of ADSs, outside of Brazil. None of BTG Pactual US Capital, LLC (except as an agent of Banco BTG Pactual S.A. — Cayman Branch, as described above), XP Investments US, LLC or Safra Securities LLC will be underwriting, offering or selling any ADSs.
Brazilian Offering and Placement of Common Shares
We and the selling shareholder are concurrently entering into an agreement with a syndicate of Brazilian underwriters providing for the concurrent offering in Brazil of our common shares set forth in the table below. The international offering and the Brazilian offering are being conducted concurrently and conditioned on the closing of each other.

In addition, BTG Pactual US Capital, LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC, Itau BBA USA Securities, Inc., XP Investments US, LLC, Bradesco Securities, Inc, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Inc. and Safra Securities LLC, or the international placement agents, will act as international placement agents for the Brazilian underwriters (except for Caixa Econômica Federal) and will facilitate the placement of our common shares to investors located outside Brazil that are authorized to invest in Brazilian securities under the requirements established by the CMN and the CVM. None of the Brazilian underwriters is registered as a broker-dealer under the Exchange Act and will not engage in any offers, sales or placement of securities within the United States or to U.S. persons. Our common shares purchased by investors outside Brazil will be delivered in Brazil and paid for in reais, and the offering of such common shares is being underwritten by the Brazilian underwriters.
The international underwriters, international placement agents and Brazilian underwriters intend to enter into an intersyndicate agreement that governs specified matters relating to the global offering. The number of our common shares, including common shares in the form of ADSs, as the case may be, actually allocated to each offering may differ from the total amounts that are shown in the tables above and below due to reallocation between the international and Brazilian offerings.
The Brazilian underwriting agreement provides that, if any of the placed common shares are not settled by their relevant investors, except for the common shares subject to the over-allotment option (greenshoe option), the Brazilian underwriters are obligated to purchase them on a firm commitment basis on the settlement date, subject to certain conditions and exceptions as described in the Brazilian underwriting agreement.
Subject to the terms and conditions of the Brazilian underwriting agreement, each of the Brazilian underwriters has severally agreed to place the number of common shares listed next to its name in the following table:
Brazilian Underwriters	Number of Common Shares
Banco BTG Pactual S.A.
Bank of America Merrill Lynch Banco Múltiplo S.A.
Goldman Sachs do Brasil Banco Múltiplo S.A.
Banco Itaú BBA S.A.
XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A.
Banco Bradesco BBI S.A.
Caixa Econômica Federal
Citigroup Global Markets Brasil CCTVM S.A.
Banco de Investimentos Credit Suisse (Brasil) S.A.
Banco J.P. Morgan S.A
Banco Morgan Stanley S.A.
Banco Safra S.A.
Total
The international underwriters, international placement agents and Brazilian underwriters and/or their affiliates may enter into derivative transactions with clients, at their request, in connection with our common shares including in the form of ADSs. The international and Brazilian underwriters and/or their affiliates may also purchase some of our common shares to hedge their risk exposure in connection with such transactions. These transactions may have an effect on demand, price or other terms of the offering.
Priority Offering in Brazil
In accordance with Article 21 of CVM Instruction No. 400 and Article 9 of CPPI Resolution, the Brazilian offering is subject to a priority offering in Brazil, pursuant to which our existing shareholders who held our common shares as of May 27, 2022 and of June 6, 2022 (as verified through the records of the B3 Central Depository and Banco Bradesco S.A., the custody agent of our common shares, in each case after closing of the market) have the right to reserve for purchase an aggregate number of shares equivalent to up to (i) the ratio of such shareholder’s proportional interest in the total number of common shares of our total capital stock outstanding as of June 6, 2022 (excluding treasury shares) multiplied by (ii) the total number of common shares subject to the priority offering. Thus, (i) without taking into consideration the overallotment option, each (a) common share issued by us and held by the custody agent on June 6, 2022, will confer the right to subscribe for an interest equivalent to 0.402995 per share; (b) class A preferred share issued by us and held by the custody agent on June 6, 2022, will confer the right to subscribe for an interest equivalent to 0.402995 per share; and (c) class B preferred shares issued by us and held by the custody agent on June 6, 2022, will confer the right to subscribe for an interest equivalent to 0.402995 per share; or (ii) taking into consideration the overallotment option, each (a) common share issued by us and held by the custody agent on June 6, 2022 will confer the right to subscribe for an interest equivalent to 0.469919 per share, (b) Class A preferred share issued by us and held by the custody agent on June 6, 2022 will confer the right to subscribe for an interest equivalent to 0.469919 per share, and (c) class B preferred share issued by us and held by the custody agent on June 6, 2022 will confer the right to subscribe for an interest equivalent to 0.469919 per share. If such proportional subscription limit results in a fractional share interest, the limit will equal the corresponding largest integer number of shares, subject to the maximum investment amount indicated in the respective priority offering reservation request.
As a result of this priority offering, the total common shares offered hereby may be materially reduced.
In order to participate in the priority offering, ADSs holders may surrender any or all of their ADSs and withdraw the respective underlying common shares so that such holder is deemed record holder of our common shares in Brazil for purposes of the priority offering as of the applicable record dates of May 27, 2022 and of June 6, 2022 (as verified through the records of the B3 Central Depository and Banco Bradesco S.A., the custody agent of our common shares, in each case after closing of the market).
For further information regarding the procedures to surrender your ADS and withdraw the common shares they represent, see “Description of Common Shares and American Depositary Shares — American Depositary Receipts — Withdrawal of Common Shares Upon Cancellation of ADSs” included in the accompanying prospectus. For further information with respect to the procedures for existing shareholders to participate in the priority offering, such shareholders are cautioned to review in detail the separate Portuguese language prospectus to be made public by us in the context of the Brazilian offering.
Holders interested in surrendering their ADSs and withdrawing the common shares they represent should consult and are encouraged to liaise with their respective brokers or financial institutions, including such holders’ brokers or financial institutions in Brazil, to give effect to any such process. The priority offering is also not available to an existing shareholder if the offering would violate local laws of the shareholder’s jurisdiction.
The subscription rights in the priority offering have not been and will not be registered under the Securities Act. Accordingly, the priority offering will not be available to investors in the United States or to U.S. persons, except in reliance on exemptions from registration provided under the Securities Act. In addition, priority subscription is not available to a shareholder if the subscription would violate local laws of the shareholder’s jurisdiction.
This prospectus supplement is not being provided in connection with the priority offering and this prospectus supplement does not constitute an offer to subscribe for any securities in the priority offering. The exercise of rights in the priority offering occurs, and the settlement of the priority offering will occur, only in Brazil.
Overallotment Option
We have the right to sell in the Brazilian offering, in a joint decision with Bank of America Merrill Lynch Banco Múltiplo S.A., up to an additional       of our common shares at the offering price referenced on the cover page of this prospectus supplement, in aggregate representing up to 15% of the common shares initially offered in the Brazilian offering, which may represent 15% of the common shares initially offered in the global offering. This option may be exercised only to cover any over-allotment of common shares in the Brazilian offering. There is no overallotment option in connection with the offering of ADSs.
Discounts, Fees, Commissions and Expenses
The international underwriters, international placement agents and Brazilian underwriters propose to offer the ADSs and the common shares, as the case may be, directly to the public at the offering price set forth on the cover page of this prospectus supplement. After the public offering, the offering price and other selling terms may be changed.
The underwriting fee in connection with the offering of ADSs in connection with the international offering is equal to the public offering price per ADS less the amount paid by the international underwriters to us. The underwriting fee is US$      per ADS. The following table shows the per ADS and total underwriting discounts and commissions to be paid to the international underwriters in the international offering by us. There is no overallotment option in connection with the offering of ADSs.
Per ADS
Public offering price	U.S.$
Underwriting discounts, fees and commissions paid by us	U.S.$
Proceeds to us, before expenses	U.S.$
The underwriting fee in connection with the offering of common shares in connection with the global offering is equal to the public offering price per common share less the amount paid by the Brazilian underwriters to us. The underwriting fee is R$      per common share. The following table shows the per common share and total underwriting discounts and commissions to be paid to the Brazilian underwriters (in the Brazilian offering and with respect to the placement of the common shares in the international offering), assuming both no exercise and full exercise of the Brazilian underwriters’ option to purchase additional common shares.
Per Common Share
	No Exercise	Full Exercise
Public offering price	R$	R$
Underwriting discounts, fees and commissions paid by us	R$	R$
Underwriting discounts, fees and commissions paid by the selling shareholder	R$	R$
Proceeds to us, before expenses	R$	R$
Proceeds to the selling shareholder, before expenses	R$	R$
We agreed to pay for certain expenses incurred in connection with the global offering (excluding underwriting discounts, fees and commissions, expenses incurred by the underwriters for accounting, tax or legal services and other expenses incurred in roadshows and other contracted agents and other expenses incurred directly by them in disposing of the shares they sell, which will be paid by the selling shareholder) including the expenses summarized in the following table:
Amount(1)
(U.S.$)
SEC registration fee
Listing fees
Brazilian offering fee
Printing and engraving fees
Legal fees and expenses
Accountant fees and expenses
Miscellaneous expenses
Total

All amounts in the above table, except for the SEC registration fee are estimated and accordingly are subject to change.
Fees payable to the ADS depositary for the issuance of ADSs will be borne by investors that purchase ADSs in the international offering. For purposes of the international offering, the fee payable to the ADS depositary is U.S.$0.05 per ADS.
No Sale of Similar Securities
Company Lock-up Agreement
We have agreed that for 180 days after the date of this prospectus supplement, we will not, without first obtaining the written consent of the global coordinators (acting as representatives for the international underwriters and international placement agents):
•
offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any common shares, preferred shares or ADSs of the Company or any other similar securities of the Company or securities convertible into or exchangeable or exercisable for any ADSs, common shares, preferred shares or such other similar securities of the Company, including, but not limited to, any options or warrants to purchase such securities or publicly disclose the intention to make any offer, sale, pledge, disposition or filing; or

•
enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described above is to be settled by delivery of other securities, in cash or otherwise, provided that the foregoing restrictions will not apply to:
•
the sale of the common shares (including the form of ADSs) in the global offering; or

•
transfers of common shares in connection with any market maker activities, as provided in a market maker agreement (Contrato de Prestação de Serviços de Formador de Mercado).

Directors, Officers and Certain Shareholders Lock-up Agreement
Our directors and officers, and certain shareholders (the selling shareholder, BNDES and the Brazilian government) have agreed that for 180 days after the date of this prospectus supplement, it will not, without first obtaining the written consent of the global coordinators (acting as representatives for the international underwriters and international placement agents):
•
offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any common shares, preferred shares or ADSs of the Company or any other similar securities of the Company or securities convertible into or exchangeable or exercisable for any ADSs, common shares, preferred shares or such other similar securities of the Company, including, but not limited to, any options or warrants to purchase such securities or publicly disclose the intention to make any offer, sale, pledge, disposition or filing; or

•
enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described above is to be settled by delivery of other securities, in cash or otherwise, provided that the foregoing restrictions will not apply to:
•
the sale of the common shares (including the form of ADSs) in the global offering;

•
bona fide gift or gifts, provided that prior to any such transfer the recipient thereof agrees in writing to be bound by the terms of the lock-up agreement and confirms that he, she or it has been in compliance with the terms of the lock-up agreement since the date thereof (to the extent applicable);

•
transfers to an immediate family member or trust for the direct or indirect benefit of the undersigned and/or the immediate family and/or Affiliate (as such term is defined in Rule 405 under the Act) of the lock-up party, provided that (a) the transferee agrees to be bound in writing by the terms of the lock-up agreement prior to such transfer and confirms that he, she or it has been in compliance with the terms of the lock-up agreement since the date thereof (to the extent applicable), (b) such transfer shall not involve a disposition for value, and (c) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 or otherwise shall be required or shall be voluntarily made in connection with such transfer;
•
transfer to any of its subsidiaries or Affiliates, provided that prior to any such transfer the recipient thereof agrees in writing to be bound by the terms of the lock-up agreement; and

•
by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to any such transfer the recipient thereof agrees in writing to be bound by the terms of the lock-up agreement.

The global coordinators have no current intent or arrangement to release any of the securities subject to the lock-up restrictions prior to the expiration of the 180-day restricted period. There are no contractually specified conditions for the waiver of lock-up restrictions, and any waiver is at the discretion of the global coordinators (acting as representatives for the international underwriters and international placement agents).
Selling Restrictions
Other than our registration with the CVM in Brazil of the Brazilian offering, our registration of the public offering of our common shares with the CVM in Brazil and our registration with the SEC in the United States of the global offering, no action has been or will be taken in any country or jurisdiction by us, the selling shareholder, the international underwriters, or Brazilian underwriters that would permit a public offering of our common shares or the ADSs, or possession or distribution of any offering material in relation thereto, in any country or jurisdiction where action for that purpose is required. Accordingly, our common shares and the ADSs may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with our common shares or the ADSs may be distributed, published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to purchase in any jurisdiction where such offer or solicitation would be unlawful. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering of our common shares and the ADSs, the distribution of this prospectus supplement and resale of our common shares and the ADSs.
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no common shares and the ADSs have been offered or will be offered pursuant to the global offering to the public in that Relevant State prior to the publication of a prospectus in relation to the common shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of common shares (including common shares represented by ADSs) may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)   to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(b)   to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the Global Co-ordinator for any such offer; or
(c)   in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of our common shares and the ADSs that are the subject of this offering shall require us or any international underwriter or international placement agent to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
United Kingdom
This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
The Netherlands
Our common shares and the ADSs may not be offered, sold, transferred or delivered, in or from the Netherlands, as part of the initial distribution or as part of any reoffering, and neither this prospectus supplement nor any other document in respect of the offering may be distributed in or from the Netherlands, other than to individuals or legal entities in The Netherlands other than to qualified investors as defined in The Netherlands Financial Supervision Act (Wet op het financieel toezicht).
Norway
This offer of our common shares and the ADSs and the related materials do not constitute a prospectus under Norwegian law and have not been filed with or approved by the Norwegian Financial Supervisory Authority, the Oslo Stock Exchange or the Norwegian Registry of Business Enterprises, as the offer of our common shares and the ADSs and the related materials have not been prepared in the context of a public offering of securities in Norway within the meaning of the Norwegian Securities Trading Act or any Regulations issued pursuant thereto. The offer of our common shares and the ADSs will only be directed to qualified investors as defined in the Norwegian Securities Regulation section 7-1 or in accordance with other relevant exceptions from the prospectus requirements. Accordingly, the offer of our common shares and the ADSs and the related materials may not be made available to the public in Norway nor may the offer of our common shares and the ADSs otherwise be marketed and offered to the public in Norway.
Spain
Neither our common shares nor the ADSs nor this prospectus supplement have been approved or registered with the Spanish National Securities Exchange Commission (Comision Nacional del Mercado de Valores). Accordingly, neither our common shares nor the ADSs may be publicly offered, sold or delivered, nor any public offer in respect of our common shares and the ADSs made, nor may any prospectus or any other offering or publicity material relating to our common shares and the ADSs be distributed in Spain by the international underwriters, international placement agents or any person acting on their behalf, except in compliance with Spanish laws and regulations.
Sweden
This document has not been prepared in accordance with the prospectus requirements provided for in the Swedish Financial Instruments Trading Act (Sw. lagen (1991:980) om handel med finansiella instrument) (the “Trading Act”). Neither the Swedish Financial Supervisory Authority nor any other Swedish public body has examined, approved or registered this document. Accordingly, this prospectus supplement may not be made available, nor may our common shares or the ADSs be marketed and offered for sale in Sweden, except in circumstances that will not result in a requirement to prepare a prospectus pursuant to the provisions of the Trading Act.

Switzerland
We have not and will not register with the Swiss Financial Market Supervisory Authority, or the “FINMA,” as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (CISA) and accordingly the common shares (including common shares represented by ADSs) being offered pursuant to this prospectus have not and will not be approved, and may not be licensable, with FINMA. Therefore, the common shares (including common shares represented by ADSs) have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the common shares (including common shares represented by ADSs) offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The common shares (including common shares represented by ADSs) may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended, or the “CISO,” such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and any other materials relating to the common shares (including common shares represented by ADSs) are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and will in particular not be copied or distributed to the public in Switzerland or from Switzerland. This prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the common shares (including common shares represented by ADSs) on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.
Neither this prospectus supplement nor any other offering or marketing material relating to this offering, or us, the common shares (including common shares represented by ADSs) have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common shares (including common shares represented by ADSs) will not be supervised by, the Swiss Financial Market Supervisory Authority, or FINMA, and the offer of common shares (including common shares represented by ADSs) has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of common shares (including common shares represented by ADSs).
Canada
Our common shares and the ADSs may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our common share and the ADSs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105),

the international underwriters and the international placement agents are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Australia
This document does not constitute a prospectus or other disclosure document under the Corporations Act 2001 (Cth) (“Australian Corporations Act”) and does not purport to include the information required of a disclosure document under the Australian Corporations Act. This document has not been, and will not be, lodged with the Australian Securities and Investments Commission (whether as a disclosure document under the Australian Corporations Act or otherwise). Any offer in Australia of our common shares or the ADSs under this document or otherwise may only be made to persons who are “sophisticated investors” (within the meaning of section 708(8) of the Australian Corporations Act), to “professional investors” (within the meaning of section 708(11) of the Australian Corporations Act) or otherwise pursuant to one or more exemptions under section 708 of the Australian Corporations Act so that it is lawful to offer our common shares and the ADSs in Australia without disclosure to investors under Part 6D.2 of the Australian Corporations Act.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Hong Kong
This prospectus supplement has not been and will not be approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. No person may offer or sell in Hong Kong, by means of any document, any of our common shares or the ADSs other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong). No person may issue or have in its possession for the purposes of issue, in each case whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to our common shares or the ADSs which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to our common shares or the ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
China
This prospectus supplement has not been and will not be circulated or distributed in the People’s Republic of China, and our common shares and the ADSs may not be offered or sold, and will not be offered or sold, to any person for re-offering or resale, directly or indirectly, to any resident of the People’s Republic of China except pursuant to applicable laws and regulations of the People’s Republic of China. For the purpose of this paragraph, People’s Republic of China does not include Taiwan and the special administrative regions of Hong Kong and Macau.
Japan
Our common shares and the ADSs have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the FIEA) and each international underwriter and international placement agent has represented and agreed that it will not offer or sell any of our common shares or the ADSs, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our common shares and the ADS may not be circulated or distributed, nor may our common shares and the ADS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where our common shares and the ADS are subscribed or purchased under Section 275 of the SFA by a relevant person which is: a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except: to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; where no consideration is or will be given for the transfer; where the transfer is by operation of law; as specified in Section 276(7) of the SFA; or as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), we have determined the classification of our common shares and the ADS and series A shares as prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations in Investment Products).
South Korea
Our common shares and the ADSs have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea under the Financial Investment Services and Capital Markets Act (the “FSCMA”). Our common shares and the ADSs may not be offered, sold or delivered, or offered or sold for re-offering or resale, directly or indirectly, in Korea or to any Korean resident (as such term is defined in the Foreign Exchange Transaction Law of Korea (the “FETL”)), except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the FETL and the decrees and regulations thereunder. Our common shares and the ADSs may not be resold to Korean residents unless the purchaser of such securities complies with all applicable regulatory requirements (including but not limited to government reporting requirements under the FETL and its subordinate decrees and regulations) in connection with the purchase of our common shares and the ADSs.
Malaysia
This prospectus supplement has not been and will not be registered as a prospectus with the Securities Commission Malaysia (“SC”) under the Malaysian Capital Markets and Services Act 2007 (as amended) (“CMSA”). No prospectus or other offering material or document in connection with the offer and sale of our common shares and the ADSs which complies with the requirements of the CMSA, and the guidelines of the SC has been or will be registered with the SC under the CMSA or with any other regulatory body in

Malaysia. Also, no approval or authorization of the SC has been granted for making available, offering for subscription or purchase, or issuing an invitation to subscribe for or purchase our common shares or the ADSs in Malaysia. This prospectus supplement does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the SC under the CMSA.
Accordingly, this prospectus supplement and any other document or material in connection with the Offering will not be circulated or distributed, nor will our common shares or the ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the SC; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires our common shares or the ADSs, as principal, if the offer is on terms that our common shares or the ADSs may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the SC; provided that, in the each of the preceding categories (i) to (xi), the distribution of our common shares or the ADSs is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities.
Thailand
This prospectus supplement does not, and is not intended to, constitute a public offering in Thailand. Our common shares or the ADSs may not be offered or sold to persons in Thailand, unless such offering is made under the exemptions from approval and filing requirements under applicable laws, or under circumstances which do not constitute an offer for sale of the shares to the public for the purposes of the Securities and Exchange Act of 1992 of Thailand, nor require approval from the Office of the Securities and Exchange Commission of Thailand.
Kuwait
Neither our common shares nor the ADSs have been authorized or licensed by the Capital Markets Authority of the State of Kuwait (the “CMA”) for offering, marketing or sale in the State of Kuwait. Our common shares and the ADSs will not be offered, marketed and/or sold by us in the State of Kuwait, except through a licensed person duly authorized to undertake such activity pursuant to Law No. 7 of 2010 Concerning the Establishment of the Capital Markets Authority and the Regulating of Securities Activities and its executive bylaws (each as amended) (the “CML Rules”) and unless all necessary approvals from the CMA pursuant to the CML Rules, together with the various resolutions, regulations, directives and instructions issued pursuant thereto or in connection therewith (regardless of nomenclature or type), or any other applicable law or regulation in the State of Kuwait, have been given in respect of the offering, marketing and/or sale of our common shares and the ADSs. Our common shares and the ADSs may not be offered onshore in the State of Kuwait except to Professional Clients as defined in the CML Rules. This prospectus is not for general circulation to the public in Kuwait nor will our common shares and the ADSs be sold by way of a public offering in Kuwait. Persons into whose possession this prospectus supplement comes are required by us and the international underwriters and the international placement agents to inform themselves about and to observe such restrictions. Investors from the State of Kuwait who approach us or any of the international underwriters or the international placement agents to obtain copies of this prospectus supplement are required by us and the international underwriters and international placement agents to keep such prospectus supplement confidential and not to make copies thereof or distribute the same to any other person and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of our common shares and the ADSs.

Saudi Arabia
No offers or sales of our common shares or the ADSs may be made in Saudi Arabia.
Qatar
No offers or sales of our common shares or the ADSs may be made in Qatar.
United Arab Emirates (excluding the Dubai International Financial Centre and the Abu Dhabi Global Market)
Neither our common shares nor the ADSs have been, nor are being, publicly offered, sold, promoted or advertised in the United Arab Emirates (the “UAE”) other than in compliance with any laws applicable in the UAE governing the issue, offering or sale of securities. Prospective investors in the Dubai International Financial Centre and the Abu Dhabi Global Market should have regard to the specific notice to prospective investors in the Dubai International Financial Centre and the Abu Dhabi Global Market, as the case may be, set out below. The information contained in this prospectus supplement does not constitute a public offer of our common shares or the ADSs in the U.A.E. in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 of the U.A.E., as amended) or otherwise and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Emirates Securities and Commodities Authority or the Dubai Financial Services Authority. If you do not understand the contents of this prospectus supplement you should consult an authorized financial adviser. This prospectus supplement is provided for the benefit of the recipient only, and should not be delivered to, or relied on by, any other person.
Dubai International Financial Centre
Neither our common shares nor the ADSs have been, nor are being, offered to any person in the Dubai International Financial Centre unless such offer is: (1) an “Exempt Offer” in accordance with the Markets Rules (MKT) Module of the Dubai Financial Services Authority (the “DFSA”) rulebook; and (2) made only to persons who meet the Professional Client criteria set out in Rule 2.3.3 of the DFSA Conduct of Business (COBS) Module of the DFSA rulebook.
Abu Dhabi Global Market
Neither our common shares nor the ADSs have been, nor are being, offered to any person in the Abu Dhabi Global Market unless such offer is: (1) an “Exempt Offer” in accordance with the Markets Rules (MKT) Module of the Financial Services Regulatory Authority (the “FSRA”) rulebook or otherwise in circumstances which do not require the publication of an “Approved Prospectus” (as defined in section 61(2) of the Financial Services and Markets Regulations 2015, as amended; and (2) made only to persons who meet the Professional Client criteria set out in Rule 2.4 of the FRSA Conduct of Business (COBS) Module of the FSRA rulebook.
Mexico
Our common shares and the ADSs have not been and will not be registered in Mexico with the National Registry of Securities, maintained by the Mexican National Banking and Securities Commission and, as a result, may not be offered or sold publicly in Mexico. We and any international underwriter, international placement agent or purchaser may offer and sell our common shares and the ADSs in Mexico to Institutional and Accredited Investors, on a private placement basis, pursuant to Article 8 of the Mexican Securities Market Law. Specific requirements apply in relation to any marketing materials relating to such an offer or sale to Institutional and Accredited Investors, on a private placement basis.
Chile
Pursuant to Law No. 18,045 of Chile (the securities market law of Chile) and Rule (Norma de Carácter General) No. 336, dated June 27, 2012 (Rule 336), issued by the Superintendency of Securities and Insurance of Chile (Superintendencia de Valores y Seguros de Chile, or “SVS’”), our common shares and the ADSs may be privately offered in Chile to certain “qualified investors” identified as such by Rule 336 (which in turn are further described in rule No. 216, dated June 12, 2008, of the SVS).
Rule 336 requires the following information to be provided to prospective investors in Chile:
1.
Date of commencement of the offer of our common shares and the ADSs in Chile: May 27, 2022.

2.
The offer of our common shares and the ADSs is subject to Rule 336.

3.
The offering of our common shares and the ADSs is not registered with the Securities Registry (Registro de Valores) of the SVS nor with the foreign securities registry (Registro de Valores Extranjeros) of the SVS and as such;

a.
Our common shares and the ADSs are not subject to the oversight of the SVS; and

b.
The issuer of our common shares and the ADSs is not subject to the obligation to make publicly available information about the common shares and ADSs in Chile.

4.
Our common shares and the ADSs may not be subject to public offering in Chile unless and until they are registered with the relevant Securities Registry of the SVS.

Los Valores se ofrecen privadamente en Chile de conformidad con las disposiciones de la Ley No 18.045 de Mercado de Valores, y la Norma de Carácter General No 336 de 27 de junio de 2012 (“NCG 336”) emitida por la Superintendencia de Valores y Seguros de Chile.
En cumplimiento de la NCG 336, la siguiente información se proporciona a los potenciales inversionistas residentes en Chile.
1.
La oferta de estos valores en Chile comienza el día 27 de mayo del 2022.

2.
La oferta se encuentra acogida a la NCG 336.

3.
La oferta versa sobre valores que no se encuentran inscritos en el Registro de Valores ni en el Registro de Valores Extranjeros que lleva la Superintendencia de Valores y Seguros, por lo que:

a.
Los valores no están sujetos a la fiscalización de esa Superintendencia; y

b.
El emisor de los valores no está sujeto a la obligación de entregar información pública sobre los valores ofrecidos.

4.
4. Los valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.

Colombia
Our common shares and the ADSs will not be authorized by the Colombian Superintendency of Finance (Superintendencia Financiera de Colombia) and will not be registered under the Colombian National Registry of Securities and Issuers (Registro Nacional de Valores y Emisores), and, accordingly, our common shares and the ADSs will not be offered or sold to persons in Colombia except in circumstances which do not result in a public offering under Colombian law.
Peru
Our common shares and the ADSs and the information contained in this prospectus supplement are not being publicly marketed or offered in Peru and will not be distributed or caused to be distributed to the general public in Peru. Peruvian securities laws and regulations on public offerings will not be applicable to the issuer or the sellers of our common shares and the ADSs before or after their acquisition by prospective investors. Our common shares and the ADSs and the information contained in this prospectus supplement have not been and will not be reviewed, confirmed, approved, or in any way submitted to the Peruvian Superintendency of Capital Markets (Superintendencia del Mercado de Valores, or “SMV”) nor have they been registered under the Securities Market Law (Ley del Mercado de Valores) or any other Peruvian regulations. Accordingly, our common shares and the ADSs cannot be offered or sold within Peruvian territory except to the extent any such offering, or sale qualifies as a private offering under Peruvian regulations and complies with the provisions on private offerings set forth therein.
Argentina
Our common shares and the ADSs have not been registered with the Comisión Nacional de Valores and may not be offered publicly in Argentina. Our common shares and the ADSs may not be publicly distributed in Argentina. Neither we nor the international underwriters or international placement agents will solicit the public in Argentina in connection with this prospectus supplement. Argentine holders are encouraged to consult a tax advisor as to the particular Argentine tax consequences derived from the holding of, and any transactions relating to our common shares and the ADSs.
Other Relationships
In addition to the global offering, the international underwriters, international placement agents and Brazilian underwriters and their respective affiliates have engaged in a variety of commercial and investment banking transactions from time to time with us for which we have paid customary fees and expenses, including financing transactions, bank guarantees and foreign exchange and derivative transactions, such as currency and interest swaps, and have provided advisory services for mergers and acquisitions and issuances of debt and equity in the local and international capital markets. See “Item 4. Information on the Company — Business Overview — Lending and Financing Activities” in the 2021 Form 20-F for more information about our debt issuances.
BNDES Participações S.A. — BNDESPAR is acting as selling shareholder. The selling shareholder has engaged in a variety of commercial banking transactions from time to time with us or our affiliates for which we have paid customary fees and expenses, including financing transactions and bank guarantees.
The addresses of the international underwriters and international placement agents for the international offering are as follows:
International Underwriters
Banco BTG Pactual S.A. — Cayman Branch Harbour Place, 5th Floor 103 South Church Street PO Box 1353GT Grand Cayman, Cayman Islands	BofA Securities, Inc. One Bryant Park New York, New York 10036 United States of America
Goldman Sachs & Co. LLC 200 West Street, New York, New York 10282 United States of America	Itau BBA USA Securities, Inc. 540 Madison Avenue, 24th Floor New York, New York 10022 United States of America
XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A. Avenida Presidente Juscelino Kubitschek, 1,909 25th to 30th Floors 04543-010 São Paulo, São Paulo Brazil	Bradesco Securities, Inc. 450 Park Avenue, 32nd Floor New York, New York 10022 United States of America
Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013 United States of America	Credit Suisse Securities (USA) LLC 11 Madison Avenue, 24th Floor New York, New York 10010 United States of America
J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179 United States of America	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036 United States of America

International Placement Agents (to the extent a different entity than the international underwriter)
BTG Pactual US Capital, LLC 601 Lexington Avenue, 57th floor New York, New York 10022 United States of America	XP Investments US, LLC 55W 46th Street New York, New York 10036 United States of America
Safra Securities LLC 546 Fifth Avenue New York, New York 10036 United States of America

TAXATION
Material U.S. Federal Income Tax Consequences
The following discussion describes the material U.S. federal income tax consequences of purchasing, holding and disposing of our shares or ADSs. This discussion applies only to beneficial owners of our ADSs or shares that are “U.S. Holders,” as defined below. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing final, temporary and proposed Treasury Regulations, administrative pronouncements by the U.S. Internal Revenue Service, or IRS, and judicial decisions, all as currently in effect and all of which are subject to change (possibly on a retroactive basis) and to different interpretations.
This discussion does not purport to address all U.S. federal income tax consequences that may be relevant to a particular holder and you are urged to consult your own tax advisor regarding your specific tax situation. This discussion does not address any aspect of U.S. federal taxation other than U.S. federal income taxation (such as the estate and gift tax or the Medicare tax on net investment income). The discussion applies only to U.S. Holders who hold our shares or ADSs as “capital assets” (generally, property held for investment) under the Code and does not address the tax consequences that may be relevant to U.S. Holders in special tax situations including, for example:
•
financial institutions or insurance companies;

•
tax-exempt organizations;

•
broker-dealers;

•
traders in securities that elect to mark to market;

•
real estate investments trusts, regulated investment companies, partnerships or grantor trusts;

•
investors whose functional currency is not the U.S. dollar;

•
U.S. expatriates;

•
holders that hold our shares or ADSs as part of a hedge, straddle, or conversion transaction; or

•
holders that own, directly, indirectly, or constructively, 10% or more of the total combined voting power or value, if any, of our shares or ADSs.

Except where specifically described below, this discussion assumes that we are not a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. Please see the discussion in “Passive Foreign Investment Company Rules” below. Further, this discussion does not address the alternative minimum tax consequences of holding our shares or ADSs or the indirect consequences to holders of equity interests in partnerships or other entities that own our shares or ADSs. In addition, this discussion does not address the state, local and non-U.S. tax consequences of holding our shares or ADSs.
YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF PURCHASING, OWNING, AND DISPOSING OF OUR SHARES OR ADSS IN YOUR PARTICULAR CIRCUMSTANCES.
You are a “U.S. Holder” if you are a beneficial owner of shares or ADSs and you are for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation, or any other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds shares or ADSs, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. A prospective investor who is a partner of a partnership holding our shares or ADSs should consult its own tax advisor regarding the specific tax consequences of the purchase, ownership and disposition of the shares or ADSs.
Ownership of ADSs in General
For U.S. federal income tax purposes, if you are a holder of ADSs, you generally will be treated as the owner of the shares represented by such ADSs. Deposits and withdrawals of shares by a U.S. Holder in exchange for ADSs generally will not result in the realization of gain or loss for U.S. federal income tax purposes.
The U.S. Treasury has expressed concerns that parties to whom receipts similar to the ADSs are released may be taking actions that are inconsistent with the claiming of foreign tax credits by U.S. Holders of ADSs and that would also be inconsistent with the claiming of the reduced tax rate described below applicable to dividends received by certain non-corporate U.S. Holders. Accordingly, the analysis of the creditability of Brazilian taxes and the availability of the reduced rate for dividends received by certain non-corporate holders could be affected by actions taken by parties to whom the ADSs are released.
Distributions on Shares or ADSs
The gross amount of distributions made to you of cash or property with respect to your shares or ADSs, before reduction for any Brazilian taxes withheld therefrom and including any amounts that are treated as interest on shareholders’ equity for Brazilian tax purposes and any additional amounts relating thereto, will be includible in your income as dividend income in the year actually or constructively received to the extent such distributions are paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. We, however, do not expect to maintain calculations of our earnings and profits in accordance with the U.S. federal income tax accounting principles. You should, therefore, expect that any distribution we make will be treated as a dividend. Such dividends will not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders. Subject to applicable limitations, including holding period limitations, and the discussion above regarding concerns expressed by the U.S. Treasury, dividends paid to non-corporate U.S. Holders of ADSs (but not shares) will be taxable at a maximum rate of 20.0%.
If you are a U.S. Holder, and we pay a dividend in Brazilian reais, any such dividend will be included in your gross income in an amount equal to the U.S. dollar value of Brazilian reais on the date of actual or constructive receipt by you or, in the case of ADSs, the depositary, regardless of whether or when the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income.
If you are a U.S. Holder, dividends paid to you with respect to your shares or ADSs will be treated as foreign source income, which may be relevant in calculating your foreign tax credit limitation. Subject to certain conditions and limitations, Brazilian tax withheld on dividends may be credited against your U.S. federal income tax liability. Instead of claiming a credit, you may, at your election, deduct such otherwise creditable Brazilian taxes in computing your taxable income, subject to generally applicable limitations under U.S. law. The rules governing foreign tax credits and deductions for non-U.S. taxes are complex and, therefore, you should consult your own tax advisor regarding the applicability of these rules in your particular circumstances.
Sale or Exchange or other Taxable Disposition of Shares or ADSs
A U.S. Holder generally will recognize capital gain or loss upon the sale, exchange or other taxable disposition of our shares or ADSs measured by the difference between the U.S. dollar value of the amount realized and the U.S. Holder’s adjusted tax basis in the shares or ADSs disposed of. Any gain or loss will be long-term capital gain or loss if the shares or ADSs have been held for more than one year. Long-term capital gains of certain U.S. Holders (including individuals) are eligible for reduced rates of U.S. federal income taxation. The deductibility of capital losses is subject to certain limitations under the Code.
If Brazilian tax is withheld on the sale or other disposition of a share or ADS, the amount realized by a U.S. Holder will include the gross amount of the proceeds of that sale or other disposition before deduction of the Brazilian tax. Capital gain or loss, if any, realized by a U.S. Holder on the sale, exchange or other taxable disposition of a share or ADS generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes. The U.S. Holder is likely not to be able to claim a foreign tax credit for that Brazilian tax. The U.S. foreign tax credit rules are complex. U.S. Holders should consult their own advisors with respect to the application of these rules to their particular circumstances, including whether they can take a deduction in lieu of claiming a foreign tax credit.
The foreign currency rules applicable to shares are complex and may depend on a U.S. Holder’s particular U.S. federal income tax situation. U.S. Holders are urged to consult their tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of shares.
Passive Foreign Investment Company Rules
In general, a non-U.S. corporation is a PFIC with respect to a U.S. Holder if, for any taxable year in which the U.S. Holder holds stock in the non-U.S. corporation, at least 75% of its gross income is passive income or at least 50% of the value of its assets (determined on the basis of a quarterly average) produce passive income or are held for the production of passive income. For this purpose, passive income generally includes, among other things, dividends, interest, rents, royalties and gains from the disposition of investment assets (subject to various exceptions). Based upon the nature of our current and projected income, assets and activities, we do not believe the shares or ADSs were for the preceding taxable year nor do we expect them to be, shares of a PFIC for U.S. federal income tax purposes. However, the determination of whether the shares or ADSs constitute shares of a PFIC is a factual determination made annually and thus may be subject to change. Because these determinations are based on the nature of our income and assets from time to time, as well as certain items that are not directly in our control, such as the value of our shares and ADSs and involve the application of complex tax rules the application of which to our business is not always entirely clear, no assurances can be provided that we will not be considered a PFIC for the current tax year or any past or future tax year.
If we are treated as a PFIC for any taxable year during which you are a U.S. Holder, various adverse consequences could apply to you. Neither gains nor dividends would be subject to the reduced tax rates discussed above that are applicable in certain situations. Rather, gain recognized by you on a sale or other disposition of the shares or ADSs would be allocated ratably over your period for the shares or ADSs. The amounts allocated to the taxable year of the sale or disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, and an interest charge would be imposed on such tax as if it had not been paid from the original due date for your tax return for such year. Further, any distribution in respect of shares or ADSs in excess of 125 percent of the average of the annual distributions on shares or ADSs received by you during the preceding three years or, if shorter, your holding period would be subject to taxation as described above. Certain elections may be available (including a mark to market election) to U.S. persons that may mitigate the adverse consequences resulting from PFIC status. In any case, you would be subject to additional U.S. tax form filing requirements.
If we were a PFIC for any year during which a U.S. Holder owned shares or ADSs, we would generally continue to be treated as a PFIC with respect to such U.S. Holder for all succeeding years during which such U.S. Holder held the shares or ADSs, even if we ceased to meet the threshold requirements for PFIC status.
If a U.S. Holder owns shares or ADSs during any year in which we are a PFIC, the U.S. Holder generally will be required to report additional information with its U.S. federal income tax returns.
U.S. Holders should consult their tax advisors regarding our PFIC status for any taxable year and the potential application of the PFIC rules.

Backup Withholding and Information Reporting
In general, dividends on our shares or ADSs, and payments of the proceeds of a sale, exchange or other disposition of shares or ADSs, paid within the United States or through certain United States-related financial intermediaries to a U.S. Holder are subject to information reporting and may be subject to backup withholding unless the holder: (i) establishes, if required to do so, that it is an exempt recipient; or (ii) in the case of backup withholding, provides an accurate taxpayer identification number and certifies that it is a U.S. person and has not lost its exemption from backup withholding.
Backup withholding is not an additional tax. You can credit amounts withheld under these rules against your U.S. federal income tax liability, or obtain a refund of such amounts that exceed your U.S. federal income tax liability, provided that the required information is furnished to the IRS.
You should consult your own tax advisors concerning any U.S. reporting requirements that may arise out of your ownership or disposition of ADSs or shares in light of your particular circumstances. The penalty for failing to comply with reporting requirements can be significant.
Material Brazilian Tax Considerations
The following discussion is a summary of the material Brazilian tax considerations regarding the acquisition, ownership and disposition of our common shares or ADSs by a holder that is not domiciled in Brazil for purposes of Brazilian taxation and which has registered its investment in such securities with the Central Bank (in each case, a “Non-Resident Holder”). The tax consequences described below do not take into account the effects of any tax treaties or reciprocity of tax treatment entered into by Brazil and other countries. The discussion also does not address any tax consequences under the tax laws of any state or municipality of Brazil.
Specifically, regarding the tax laws of Brazil and the United States and the regulations thereunder, as in effect on the date hereof, which are subject to change, although there is at present no income tax treaty between Brazil and the United States, the tax authorities of the two countries have entered into a Tax Information Exchange Agreement and have had discussions that may culminate in a treaty. No assurance can be given, however, as to whether or when a treaty will enter into force or of how it will affect holders of our common shares or ADSs. This summary is also based on representations of the depositary and on the assumption that each obligation in the Deposit Agreement relating to our ADSs and the related documents will be performed in accordance with its terms.
Introduction
Pursuant to Brazilian law, non-Brazilian (foreign) investors may invest in the common shares under Central Bank Resolution No. 4,373.
Resolution No. 4,373 allows foreign investors to invest in Brazilian financial and capital markets, provided that some requirements therein described are fulfilled. In accordance with Resolution No. 4,373, the definition of foreign investor includes individuals, legal entities, mutual funds and other collective investment entities, domiciled or headquartered abroad.
Pursuant to Resolution No. 4,373, foreign investors must: (i) appoint at least one representative in Brazil with powers to perform actions relating to the foreign investment and which must be a financial institution or an institution duly authorized by the Central Bank; (ii) register the foreign investment with the Central Bank; (iii) appoint at least one custodian duly authorized by the CVM; (iv) appoint a representative in Brazil for taxation purposes; and (v) obtain a taxpayer identification number from the Brazilian Federal Tax Authorities (which will be requested by CVM). For more details about the requirements to be met in order to qualify as foreign investor under Resolution No. 4,373, see “Item 9.C. Markets — Investment in our Preferred Shares by non-residents of Brazil.”
Securities and other financial assets held by foreign investors pursuant to Resolution No. 4,373 must be registered or maintained in deposit accounts or under the custody of an entity duly licensed by the Central Bank or the CVM. In addition, securities trading is restricted to transactions carried out in stock exchanges or organized over-the-counter markets licensed by the CVM, except for such other cases as may be set forth in the applicable CVM regulations from time to time.
Income tax
For purposes of Brazilian taxation, there are two types of Non-Resident Holders of our shares or ADSs: (i) Non-Resident Holders that are not resident or domiciled in a “Tax Haven” jurisdiction (i.e., a country or location that does not impose income tax or where the maximum income tax rate is lower than 20% (or 17% in relation to the countries or locations that are aligned with the international fiscal transparency standards) or where the internal legislation imposes restrictions to disclosure of shareholding composition or the ownership of the investment), and that, in the case of holders of our shares, are registered before the Central Bank and the CVM being able to invest in Brazil in accordance with Resolution No. 4,373 (“Registered Holder”); and (ii) other Non-Resident Holders, which include any and all non-residents of Brazil who invest in equity securities of Brazilian companies through any other means and all types of investor that are located in Tax Haven. The investors mentioned in item (i) above which are registered with the Central Bank and the CVM being able to invest in Brazil in accordance with Resolution No. 4,373, are subject to a favorable tax regime in Brazil, as described below. Nonetheless, there can be no assurance that the current preferential treatment for holders of ADSs and Non-Resident Holders of preferred or common shares under Resolution No. 4,373 will continue or will not be changed in the future.
Dividends.   Dividends paid by a Brazilian corporation paid to a non-Brazilian holder of common shares, are currently not subject to Brazilian withholding income tax (“WHT”), to the extent that such amounts are related to profits generated on or after January 1, 1996. Dividends paid from profits generated before January 1, 1996 may be subject to Brazilian WHT at variable rates, pursuant to the tax legislation applicable to each corresponding year.
Law No. 11,638, dated December 28, 2007, significantly modified the Brazilian Corporations Law in order to align Brazilian GAAP more closely with IFRS, as issued by the IASB. Nonetheless, Law No. 11,941 dated May 27, 2009 introduced the transitory tax regime (regime tributário de transição), or RTT, in order to render neutral, from a tax perspective, all changes provided by Law No. 11,638/07. Under RTT. Brazilian companies had to adopt, for tax purposes, the accounting rules and criteria that were effective as in force on December 31, 2007.
Profits determined pursuant to Law No. 11,638 (the “IFRS Profits”), may differ from the profits calculated pursuant to the accounting methods and criteria as effective on December 31, 2007 (the “2007 Profits”).
While it was general market practice to distribute exempted dividends with reference to the IFRS Profits, Normative Ruling No. 1,397, issued by the Brazilian tax authorities on September 16, 2013, established that legal entities should observe the accounting methods and criteria in force on December 31, 2007, or 2007 Profits, in order to determine the amount of profits that could be distributed as exempted income to its beneficiaries.
Any profits paid in excess of said 2007 Profits (the “Excess Dividends”), should, in the tax authorities’ view, be subject to the following rules of taxation: (1) 15% WHT, in the case of beneficiaries domiciled abroad, but not in Low Taxation Jurisdictions or Nil Taxation Jurisdictions (as defined below), and (2) 25% WHT, in the case of beneficiaries domiciled in Low Taxation Jurisdictions or Nil Taxation Jurisdictions (as defined below).
In order to mitigate potential disputes on the subject, Law No. 12,973, dated May 13, 2014, in addition to revoking the RTT, introduced a new set of tax rules (the “New Brazilian Tax Regime”), including new provisions with respect to Excess Dividends. Under these new provisions: (1) Excess Dividends related to profits generated from 2008 to 2013 tax exempt; (2) potential disputes remain concerning the Excess Dividends related to 2014 profits, unless our company had voluntarily elected to apply the New Brazilian Tax Regime in 2014; and (3) as of 2015, as the New Brazilian Tax Regime is mandatory and has completely replaced the RTT, dividends calculated based on IFRS standards should be considered fully exempt.
Additionally, there are currently bill under discussion in which the taxation of dividends was proposed. It is not possible to foresee if the taxation of dividends will be effectively approved by the Brazilian Congress and how it will be implemented.

Capital Gains.   As a general rule, capital gains realized as a result of a disposition transaction are the positive difference between the amount received on the disposition of the assets and the respective acquisition cost. Under Brazilian law, income tax on such gains can vary depending on the domicile of the Non-Resident Holder, the type of registration of the investment by the Non-Resident Holder with the Central Bank and how the disposition is carried out, as described below.
(a)
Sale of ADSs

Pursuant to Law No. 10,833, enacted on December 29, 2003, gains recognized on the disposition of assets located in Brazil by a Non-Resident Holder, whether to other Non-Resident Holders or Brazilian holders, are subject to taxation in Brazil. This rule is applicable regardless of whether the disposition is conducted in Brazil or abroad. Although we believe that the ADSs do not fall within the definition of assets located in Brazil for purposes of Law No. 10,833 because they represent securities issued and renegotiated in an offshore exchange market, considering the general and unclear scope of such provisions, as well as the lack of a judicial court ruling in respect thereto, we are unable to predict whether such understanding will ultimately prevail in the courts of Brazil. It is important to note, however, that even if ADSs were considered assets located in Brazil, investors that are resident in non-Tax Haven locations could potentially qualify for an exemption of capital gain tax according to article 81 of Law No. 8,981/1995 (controversial matter).
If such arguments do not prevail, it is important to mention that with respect to the cost of acquisition to be adopted for calculating such gains, Brazilian law has conflicting provisions regarding the currency in which such amount must be determined. It is possible to sustain that the capital gains should be based on the positive difference between the cost of acquisition of the shares registered with the Central Bank in foreign currency and the value of disposal of those shares in the same foreign currency. However, considering the unclear scope of applicable regulations, assessments have been issued adopting the cost of acquisition in Brazilian currency.
(b)
Conversion of shares into ADSs

The deposit of our shares in exchange for ADSs may be subject to Brazilian tax on capital gains at the rate of gains at rates ranging from 15% to 22.5%, or 25% in the case of investors domiciled in a Low Taxation Jurisdiction or Nil Taxation Jurisdiction, as defined below, if the acquisition cost of the shares, in the case of other market investors under Resolution No. 4,373, or the amount otherwise previously registered with the Central Bank as a foreign investment in the preferred or common shares is lower than:
(i)
the average price per preferred or common share on a Brazilian stock exchange on which the greatest number of such shares were sold on the day of deposit; or

(ii)
if no preferred or common shares were sold on that day, the average price on the Brazilian stock exchange on which the greatest number of preferred or common shares were sold in the 15 trading sessions immediately preceding such deposit.

In such case, the difference between the amount previously registered, or the acquisition cost, as the case may be, and the average price of the shares calculated as set out above will be considered to be a capital gain. subject to taxation. Although there is no clear regulatory guidance, there may be arguments to sustain that such taxation is not applicable in the case of a non-Brazilian holder that is a 4.373 Holder (as defined below) and is not resident in a Low Taxation Jurisdiction or Nil Taxation Jurisdiction, as defined below.
(c)
Conversion of ADSs into shares

Although there is no clear regulatory guidance, the exchange of ADSs for shares should not be subject to Brazilian tax. Non-Resident Holders may exchange ADSs for the underlying shares, sell the shares on a Brazilian stock exchange and remit abroad the proceeds of the sale within five business days from the date of exchange (in reliance on the depositary’s electronic registration), with no tax consequences.
Upon receipt of the underlying shares in exchange for ADSs, Non-Resident Holders may also elect to register with the Central Bank the U.S. dollar value of such shares as a foreign portfolio investment under Resolution No. 4,373, which will entitle them to the tax treatment referred above.

Alternatively, the Non-Resident Holder is also entitled to register with the Central Bank the U.S. dollar value of such shares as a foreign direct investment under Law No. 4,131/1962, in which case the respective sale would be subject to the tax treatment applicable to transactions carried out of by a Non-Resident Holder that is not a Registered Holder.
(d)
Sale of common and preferred shares negotiated in Brazil

As a rule, capital gains realized as a result of a transaction carried out on a Brazilian stock exchange can be measured by the positive difference between the amount realized upon sale or exchange of a security and its respective acquisition cost.
There is a controversy regarding the currency that should be considered for purposes of determining the capital gain realized by a non-Brazilian holder on a sale or disposition of common shares in Brazil, more specifically if such capital gain is to be determined in foreign or in local currency. However, Article 23 of Normative Instruction No. 1,455/14, issued by Brazilian tax authorities, provides that the capital gains shall be calculated in reais.
Until December 31, 2016, the applicable general rate for non-residents was 15%. Law No. 13,259, of March 17, 2016, increased the income tax rates applicable to gains derived by Brazilian individuals up to 22.5%. Under Law No. 13,259/16, the income tax rates applicable to Brazilian individuals’ capital gains would be: (i) 15% for the part of the gain that does not exceed R$5 million, (ii) 17.5% for the part of the gain that exceeds R$5 million but does not exceed R$10 million, (iii) 20% for the part of the gain that exceeds R$10 million but does not exceed R$30 million and (iv) 22.5% for the part of the gain that exceeds R$30 million.
At the time, there was uncertainty around whether or not the new progressive income tax rates applied to Non-Brazilian Holders, because Law No. 13,259 made express reference to the capital gains tax applicable to Brazilian resident individuals but did not mention capital gains tax in respect of non-residents.
Considering that Brazilian tax law sets forth that, in certain circumstances, the tax regime applicable to non-resident investors is the one applicable to Brazilian resident individuals, questions could be raised as to how such increase may affect Non-Brazilian Holders upon the disposition of common shares carried out (i) outside of the Brazilian stock exchange, (ii) carried out by a non-Brazilian holder that is not a 4.373 Holder (as defined below); and/or (iii) carried out by a non-Brazilian holder resident in a Low Taxation Jurisdiction or Nil Taxation Jurisdiction.
Therefore, Non-Brazilian Holders are advised to consult their own tax advisors regarding the possible consequences of Law No. 13,259/16 on the disposition of common shares.
Notwithstanding the foregoing, according to our interpretation of the applicable law, capital gains realized by a non-Brazilian holder on the disposition of common shares sold on a Brazilian stock exchange (which includes a transaction carried out on the organized over-the-counter market) are:
•
Exempt from income tax when realized by a Non-Resident Holder that (a) is a 4.373 Holder and (b) is not resident or domiciled in a “Tax Haven” jurisdiction;

•
subject to income tax at a 15% rate in case of gains realized by (1) a Non-Resident Holder that (a) is not a 4.373 Holder and (b) is not resident or domiciled in a “Tax Haven” jurisdiction and (2) a Non-Resident Holder that (a) is a 4.373 Holder and (b) is resident or domiciled in a “Tax Haven” jurisdiction; or

•
subject to income tax at a 25% rate in case of gains realized by a Non-Resident Holder that is not a 4.373 Holder and is resident or domiciled in a “Tax Haven” jurisdiction.

Any other gains realized on a sale or disposition of common and preferred shares that is not carried out on a Brazilian stock exchange are:
•
subject to income tax at the rate of 15%, when realized by a Non-Resident Holder that (i) is a 4.373 Holder; and (ii) is not resident or domiciled in a “Tax Haven” jurisdiction;

•
subject to progressive income tax rates ranging from 15% to 22.5% in case of gains realized by a Non-Resident Holder that (a) (1) is not a 4.373 Holder, and (2) is not resident or domiciled in a “Tax

Haven” jurisdiction; or (b) (1) is a 4.373 Holder and (2) is resident or domiciled in a Low Taxation Jurisdiction or Nil Taxation Jurisdiction; and
•
subject to income tax at a 25% rate in case of gains realized by a Non-Resident Holder that is resident or domiciled in a “Tax Haven” jurisdiction.

In the cases above, if the gains are related to transactions conducted on the Brazilian non-organized over-the-counter market with intermediation of a financial institution, the withholding income tax of 0.005% will apply and can be credited against the eventual income tax due on the capital gain.
In the case of a redemption of securities or a capital reduction by a Brazilian corporation, the positive difference between the amount effectively received by the Non-Resident Holder and the corresponding acquisition cost of the common shares redeemed is treated, as capital gains derived from the sale or exchange of common shares not carried out on a Brazilian stock exchange and is subject to the same tax treatment above described.
Any exercise of preemptive rights relating to the preferred or common shares or ADSs will not be subject to Brazilian withholding income tax. Any gain on the sale or assignment of preemptive rights relating to shares by the depositary on behalf of holders of ADSs will be subject to Brazilian income taxation according to the same rules applicable to the sale or disposal of shares.
Payments of Interest Attributable to Shareholders’ Equity.   In accordance with Law No. 9,249, dated December 26, 1995, as amended, Brazilian corporations may make distributions to shareholders of interest on shareholders’ equity as an alternative to making dividend distributions and treat those payments as a deductible expense for the purposes of calculating Brazilian corporate income tax and, as from 1997, social contribution on net income, as far as certain limits are observed. Such interest is limited to the daily pro rata variation of the TJLP as determined by the Central Bank from time to time multiplied by the sum of determined Brazilian company’s net equity accounts, multiplied by the net equity value of the Brazilian company with certain adjustments. The amount of deduction cannot exceed the greater of:
•
50% of the net profit (after the social contribution on net income and before the provision for corporate income tax, and the amounts attributable to shareholders as interest on net equity) for the period in respect of which the payment is made; or

•
50% of the sum of retained profits and profits reserves as of the date of the beginning of the period in respect of which the payment is made.

Payments of interest on own capital in respect of the preferred or common shares paid to shareholders who are either Brazilian residents or non-resident of Brazil, including holders of ADSs, are subject to Brazilian withholding income tax at the rate of 15%, or 25% in case of shareholders domiciled in a “Tax Haven” jurisdiction and will be deductible by us as long as the payment of a distribution of interest is approved by our shareholders.
These distributions may be included, at their net value, as part of any mandatory dividend. To the extent payment of interest on shareholders’ equity is so included, the corporation is required to distribute to shareholders an additional amount to ensure that the net amount received by them, after payment of the applicable Brazilian withholding income tax, plus the amount of declared dividends, is at least equal to the mandatory dividend.
If we pay interest attributable to shareholders’ equity in any year, and the payment is not recorded as part of the mandatory distribution, no additional amounts would be required to be paid by us, with respect to the mandatory dividend amount. The payment of interest on owner capital may be determined by our Board of Directors. We cannot assure you that our Board of Directors will not determine that future distributions of profits may be made by means of interest on shareholder’s equity instead of by means of dividends. Payments of interest on shareholder’s equity to Non-Resident Holders may be converted into U.S. dollars and remitted outside Brazil, subject to applicable exchange controls, to the extent that the investment is registered with the Central Bank.
Tax Haven Jurisdictions and Privileged Tax Regimes
On June 4, 2010, the Brazilian tax authorities enacted Normative Ruling No. 1,037 listing (1) the countries and jurisdictions considered as Low Taxation Jurisdiction or Nil Taxation Jurisdictions (also known as Tax Haven) or where the local legislation does not allow access to information related to the shareholding composition of legal entities, to their ownership or to the identity of the effective beneficiary of the income attributed to non-residents; and (2) the privileged tax regimes, which definition is provided by Law No. 11,727, of June 23, 2008.
A Low Taxation Jurisdiction or Nil Taxation Jurisdiction is a country or location that (1) does not impose taxation on income, (2) imposes income tax at a maximum rate lower than 20% or (3) imposes restrictions on the disclosure of shareholding composition or the ownership of the investment (each a “Low Taxation Jurisdiction” or “Nil Taxation Jurisdiction”). A regulation issued by the Ministry of Treasury on November 28, 2014 (Ordinance No. 488, of 2014) decreased from 20% to 17% this minimum threshold for certain specific cases. The reduced 17% threshold applies only to countries and regimes aligned with international standards of fiscal transparency in accordance with rules established by the Brazilian tax authorities in Normative Ruling No. 1,530, dated December 19, 2014. However, the Normative Ruling No. 1,037, of June 4, 2010 which identifies the countries considered to be Low Taxation Jurisdictions or Nil Taxation Jurisdictions and the locations considered as privileged tax regimes, has not been amended to reflect the 17% rate.
On June 23, 2008, and with effect as of January 1, 2009, Law No. 11,727 was enacted and introduced the concept of “privileged tax regime” in connection with transactions subject to Brazilian transfer pricing rules and also applicable to thin capitalization/cross border interest deductibility rules, which is broader than the concept of Tax Haven jurisdiction. Under this new law, a “privileged tax regime” is considered to apply to a jurisdiction that meets any of the following requirements: (i) it does not tax income or taxes income at a maximum rate lower than 20%; (ii) it grants tax advantages to a non-resident entity or individual (a) without requiring substantial economic activity in the jurisdiction of such non-resident entity or individual or (b) to the extent such non-resident entity or individual does not conduct substantial economic activity in the jurisdiction of such non-resident entity or individual; (iii) it does not tax income generated abroad, or imposes tax on income generated abroad at a maximum rate lower than 20%; or (iv) restricts the ownership disclosure of assets and ownership rights or restricts disclosure about the execution of economic transactions.
Notwithstanding the fact that the privileged tax regime concept was enacted in connection with transfer pricing rules and is also applicable to thin capitalization/cross border interest deductibility rules, there is no assurance that Brazilian tax authorities will not attempt to apply the concept of privileged tax regimes to other types of transactions. Prospective purchasers should consult with their own tax advisors regarding the consequences of the implementation of Law No. 11,727, Normative Ruling No. 1,037 and of any related Brazilian tax law or regulation concerning tax haven jurisdictions and privileged tax regimes.
Law No. 12,249 of June 11, 2010, applied the privileged tax regime concept to other income remitted abroad. Although the concept of privileged tax regime should not affect the tax treatment of a Non-Resident Holder described above, it is not certain whether subsequent legislation or interpretations by the Brazilian tax authorities regarding the definition of “privileged tax regime” will extend such a concept to the tax treatment of a Non-Resident Holder described above.
Tax on Foreign Exchange and Financial Transactions
Foreign Exchange Transactions (IOF/Exchange)
Brazilian law imposes a Tax on Foreign Exchange Transactions (“IOF/Exchange”) triggered by the conversion of reais into foreign currency and on the conversion of foreign currency into reais.
Pursuant to Decree No. 6,306/07, as amended, IOF/Exchange may be levied on foreign exchange transactions, affecting any inflow or outflow of investments. The IOF rates are set by the Brazilian executive branch, and the highest applicable rate is 25%. Currently, for most exchange transactions, the rate of IOF/Exchange is 0.38%.
Th rate of IOF/Exchange tax imposed on foreign exchange transactions carried out by a foreign investor for the purpose of investing in the financial and capital markets may vary from time to time as defined by the Brazilian government and the rates may be different based on the type of investment as well as the time in which such investment is maintained in Brazil.
The inflow of foreign funds for the purchase of shares under Resolution No. 4,373 is subject to 0% IOF/Exchange rate and the same 0% rate levies on the remittance of dividends and payments of interest on shareholder’s equity. Although it is not clearly regulated, the conversion of reais into dollars for payment of dividends to holders of ADSs should also benefit from the 0% IOF/Exchange rate. The inflow of funds derived from any cancelation of ADSs for purposes of investing in shares is also subject to a 0% rate of IOF/Exchange.
Notwithstanding these rates of the IOF/Exchange, the Brazilian government is permitted to increase at any time the rate to a maximum of 25%, but only in relation to future transactions, with immediate effects.
Tax on Transactions involving Bonds and Securities (IOF/Bonds Tax)
Brazilian law imposes a tax on transactions involving bonds and securities, known as “IOF/Bonds Tax.” Currently, the rate of IOF/Bonds Tax applicable to transactions involving common or preferred shares is zero, although the Brazilian government may increase such rate at any time, up to 1.5% per day, but only in respect to future transactions.
The conversion of shares into ADRs or shares into ADSs was not taxable before November 17, 2009. Following the enactment of Decree No. 7,011 of November 18, 2009, these transactions started to be taxed by the IOF/Bonds Tax at the rate of 1.5% over the transaction value (obtained by multiplying the number of shares/units converted by its closing price at the day before the conversion, or, in the case no negotiation was made on that day, by the last closing price available). As of December 24, 2013, the rate applicable to the assignment of shares that are admitted to trading on a stock exchange located in Brazil, with the specific purpose of backing the issuance of depositary receipts traded abroad, was reduced to zero (Decree No. 8,165 of December 23, 2013).
Other Relevant Brazilian Taxes
Some Brazilian states impose donation and inheritance tax on donations or bequests made by individuals or entities not domiciled or residing in Brazil to individuals or entities domiciled or residing within such states. There are no Brazilian stamp, issue, registration or similar taxes or duties payable by holders of our shares or ADSs.
Registered Capital.   The amount of an investment in shares held by a non-Brazilian holder who qualifies under Resolution No. 4,373 and obtains registration with the CVM, or by the depositary, as the depositary representing such holder, is eligible for registration with the Central Bank. Such registration allows the remittance outside of Brazil of any proceeds of distributions on the shares, and amounts realized with respect to disposition of such shares. The amounts received in Brazilian currency are converted into foreign currency through the use of the then applicable commercial market rate. The registered capital for preferred or common shares purchased in the form of ADSs or purchased in Brazil, and deposited with the depositary in exchange for ADSs will be equal to their purchase price (in U.S. dollars) to the purchaser. The registered capital for shares that are withdrawn upon surrender of ADSs, as applicable, will be the U.S. dollar equivalent of the market price of preferred or common shares, as applicable, on a Brazilian stock exchange on the day of withdrawal.
A Non-Resident Holder of our common shares may experience delays in effecting such action, which may delay remittances abroad. Such a delay may adversely affect the amount, in U.S. dollars, received by the Non-Resident Holder.

WHERE YOU CAN FIND MORE INFORMATION
Information that we file with or furnish to the SEC after the date of this prospectus supplement, and that is incorporated by reference herein, will automatically update and supersede the information in this prospectus supplement. You should review the SEC filings and reports that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any documents previously incorporated by reference have been modified or superseded.
Documents incorporated by reference in this prospectus supplement are available without charge. Each person to whom this prospectus supplement and the accompanying prospectus are delivered may obtain documents incorporated by reference herein by requesting them either in writing or orally, by telephone or by e-mail from us at the following address:
Investor Relations Department
Centrais Elétricas Brasileiras S.A. — Eletrobras
Rua da Quitanda 196, Centro, CEP
20091-005, Rio de Janeiro, RJ, Brazil
Attn: Investor Relations Department
Telephone: + 55 (21) 2514-6333|2514-4627
Fax: +55 (21) 3224-1401
E-mail: oferta@eletrobras.com)
We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, applicable to a foreign private issuer, and accordingly file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC. Any filings we make electronically will be available to the public over the Internet at the SEC’s web site at http://www.sec.gov. The information on this website, which might be accessible through a hyperlink resulting from this URL, is not and shall not be deemed to be incorporated into this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and certain later information that we file with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus supplement and the accompanying prospects.
We are incorporating by reference into this prospectus supplement the following documents that we have filed with the SEC:
1.
Our annual report on Form 20-F as of and for the year ended December 31, 2021 filed with the SEC on May 6, 2022;

2.
Eletrobras’ Report on Form 6-K furnished to the SEC on April 21, 2022, relating to a winding up of SPE Manaus SPV, which concluded its activities in 2014 and was controlled by Abegoa Construção Brasil Ltda (owning a 50.5% equity stake), Eletronorte (with a 30% stake) and Chesf (with a 19.5% stake);

3.
Eletrobras’ Report on Form 6-K furnished to the SEC on May 4, 2022, relating to Eletronorte’s capital increase in the amount of R$1.9 billion, which was subscribed and paid in with the common shares that Eletrobras’ holds in Norte Energia S.A.;

4.
Eletrobras’ Report on Form 6-K furnished to the SEC on May 9, 2022, relating to a winding up of SPE Centro de Soluções Estratégicas S.A. (49.9% owed by Furnas);

5.
Our Report on Form 6-K furnished to the SEC on May 27, 2022 and containing the Interim Consolidated Financial Statements, as well as a discussion of recent developments and our operating and financial review and prospectus as of March 31, 2022 and for the three-month periods ended March 31, 2022 and 2021;

6.
Any of our future filings on Form 20-F made with the SEC after the date of this prospectus supplement and prior to the completion of the offering of the securities offered by this prospectus supplement, and any of our future reports on Form 6-K furnished to the SEC during that period that are identified in those forms as being incorporated by reference into this prospectus supplement and the accompanying prospectus.

We will provide without charge to any person to whom a copy of this prospectus supplement is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to our Investor Relations Department located at Rua da Quitanda 196, Centro, CEP 20091-005, Rio de Janeiro, RJ, Brazil, Attn: Investor Relations Department (telephone: + 55 (21) 2514-6333|2514-4627; fax: +55 (21) 3224-1401; e-mail: oferta@eletrobras.com).

P R O S P E C T U S
CENTRAIS ELÉTRICAS BRASILEIRAS S.A. — ELETROBRAS
Common Shares
Common Shares represented by American Depositary Shares
Centrais Elétricas Brasileiras S.A. — Eletrobras (“Eletrobras”) may from time to time offer common shares of Eletrobras (our “common shares”), some of which may be represented by one American Depositary Share (collectively, the “ADSs”), covered by this prospectus. Additionally, any selling shareholders to be named in an applicable supplement to this prospectus (the “selling shareholders”) may from time to time offer common shares of Eletrobras, some of which may be represented by ADSs. This prospectus describes some of the general terms that may apply to our common shares and the ADSs and the general manner in which they may be offered.
Eletrobras and any selling shareholders, as applicable, will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. To the extent the applicable prospectus supplement is inconsistent with the information contained in this prospectus, the information in this prospectus is superseded by the information in the applicable prospectus supplement. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities. The amount and price of the offered securities will be determined at the time of the offering and will be reflected in the applicable prospectus supplement.
Our common shares are listed on the São Paulo Stock Exchange (B3 S.A. — Brasil, Bolsa, Balcão) (the “B3”) under the ticker symbol “ELET3”and on the Mercado de Valores Latino americanos en Euros (the “LATIBEX”) under the ticker symbol “XELTO”. ADSs representing our common shares are listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “EBR”.
Investing in these securities involves risks. See the “Risk Factors” sections of Eletrobras’s Annual Report on Form 20-F for the year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 6, 2022 (the “2021 Form 20-F”) and in the our report on Form 6-K furnished to the SEC on May 27, 2022, containing the Interim Consolidated Financial Statements and discussion of recent developments (“May Form 6-K”), which are incorporated by reference herein, and, if any, in the relevant prospectus supplement.
Neither SEC, the Brazilian Securities Commission (Comissão de Valores Mobiliários or “CVM”), nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 27, 2022.

ABOUT THIS PROSPECTUS
In this prospectus, unless the context otherwise requires, references to “Eletrobras” mean Centrais Elétricas Brasileiras S.A. — Eletrobras. Terms such as “we”, “us” and “our” generally refer to Centrais Elétricas Brasileiras S.A. — Eletrobras, and its consolidated subsidiaries, joint operations and structured entities taken as a whole, unless the context requires otherwise. All references to “real,” “reais” or “R$” are to the currency of Brazil. All references to “U.S. dollar,” “U.S. dollars” or “US$” are to the currency of the United States of America. We have made rounding adjustments to reach some of the figures included in this prospectus.
This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (which we refer to as the SEC) as a “well-known seasoned issuer” (“WKSI”) as defined in Rule 405 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process.
Under this shelf process, we may sell common shares in one or more offerings, some of which may be represented by ADSs.
This prospectus only provides a general description of the securities that we or the selling shareholders may offer. Each time we or the selling shareholders offer securities, we will prepare a prospectus supplement containing specific information about the particular offering. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. The prospectus supplement and any other offering materials may also contain information about any material U.S. federal income tax considerations relating to the securities described in the prospectus supplement or other offering materials. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplement and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”.

FORWARD-LOOKING STATEMENTS
This prospectus, the registration statement of which it forms a part, each prospectus supplement and the documents incorporated by reference into these documents contain estimates and forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time we or our representatives have made or may make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. The forward-looking statements contained in this prospectus, which address our expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “potential” and similar expressions.
These estimates and forward-looking statements are based mainly on our current expectations and estimates of future events and trends that affect or may affect our business, financial condition, results of operations, cash flow, liquidity, prospects and the trading price of our securities. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to many significant risks, uncertainties and assumptions and are made in light of information currently available to us. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the section entitled “Risk Factors” in this prospectus.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. There is no assurance that the expected events, trends or results will actually occur.
We have made forward-looking statements that address, among other things:
•
general economic, regulatory, political and business conditions in Brazil and abroad, including military conflict between Russia and Ukraine and its impacts on the global economy, as well as developments and the perception of risks in connection with volatility related to the 2022 presidential elections in Brazil;

•
the outcome of our proposed privatization and any related legislative, regulatory or political developments, including the fact that we will no longer be a state-controlled company and will be subject to the Brazilian Bankruptcy Law;

•
the impact of various conditions precedents to our proposed privatization, including the transfer of control over Eletronuclear and Itaipu and the execution of new generation concession agreements;

•
any judicial or other challenges to our proposed privatization;

•
interest rate fluctuations, inflation and the value of the real in relation to the U.S. dollar;

•
changes in volumes and patterns of customer electricity usage;

•
the impact of ongoing and future litigation, criminal investigation and administrative proceedings, including the proceedings related to SAESA and MESA;

•
our ability to maintain our current market share;

•
the impact of widespread health developments, epidemics, natural disasters and other catastrophes, such as the COVID 19 outbreak, and the governmental, commercial, consumer and other responses thereto;

•
competitive conditions in Brazil’s electricity generation market and transmission market through auctions;

•
our level of debt and ability to obtain financing on favorable terms or at all;

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the likelihood that we will receive payment in connection with account receivables;

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the impacts of climate change, including changes in rainfall and water levels at the reservoirs used to run our hydroelectric power generation facilities;

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any failures in our information technology systems, information security systems, and telecommunications systems;

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the impact of strikes, work stoppages or labor unrest by our employees or by the employees of our suppliers or contractors;

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our financing and capital expenditure plans;

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our ability to serve our customers on a satisfactory basis;

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any mismanagement claims for managing certain sectoral funds and governmental programs;

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our ability to execute our business strategy, including our growth strategy and financing and capital expenditure plans;

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existing and future governmental regulation as to electricity rates, electricity usage, competition in our concession area, hydroelectric risk and other matters;

•
adoption of measures by the granting authorities in connection with our current and future concession agreements;

•
changes in other laws and regulations, including, among others, those affecting tax and environmental matters;

•
future actions that may be taken by the Brazilian Government, our controlling shareholder, with respect to our Board of Directors, acquisition and disposition of subsidiaries and affiliated entities, selling parts or all of their investment in us, and other matters;

•
the outcome of the ongoing corruption investigations and any new facts or information that may arise in relation to the Lava Jato Investigation, or any other corruption-related investigations in Brazil, including any accounting, legal, reputational and political effects;

•
the imposition of administrative penalties in respect of any default under our concession agreements executed with the Brazilian Government and any non-compliance with ANEEL’s regulatory provisions;

•
our ability to renew our concessions in case our proposed privatization does not occur;

•
our ability to complete the construction of the Angra 3 nuclear power plant;

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our ability to minimize the impact on us of not receiving the full value of receivables from the CCC Account transferred to us during the sale process of our distribution companies;

•
the likelihood that we receive all the debt that Amazonas D owes to us and our subsidiary, Eletronorte;

•
the likelihood that we make payments or are required to record further provisions in respect of compulsory loans;

•
the outcome of our tax, civil and other legal proceedings, including class actions or enforcement or other proceedings brought by governmental and regulatory agencies; and

•
our ability to minimize the potential impacts of climate change on our generation and transmission activities.

The forward-looking statements referred to above also include information with respect to our capacity expansion projects that are in the planning and development stages. In addition to the above risks and uncertainties, our potential expansion projects involve engineering, construction, regulatory and other significant risks, which may:
•
delay or prevent successful completion of one or more projects;

•
increase the costs of projects; and

•
result in the failure of facilities to operate or generate income in accordance with our expectations.

For additional information on factors that could cause our actual results to differ from expectations reflected in forward-looking statements, please see “Risk Factors” as set forth in our most recent annual report on 2021 Form 20-F, which is incorporated by reference herein, or any updates in our current reports on Form 6-K, which may be amended, supplemented or superseded, from time to time, by other reports that we file with the SEC in the future or by information in the applicable prospectus supplement.
All forward-looking statements attributed to us or a person acting on our behalf are qualified in their entirety by this cautionary statement, and you should not place undue reliance on any forward-looking statement included in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or for any other reason.

RISK FACTORS
Any investment in the common shares or ADSs involves a high degree of risk. Before purchasing any securities described in this prospectus, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus or any applicable prospectus supplement, including the risk factors incorporated by reference from the 2021 Form 20-F and the May Form 6-K, or any further updates in our current reports on Form 6-K, which may be amended, supplemented or superseded, from time to time, by other reports that we file with the SEC in the future or by information in the applicable prospectus supplement. Additional risk factors that you should carefully consider may be included in a prospectus supplement or other offering materials relating to an offering of the common shares or ADSs.
We encourage you to read these risk factors in their entirety. In addition to these risks, other risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations and financial condition. Such risks could cause actual results to differ materially from anticipated results. This could cause the trading price of the securities to decline, perhaps significantly, and investors may lose part or all of their investment. You should not purchase the securities described in this prospectus unless you understand and know you can bear all of the investment risks involved.
In general, investing in the securities of issuers with operations in emerging market countries such as Brazil involves risks that are different from the risks associated with investing in the securities of U.S. companies and companies located in other countries with more developed capital markets.

ELETROBRAS
We were established on June 11, 1962, pursuant to Law 3,890-A, dated April 25, 1961, as a mixed capital company with limited liability and unlimited duration. Currently, we are subject to a privatization plan as approved by Law 14.182/2021. Accordingly, upon completion of the offering of securities pursuant to this prospectus, the Brazilian Government will no longer own a majority of our voting shares.
We are the largest electricity company in Latin America in terms of market capitalization, according to Factset, focused on generation, transmission, and commercialization. We are responsible for 28% of Brazil’s installed capacity and are the country’s largest energy generator, according to data from ANEEL, with installed capacity of 50,491 MW, which represents a capacity greater than the sum of the seven largest Brazilian companies, excluding us, according to the Brazilian Installed Capacity Ranking. In addition, with our vast network throughout Brazil, we significantly contribute to the clean and renewable Brazilian energy matrix with approximately 97% of our installed capacity coming from clean sources. Our transmission segment has 73,779 kilometers of transmission lines, including those that are part of corporate ventures and lines that are operated by the SPE. This makes us the largest transmission company in Brazil, according to data from the National Electric System Operator (“ONS”), with transmission lines greater than the sum of the seven largest players in Brazil. Even if only the basic gridlines (whose voltage is greater than or equal to 230 kV) are considered, there are 68,334 kilometers, corresponding to 39.6% of the Interconnected Power System. We are also active, but on a smaller scale, in the energy efficiency and marketing segments, having sold 4,450 MWmed of energy on the Free Market in the three-month period ended March 31, 2022. This is driven mostly by the energy market from Itaipu, where we are responsible for commercializing 50% of the energy belonging to Brazil and part of the energy designated for but not used by Paraguay.
As of the date hereof, our corporate structure includes Eletrobras and our other companies, five of which are operational (i.e., Furnas, Eletronorte, CGT Eletrosul, Eletronuclear, and Chesf), 50% of the participation of Itaipu, the Electric Energy Research Center (“Cepel”) and an additional holding company, Eletropar. We also hold equity interests in (i) 80 SPEs in Brazil, of which 59 are generation companies, 18 are transmission companies, and three are service companies; (ii) two energy generation companies outside of Brazil, which are Rouar S.A. and Inambari Geração de Energia S.A.; and (iii) 25 associated companies.
Further, we hold a majority interest in Eletropar, a company that holds minority interests in a number of Brazilian companies, including: Energias do Brasil S.A. — Energias do Brasil; Companhia de Transmissão de Energia Elétrica Paulista (“CTEEP”); and Empresa Metropolitana de Águas e Energia S.A. – EMAE. Eletropar holds a minority position in Eletronet S.A. (“Eletronet”).
In recent years, we have been showing robust results compatible with our leading position. Net revenues from the power generation segment in 2021 totalled R$21,964 million. In the three-month period ended March 31, 2022, the revenue from the power generation segment was R$5,441 million. With respect to power transmission, our net revenues in 2021 totalled R$15,732 million. In the three-month period ended March 31, 2022, the revenue from the transmission segment was R$3,825 million. Consolidated net operating revenue in 2021 totalled R$37,616 million, an increase of 29% and 27% compared to 2020 and 2019. In the three-month period ended March 31, 2022, the consolidated net operating revenue was R$9,181 million. In 2021, our EBITDA was R$15,132 million. In the three-month period ended March 31, 2022, the EBITDA was R$3,752 million, a decrease of 3% compared to the same period of 2021. For a discussion of how we calculate EBITDA, see “Operating and Financial Review and Prospects — Operating Results — Non-GAAP Financial Measures — Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)” in our May Form 6-K.
Our headquarter is located at Centro Corporativo Portinari, Third Floor, Rooms 306 and 307, SEP/ Norte, Block 504, Building D, Asa Norte, Zip Code 70730-542, Brasilia, DF, Brazil, and our principal executive office at Rua da Quitanda 196, Centro, Zip Code 20091-005, Rio de Janeiro, RJ, Brazil. Our telephone number is + 55 21 2514 4637 and website is www.eletrobras.com. Our legal name is Centrais Elétricas Brasileiras S.A. — Eletrobras and our commercial name is Eletrobras. The information on our website, which might be accessible through a hyperlink resulting from this URL, is not and shall not be deemed to be incorporated into this prospectus.

USE OF PROCEEDS
Unless otherwise disclosed in connection with a particular offering of securities, we intend to use the net proceeds from the sale of any securities as provided in the applicable prospectus supplement.
In the case of a secondary offering of securities, we will not receive any proceeds from the sale of our common shares by such selling shareholders.

DESCRIPTION OF SHARE CAPITAL
The following is a brief summary of certain significant provisions of our bylaws, Brazilian corporate law, and the rules and regulations of the CVM and of the Level 2 segment of B3. This discussion does not purport to be complete and is qualified by reference to our bylaws, and of those laws, rules and regulations. For a summary of certain of your rights as our shareholder see “— Rights Attaching to Our Shares” below.
General
We are a mixed capital company, authorized by and constituted in accordance with Brazilian Law No. 3,890-A of April 25, 1961. We are registered with the Brazilian tax authorities with CNPJ no. 00.001.180/0001-26.
In September 2006, we entered into an agreement with the B3 to list our shares on the Level 1 segment of B3’s corporate governance, the effectiveness of which began on September 29, 2006. Trading in our shares on the Level 1 began on September 29, 2006.
Corporate Purpose
Our bylaws provide that our corporate purposes are to:
(1)
carry out studies, projects, construction and operation of electric power plants and transmission and distribution lines of electricity, as well as the performing of acts resulting from these activities, such as the sale of electricity;

(2)
cooperate with the Ministry, to which it is linked, in the formulation of the country’s energy policy;

(3)
promote and support research of its business interest in the energy sector, linked to the generation, transmission and distribution of electricity, as well as studies on the use of reservoirs for multiple purposes; and

(4)
participate, as defined by law, in programs to encourage alternative sources of energy generation, rational use of energy and implementation of smart energy networks.

Our Board of Directors do not have the power to vote on compensation they receive from us. Only our shareholders may approve such matters. There are no prescribed age limits for retirement of members of our Board of Directors.
Capital Stock
Our share capital is divided into three types of shares: common shares, class “A” preferred shares (which were issued before June 23, 1969) and class “B” preferred shares (which have been issued since June 23, 1969). If our proposed privatization is consummated, one Class B preferred share will be used to create one Special Class preferred share, which will be held exclusively by the Brazilian Government and confer certain veto rights to the Brazilian Government, as described below.
Treasury Shares
We hold no treasury shares and we do not have a program for repurchasing our shares.
Authorized Capital
As approved by our 181th Shareholders Meeting, our Board of Directors is allowed to increase our capital stock up to the limit of R$80 billion, regardless of statutory reform, through the issuance of new common shares; and to exclude the shareholders’ preemptive right in the subscription of shares issued through public offerings, pursuant to article 172, caput and item I, of Law 6,404, of December 15, 1976 (“Brazilian Corporate Law”).

Rights Attaching to Our Shares
Common Shares
Each of our common shares entitles its holder to one vote on all matters submitted to a vote of shareholders at an annual or special shareholders’ general meeting. In addition, upon our liquidation, holders of our shares are entitled to share all of our remaining assets, after payment of all of our liabilities, ratably in accordance with their respective participation in the total amount of the issued and outstanding common shares. Holders of our common shares are entitled to participate on all future capital increases by us.
Preferred Shares
Our preferred shares have different attributes to our common shares as the holders of our preferred shares are not entitled to vote at annual or special shareholders’ general meetings (except under limited circumstances) but have a preferential right to reimbursement of capital and distribution of dividends. Our preferred shares cannot be converted into common shares.
Class “A” preferred shares, and bonus shares related to such shares, are entitled to a dividend of 8% per annum over the capital linked to those shares, in priority to the distribution of other dividends, to be divided equally between them. Class “B” preferred shares that were issued on or after June 23, 1969, and bonus shares related to such shares, are entitled to a dividend of 6% per annum over the capital linked to those shares, in priority to the distribution of other dividends, to be divided equally between them. An unpaid dividend is not payable in future years for Class “A” and Class “B” preferred shares. The Class “A” preferred shares and the class “B” preferred shares rank equally in the event of liquidation.
Holders of our preferred shares are entitled to participate in all future capital increases by us. In addition, the preferred shares are entitled to receive a dividend at least ten percent above the dividend paid to each common share.
If our proposed privatization occurs, the Brazilian government will hold a special class of preferred share, which will give veto power over corporate resolutions that aim to modify or remove the terms of Law No. 14.182/2021:
(i)   prohibit any shareholder or group of shareholders, Brazilian or foreign, public or private, from exercising votes in a number greater than 10% of the total number of shares into which our voting capital is divided, independently of its participation in the capital stock; and
(ii)   prohibit the execution of a shareholders’ agreement for the exercise of voting rights, except for the formation of blocks with a number of votes lower than 10% of the number of shares into which our voting capital may be divided.
If the preferred shares issued by us start to confer voting rights pursuant to art. 111, paragraph 1 of the Brazilian Corporate Law, the limitation provided in item (i) above will apply to those preferred shares, so that all shares that confer the right to vote in relation to a given resolution (whether common or preferred) would constitute voting capital.
Transfer of Our Shares
Our shares are not subject to any share transfer restrictions. Whenever a transfer of ownership of shares occurs, the finance company with which such shares are deposited may collect from the transferring shareholder the cost of any services in connection with the Brazilian transfer thereof, subject to maximum rates established by the CVM.
Pre-emption Rights
No preemption rights apply on the transfer of our shares, but they do apply in case we decide to issue new shares. However, as approved by the 181st Shareholders Meeting, preemptive rights disapply for the subscription of shares within the limit of authorized capital, if the placement of those shares is made through the stock exchange or by public subscription, under the terms of article 172 of the Brazilian Corporate Law.
Redemption
We cannot redeem our shares. The redemption of shares of one or more classes may be undertaken upon resolution of a Shareholders’ Meeting, regardless of approval of the impacted types and classes of shares. If our proposed privatization is consummated, the Brazilian Government will hold a special class of preferred share, which shall only be redeemed if authorized by law.
Registration
Our shares are held in book-entry form with Citibank, N.A., which will act as the custodian agent for our shares. Transfer of our shares will be carried out by means of book entry by Citibank, N.A. in its accounting system, debiting the share account of the seller and crediting the share account of the buyer, upon a written order of the transferor or a judicial authorization or order to affect such transfers.
Notification of Interests in Our Shares
Any shareholder that acquires or disposes of 5% or more of our capital stock of any class is obliged to notify us immediately upon completion of the transaction. Such obligation also applies to the holders of ADSs, convertible debentures and stock options. After the receipt of such notification, we will inform such transaction by means of a notice which will be uploaded in the site of CVM and duly update its corporate information in its Reference Form (Formulário de Referência) within seven business days of the occurrence of the transaction.
If our proposed privatization is consummated, our bylaws will include poison pills provisions in order to avoid any shareholder or group of shareholders to hold, directly or indirectly, more than 50% of our voting shares.
Shareholders’ General Meetings
The Brazilian Corporate Law does not allow shareholders to approve matters by written consent obtained as a response to a consent solicitation procedure. All matters subject to approval by the shareholders must be approved in a duly convened general meeting. There are two types of shareholders’ meetings: ordinary and extraordinary. Ordinary meetings take place once a year within 120 days of our fiscal year end and extraordinary meetings can be called whenever necessary.
Shareholders’ meetings are called by our Board of Directors. Notice of such meetings is posted to shareholders and, in addition, notices are placed in a newspaper of general circulation in our principal place of business and on our website at least 15 days before the meeting.
Shareholders’ meetings take place at our headquarters in Brasília. Shareholders may be represented at a shareholders’ meeting by attorneys-in-fact who are: (i) shareholders of the company; (ii) a Brazilian lawyer; (iii) a member of our management; or (iv) a financial institution. Taking into consideration the COVID-19 pandemic in Brazil, since 2020 the Shareholders’ meetings have been exclusively taking place online.
At duly convened meetings, our shareholders are able to take any action regarding our business. The following actions can only be taken by our shareholders in general meeting:
•
approving our annual accounts;

•
electing and dismissing the members of our Board of Directors and our Fiscal Council;

•
amending our by-laws;

•
approving our merger, consolidation or spin-off;

•
approving our dissolution or liquidation as well as the election and dismissal of liquidators and the approval of their accounts;

•
granting stock awards and approving stock splits or reverse stock splits; and

•
approving stock option plans for our management and employees.

Board of Directors, Board of Executive Officers, Fiscal Council and Committees
Our main management and governance bodies formally constituted and with regular operation, are: (i) General Assembly; (ii) Board of Directors; (iii) Executive Board; (iv) Fiscal Council; (v) Statutory Audit and Risk Committee (“CAE”); (vi) Statutory Committee on Strategy, Governance and Sustainability (“CEGS”) and (vii) Statutory Committee on Persons, Eligibility, Succession, and Remuneration (“CPES”).
Our management, pursuant to our bylaws and the governing legislation, is the responsibility of the Board of Directors and the Executive Board. The exercise of such management roles is exclusive to Brazilian citizens. The members of the Board of Directors and those of the Executive Board may be shareholders or not, and in both cases, the management guarantee provided for in the Brazilian Corporate Law may be required.
The Board of Directors is composed of eleven members, which are appointed in accordance with our bylaws. In 2016, the election of the seven members of the Board of Directors appointed by the majority shareholder followed the multiple vote procedure, as a result of a request from a minority shareholder that represents more than 0.5% of our capital. Thus, the majority shareholder appointed seven members of the Board of Directors, one member was appointed by the minority shareholders and another was elected as employees representative. If our Proposed Privatization is consummated, the holders of the majority of the preferred shares will have the right to elect one member that meets the investiture requirements, and the representative of the employees will have the right to elect one member, by means of an election organized by the company and the union entities that represent them, provided such candidate fulfills the investiture requirements. The Fiscal Council is responsible for overseeing the actions of the managers and providing opinions on our financial health. Its attributions are set forth in our bylaws and procedural rules included in the Board’s Internal Regulation. The Fiscal Council is a permanent management body and had acted as an audit committee since 2006. Since the installation of the Statutory Audit and Risks Committee on May 18, 2018, the Fiscal Council no longer acts as an audit committee.
In the exercise of its duties, the Board of Directors is also responsible, without limitation to the powers set forth in applicable laws, for: (i) authorizing the incorporation and defining the organization of its subsidiaries; (ii) deciding on the acquisition of minority interest in our company and on the disposal of our shareholding in said companies; (iii) recommending corporate restructuring operations in its subsidiaries, without limitation to the legal authority of the shareholders’ meetings of the respective companies to approve such operations; (iv) from time to time, assessing the strategic, operational, and financial alignment of our shareholdings to its corporate purpose; (v) deciding on the association referred to in Paragraph 1 of Article 3 of our bylaws; (vi) deciding on the shareholders’ agreements to be executed by us or our subsidiaries, prior to its execution, in compliance with applicable laws; (vii) establishing the loans and financing policy, provided that grating loans and financing to managers, members of our Fiscal Council, employees and controlling shareholder shall be forbidden; (viii) issuing opinions on acts and approving contracts in compliance with the internal regulations established by us to govern the approving authority levels within our companies, given that such efforts or contracts include, without limitation, the grant of funding to public electricity utilities under its control and obtaining loans in Brazil or abroad; (ix) approving, in compliance with the applicable internal regulations established by us to govern the approving authority levels within our companies, the provision of collaterals for loans or financing taken in Brazil or abroad, of companies, whether subsidiaries or not, in which it holds interest; (x) approving, in compliance with the applicable internal regulations established by us to govern the approving authority levels within our companies, the arrangement of loans or funding in Brazil or abroad by its subsidiaries; (xi) deciding on the organization of technical and scientific research entities which are commercially relevant to us, pertaining to the energy industry, as well as approving, in compliance with the applicable internal regulations established by us to govern the approving authority levels within our companies, the granting of funding and provision of collaterals for those entities under its control; (xii) ordering the allocation and reallocation of tasks for Executive Board’s members, and approving the related adjustments to our organization manual, in compliance with the allocation of attributions set forth in our bylaws; (xiii) proposing, to our Shareholders’ Meeting, the capital increase, the issuance of our shares, subscription warrants, and debentures, except those debentures not convertible into shares, which shall be subject to resolution by our Board of Directors; (xiv)- authorizing the acquisition of shares issued by us for the purpose of cancellation or to remain in treasury and undergo subsequent sale, as well as resolve on the issuance of non-convertible securities and non-convertible debentures; (xv) decide on the trading of shares or debentures, except for the cases in which our Shareholders Meeting shall deliberate on the matter; (xvi) authorize the disposal of items of the fixed assets, and the creation of encumbrances, and the granting of collaterals for third-party obligations, to the extent set by applicable internal regulations established by us to govern the approving authority levels within our companies; (xvii) deciding on making and accepting donations with or without charges, subject to the provisions of our Integrity Program companies and the Code of Ethical Conduct, also in compliance with the applicable internal regulations established by us to govern the approving authority levels within our companies; (xviii) electing and removing members of our Executive Board, including the Chairperson, establishing their duties and formally allocating the responsibility for the Compliance and Risk Management departments to its members. (xix) examining, at any time, our books and records, and request information on contracts executed or about to be executed and on any other acts; (xx) implementing and supervising risk management, internal control, and compliance systems established to prevent and mitigate major risks to which we and our subsidiaries are exposed to, including risks pertaining to the integrity of accounting and financial information, and those relating to corruption and fraud;(xxi) reviewing, at least on a quarterly basis, the balance sheet and other financial statements, without limitation to attributions of the Fiscal Council; (xxii) providing its opinion on the management reports, as well as the accounts of our Executive Board; (xxiii) approving the internal controls reports; (xxiv) electing and dismissing the independent auditors; (xxv) deciding on the appointment, in compliance with the applicable internal rules on the selection, and on the dismissal of holders of positions in the Internal Audit and Ombudsman’s Office, after approval by our Board of Directors, and, in both cases, referring said deliberation to approval of the Office of the Federal Comptroller-General; (xxvi) deciding on the tasks and operations of the departments connected to it; (xxvii) deciding on proposals of corrective measures or improvement of procedures and routines as a result of the review of the Ombudsman’s Office’s opinion; (xxviii) approving and maintaining an updated non-binding succession plan which concerns the members of the Board of Directors and Executive Board, provided that the preparation of such plan is coordinated by its Chairperson; (xxix) setting the core guidelines for our administrative organization; (xxx) appointing and approving appointments of managers for subsidiaries, invested companies, associations, and foundations, pursuant to Article 3, §5, 6 and 7 of our bylaws; (xxxi) preparing, amending, and approving its Internal Regulations and those of its advisory committees in compliance with the rules on composition and responsibilities set forth in these Articles of Association and in applicable regulations; (xxxii) deciding on the distribution of interim dividends and on the payment of interest on its own capital, by initiative of the Executive Board, pursuant to Art. 47, Item xiii of our bylaws; (xxxiii) granting leave of absence to our CEO, including paid leave; (xxxiv) establishing the amount of appointed functions of the senior management of us and our subsidiaries, pursuant to item ii, of art. 63 of our bylaws, as well as approving our companies’ personnel regulation, collective bargaining agreements, employee’s profit sharing program, staff and compensation plan, appointment plan, employee benefits, and employee dismissal program; (xxxv) approving the maximum number of personnel civil service exams of we and our subsidiaries; (xxxvi) approving the Strategic Plan and the Business and Management Steering Plan, as well as the amendments thereto; (xxxvii) approving the annual budget of us and of our subsidiaries, which shall be prepared in accordance with the Strategic Plan and the Business and Management Steering Plan, and the Business and Management Plan of each company; (xxxviii) approving the Business Performance Goals Contracts — CMDE, by means of which the subsidiaries of our System agree to meet the strategic guidelines provided for therein in order to fulfill the goals and results established by our parent company, as well as the policy of consequences applied to us and our subsidiaries, and thus following its actual compliance; (xxxix) approving policies and guidelines on transactions and execution of electricity sales agreements of us and our subsidiaries, as well as their positioning in lawsuits relating to the electricity market, subject to the provisions under Item viii of this Article; (xl) approving the investment projects of us and our subsidiaries, to the extent set by the applicable internal regulations established by us to govern the approving authority levels within our companies; (xli) approving the transactions policy, in accordance with the requirements of competitiveness, compliance, transparency, fairness and equity, which shall be reviewed at least annually; (xlii) conducting individual and collective evaluation of administrators and members of Committees under the terms of the law in force; (xliii) deciding on the creation, operation and termination of commissions and committees for advisory of our Board of Directors, in order to deepen strategic assessments and ensuring that the decision made by the collegial body is technically well-founded, as well as electing and removing their members, in compliance with applicable laws; (xliv) approving the internal regulations to govern the appointments for positions in governance bodies of our companies, which shall provide for the minimum requirements for appointing members of the Board of Directors, Fiscal Council, and Executive Board, in the companies in which us and our subsidiaries hold stock, as well as those of foundations, associations, and pension funds; (xlv) establishing our information disclosure policy; (xlvi) approving and supervising the fulfillment of goals and specific results to be accomplished by members of the Executive Board; (xlvii) annually reviewing the fulfillment of goals and results pertaining to the execution of the Business and Management Steering and Strategic Plan on a long-term scope, under penalty of holding the members liable for negligence, provided that it shall publish the conclusions of such review and report them to the National Congress and the Federal Audit Court, pursuant to applicable laws; (xlviii) discussing, approving, and monitoring decisions that concern corporate governance practices, relationship with stakeholders, people management policy, and code of conduct of agents within us, as well as the respective guidelines for its subsidiaries; (xlix) approving the internal regulations to govern the approving authority levels within our companies, in addition to establishing the matters and values for its decision making authority level, and that of the Executive Board; (l) providing opinions on issues to be referred for decision of the shareholders, provided that the inclusion of the item “general matters” in the call notice shall not be permitted; (li) approving the applicable internal regulations established by us to govern the Compliance and Risk Management, dividend and equity interest policies, as well as other general policies of the Company; (lii) approving and issuing the Annual Letter explaining commitments to achieve public policy goals, pursuant to Law No. 13,303, dated June 30, 2016; (liii) approving the public bid regulation; (liv) approving the sponsorship of the healthcare and supplemental pension benefit plans, and the adhesion to a closed private pension fund, as well as monitoring compliance with our allocation threshold in the payment of such benefits; (lv) proposing the compensation of managers and members of other company bodies established under these Articles of Association to the General Shareholders’ Meeting, as well as implementing and monitoring the compensation referred to in this item, including profit and income sharing, within the thresholds approved by the General Shareholders’ Meeting; (lvi) approving PAINT — Annual Internal Audit Activity Plan, and the RAINT — Annual Internal Audit Activity Report, without the attendance of our CEO; (lvii) establishing a spokesperson policy aiming at eliminating the risk of conflicting information from several departments and from Company executives; (lviii) requesting periodic internal audits on the activities of the private supplementary pension fund that manages our benefit plan, as well as stating opining on the report submitted by our Executive Board resulting from the internal audit; (lix) evaluating the officers and members of our committees under our bylaws, pursuant to Item iii of Article 13 of Law No. 13,303 dated June 30, 2016, with the methodological and procedural support of the People, Eligibility, Succession and Compensation Committee; (lx) assessing, every four years, the strategic, operational, and financial arrangement of our shareholdings with its corporate purpose, and, based on such assessment, recommend its maintenance, the total or partial transfer of its activities to another public administration structure, or divestment of the shares; (lxi) pinpointing the existence of assets which are not used by us, and assessing the need to maintain them; (lxii) approving waivers, settlements, or arbitration commitments not specified in this Article, in compliance with the rules that govern the Company’s approval levels; (lxiii) calling the General Shareholders’ Meeting, in the cases provided for in Law No. 6,404, of 1976, or whenever deemed convenient; and (lxiv) deciding on the cases not covered by our bylaws.
The Board of Executive Officers is responsible for the management of our business in accordance with the strategic guidelines established by the Board of Directors. The Board of Executive Officers is composed of six members, including the CEO and subject to the minimum number of 3 members, all elected by the Board of Directors. Its responsibilities are determined by our Internal Regulations and bylaws, as well as by the applicable laws. The term of office of the Officers is up to two years, with the possibility of up to three reelections, and there is no succession plan in place. See “Item 6.A. Board of Directors and Senior Management — Board of Directors” for additional information.
The management bodies also have the support of advisory bodies and support secretariats. More information about these management bodies, as well as their internal regulations, see: (http://eletrobras.com/pt/Paginas/Estatuto-Politicas-e- Manuais.aspx). The content of this website is not incorporated into or made a part of this prospectus.

Qualifications
All members of our Board of Directors, Board of Executive Officers and Fiscal Council must be Brazilian citizens. If our Proposed Privatization is consummated, the members of our Board of Directors and Executive Board will no longer be required to be Brazilian citizens. The Brazilian Corporate Law and CVM regulations also provide that certain individual may not be appointed to a position by our management, including those who: are disqualified by the CVM, have been declared bankrupt or have been convicted of certain offenses such as bribery and crimes against the economy.
Following the approval of the Law of Government-Controlled Entities, the Brazilian Government issued Decree No. 8,945 in December, 2016. Such decree regulated several dispositions, including establishing minimum requirements for the election of members of the Boards, such as: (I) (a) to have a minimum professional experience of ten years in the public or private segment related to the intended state-owned company, or in other related segments regarding the superior managing position that he or she was appointed to; or (b) to have a minimum professional experience of four years in one of such positions: superior manager position in similar companies considering the size or the business of the intended state-owned company; (b.1) to have occupied positions or functions of trust equal to and DAS-4 or superior in the public segment; (b.2) have been a teacher or a researcher in subjects related to the intended state-owned company business; (b.3) to have a minimum self-employed professional experience of four years in activities directly or indirectly related to the intended state-owned company business; (c) to have an academic degree in areas related to the intended state-owned company business; (II) do not fall under the non-admission hypothesis; and (III) are not declared ineligible regarding the Complementary Law No. 64 of 1990.
The minutes of the shareholders’ or directors’ meeting that appoints a member of the Board of Directors or the Board of Executive Officers, respectively, must detail the qualifications of such person and specify the period of their mandate.
Appointment
The members of our Board of Directors are elected at the general shareholders meeting for a term of two years, with a maximum of three consecutive renewals.
As our majority shareholder, the Brazilian Government has the right to appoint eight members of our Board of Directors, of which seven are appointed by the Minister of Mines and Energy and one by the Ministry of the Economy, at least two of the appointed members must meet the conditions set forth in art. 25 of the Law of Government-Controlled Companies and in art. 39 of Decree No. 8,945/2016. The common shareholders have the right to elect one member, the holders of preferred shares without voting rights representing at least ten percent of our total capital have the right to elect one member, both meeting the requirements of Law No. 13,303/2016, and one member will be elected as the representative of the employees, by means of an election organized by the company and the union entities. One of the members of the Board of Directors is appointed CEO of the company. If our Proposed Privatization is consummated, the holders of the majority of the preferred shares will have the right to elect one member that meets the investiture requirements, and the representative of the employees will have the right to elect one member, by means of an election organized by the company and the union entities that represent them, provided such candidate fulfills the investiture requirements.
Pursuant to Article 140 of the Brazilian Corporate Law, the members of the Board of Directors will be elected by means of Shareholders Meetings and may be replaced at any time. There are no prescribed age limits for retirement of members of our Board of Directors.
Under Article 141, paragraph 4, of Brazilian Corporate Law, minority shareholders may appoint a member of the Board of Directors, as follows:
(i)   holders of common shares representing at least 15% of the total common shares with voting rights may appoint one member to the Board of Directors and its respective alternate;
(ii)   holders of preferred shares representing at least 10% of the total capital stock of a company may appoint one member to the Board of Directors and its respective alternate; and

(iii)   if the percentages set forth in items (i) and (ii) are not met by the holders of common shares and preferred shares, holders of common shares and holders of preferred shares representing together more than 10% of the total capital of a company may jointly appoint one member to the Board of Directors and its respective alternate.
Those rights may only be exercised by shareholders that prove their continuous share ownership during the last three months prior to our shareholders’ meeting.
Those rights are reflected in our bylaws (as stated above) and, accordingly, are not applicable in addition to such provisions.
In addition, Article 141 of the Brazilian Corporate Law and CVM regulations determine that shareholders holding more than 5% of the voting capital are entitled to request cumulative voting rights (voto múltiplo) so as to increase their chances of electing at least one member to the Board of Directors. Under the cumulative voting process, each voting share is entitled to a number of votes equal to the number of board seats being filled at the relevant shareholders’ meeting, such votes which can be cast to a single or more candidates. As a result of the cumulative voting, controlling shareholders may be prevented from controlling all seats of the board, while minority shareholders may be allowed to appoint at least one member of that body. Shares participating in the cumulative voting process will not be counted for the purposes of appointing board members in the circumstances described in (i) through (iii) above (and vice versa).
In order to ensure that the majority of board members is elected by the controlling shareholder, Brazilian Corporate Law provides that whenever the election of board members uses cumulative voting and holders of common or preferred shares elect board members in separate elections, the controlling shareholders will always have the right to elect such board members in a number equal to the number elected by the other shareholders plus one member, even if that results in the board having more members than the number set forth by the company’s bylaws (Article 141, paragraph 7, of the Brazilian Corporate Law).
Brazilian Corporate Law also provides that, whenever cumulative voting is adopted and the general shareholders meeting removes any member from office, all members will be automatically removed from office and a new election will take place. In other situations of vacancy, if no substitute members are elected along with effective members, the next shareholders’ meeting will elect all members of the board.
If our Proposed Privatization is consummated, our bylaws will no longer confer this right to the Brazilian Government, as they will be limited to ten percent of our voting shares. Accordantly, our Board of Directors will continue to be consisted of 11 members, being at least three independent members, and include:
(i) one director elected by a separate vote at the General Shareholders’ Meeting, by the holders of the majority of the preferred shares issued by us; and
(ii) one director elected as an employee representative, chosen by the direct vote of their peers among the active employees and by an election organized by us together with the trade union entities that represent them.
With respect to our Executive Board, it shall be appointed by our Board of Directors. Our CEO shall not simultaneously hold the positions of Chairman of the Board of Directors.
The Fiscal Council, which is permanent, is elected by the General Shareholders’ Meeting and, at least one member and respective alternate shall be appointed separately from the others members of the Board of Directors and Executive Board.
The Brazilian Government has the right to appoint three of the members of our Fiscal Council, and both the minority shareholders and the holders of our preferred shares have the right to appoint one member each. If our Proposed Privatization is consummated, our bylaws will no longer have these requirements about the composition of our Board of Directors.
Meetings
Under our bylaws, our Board of Directors must meet at least once a year without the presence of the CEO and twice a year with the presence of our independent auditors. Historically, our Board of Directors meets once a month and when called by a majority of the Directors or the Chairman. Among other duties, our Board of Directors is responsible for, among other things: (i) establishing our business guidelines; (ii) determining the corporate organization of our subsidiaries or any equity participation by us in other legal entities; (iii) determining our loans and financing policy; (iv) approving any guarantee in favor of any of our subsidiaries on any financial agreement; (v) approving the sale of our fixed assets and any pledge over such assets; (vi) appointing our executive officers; and (vii) appointing our external auditors. Directors cannot participate in discussions or vote in relation to matters in which they are otherwise interested. As a result, our Board of Directors do not have the power to vote on compensation to themselves. Only our shareholders may approve such matters.
Our Board of Executive Officers ordinarily meets every week, or when called by a majority of the Officers or by the CEO. Our Board of Executive Officers determines our general business policy, is responsible for all matters related to our day-to-day management and operations, and is the highest controlling body with regards to the execution of our guidelines. Members of our Board of Executive Officers cannot participate in discussions or vote in relation to matters in which they are otherwise interested.
The Fiscal Council meets once a month. Our Statutory Audit and Risks Committee typically meets at least four times a month, or when a meeting is called by its coordinator.
Committee
Our management has also three permanent statutory committees, formed by members of the board itself and by independent external members. The Committees’ basic function is to advise the Board of Directors in fulfilling its responsibilities for establishing fundamental guidelines and our superior control, with specific attributions of analysis, monitoring, and recommendation on specific issues in each area.
CAE
We have a permanent Statutory Audit Committee, as provided for in article 40 of our bylaws, which is composed of at least three members and at most five members, including external ones, with deadlines for mandates that do not coincide and are independent of the term of office of the Board of Directors. If our Proposed Privatization is consummated, the committee will need to be composed of three to five independent members, according to the B3 criteria. Also, the committee will no longer be governed by the provisions of Law No. 13,303/2016 and its regulatory decree. The purpose of the CAE is to comply with the provisions of Law No. 13,303/2016, of Decree No. 8,945/2016, which are similar to the provisions of the Sarbanes-Oxley Act and the rules issued by the SEC and the NYSE, of the CVM Instruction no. 308, of May 14, 1999, with the amendments introduced by CVM Instruction No. 509, from November 16, 2011, in addition to the set of norms, commitments and guidelines of voluntary environments adhered to by U.S., such as the Distinguished Program in Governance of State-owned companies of B3 and the Governance Indicator of SEST — IG-SEST and to advise the Board in fulfilling its responsibilities of guidance and superior direction of us, including, but not limited to, the analysis and issuance of recommendations on risks and strategies to be adopted by us, concerning internal controls, auditing and risk management.
CEGS
It is composed of three to five members, chosen by the Board of Directors, among their peers and/or external market professionals with no previous employment/statutory relationship with us, to exercise a term of office of up to two years, with renewals being permitted. Its purpose is to advise the Board of Directors in the fulfillment of its responsibilities of guidance and superior management of us, including, but not limited to, analysis and issuance of recommendations on planning, guidelines, objectives, indicators and strategic goals, innovation initiatives, and sustainability and corporate governance practices, in order to give greater efficiency and quality to the decisions of the Board of Directors.

CPES
It is composed of three to five members, chosen by the Board of Directors from among their peers and/or external market professionals with no previous employment/statutory relationship with us, to exercise a term of office of up to two years. Its purpose is to advise shareholders and the Board of Directors in the fulfillment of their responsibilities of guidance and superior management of us, including, but not limited to, analysis and issuance of recommendations on risks and strategies concerning the appointment, evaluation, succession, and remuneration of managers, fiscal councilors, members of the Audit and Risks Committee, external members of the CPES and of the Strategy, Governance, and Sustainability Committee, in addition to other attributions assigned to it by the Board, in order to provide greater efficiency.
Proposed Privatization
On July 7, 2021, Law No. 14.182 was enacted, which established the guidelines for our further privatization. Subsequently, certain CPPI and CNPE resolutions set out the several conditions precedent for our further privatization, including the amendments to our bylaws in order to prohibit any shareholder or group of shareholders (including holders of ADSs) from exercising votes in excess of 10% of the number of shares into which our voting capital is divided, among other changes. While these amendments have been approved by our shareholders at an extraordinary shareholders meeting held on February 22, 2022, the effectiveness of these amendments to our bylaws is conditioned on the completion of the Proposed Privatization. See 2021 Form 20-F for further information about our proposed privatization and the amendment to our bylaws.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
We have listed on the NYSE ADSs representing our common shares. Citibank, N.A. (“Citibank”) has agreed to act as the depositary bank for our ADSs. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. The ADSs represent ownership interests in securities that are on deposit with the depositary bank and may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The depositary bank typically appoints a custodian to safekeep the securities on deposit. In our case, the custodian is Banco Bradesco S.A., located at Departamento de Ações e Custódia, Núcleo Cidade de Deus, S/N, Prédio Amarelo 1° andar, Vila Yara — Osasco — São Paulo, Brasil — CEP: 06029-900.
We have appointed Citibank as depositary bank pursuant to a deposit agreement. A copy of the deposit agreement (as may be amended from time to time) is on file with the SEC under cover of Post-Effective Amendment No. 1 to Registration Statement on Form F-6 (Reg. No. 333-219600). The deposit agreement is proposed to be amended pursuant to the terms of an amendment to the deposit agreement. A copy of the form of the amendment to the deposit agreement is also on file with the SEC under cover of Post-Effective Amendment No. 1 to Registration Statement on Form F-6 (Reg. No. 333-219600). You may obtain a copy of the deposit agreement and any amendments from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov).
We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.
Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, one (1) common share on deposit with the depositary bank and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary bank may agree to change the ADS-to-common share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary bank and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary bank, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary bank, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary bank, and the depositary bank (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.
If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as an owner of ADSs and those of the depositary bank. As an ADS holder you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of common shares will continue to be governed by the laws of the Federative Republic of Brazil, which may be different from the laws in the United States.
In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary bank, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.
As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary bank will hold on your behalf the shareholder rights attached to the common shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the common shares represented by your ADSs through the depositary bank only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.
The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary bank’s services are made available to you. As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary bank in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.
The registration of the common shares in the name of the depositary bank or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary bank or the custodian the record ownership in the applicable common shares with the beneficial ownership rights and interests in such common shares being at all times vested with the beneficial owners of the ADSs representing the common shares. The depositary bank or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.
Dividends and Distributions
As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.
Distributions of Cash
Whenever we make a cash distribution for the securities on deposit with the custodian, we will give a notice thereof to the depositary bank at least 20 days prior to the proposed distribution. Upon receipt of such notice, the depositary bank shall establish the ADS record date. Upon receipt of confirmation of the receipt of (x) any cash dividend or other cash distribution on any common share, or (y) proceeds from the sale of any common share held in respect of the ADSs under the terms of the deposit agreement, the depositary bank will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the Federative Republic of Brazil laws and regulations.

The conversion into U.S. dollars will take place only if lawful and reasonable practicable and if the U.S. dollars are transferable to the United States. The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.
The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary bank will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected, provided that funds that the depositary bank holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.
Distributions of Shares
Whenever we intend to make a free distribution that consist of a dividend in, or free distribution of, common shares for the securities on deposit with the custodian, we will give a notice thereof to the depositary bank at least 20 days prior to the distribution. Upon receipt of such notice, the depositary bank shall establish the ADS record date. Upon receipt of confirmation from the custodian of the receipt of such deposit, the depositary bank will either distribute to holders new ADSs representing the common shares deposited or modify the ADS-to-common shares ratio, in which case each ADS you hold will represent rights and interests in the additional common shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.
The distribution of new ADSs or the modification of the ADS-to-common shares ratio upon a distribution of common shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new common shares so distributed.
No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it may sell the common shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.
Distributions of Rights
Whenever we intend to distribute rights to subscribe for additional common shares, we will give prior notice to the depositary bank at least 60 days prior to the proposed distribution and we will assist the depositary bank in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.
The depositary bank will establish procedures to distribute rights to subscribe for additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new common shares other than common shares represented by ADSs.
The depositary bank will not distribute the rights to you if:
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We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

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The depositary bank fails to receive satisfactory documentation or determines it is not lawful and reasonably practicable to make the rights available to ADS holders; or

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Any rights made available are not exercised and appear to be about to lapse and, therefore, it is not lawful and reasonably practicable to distribute the rights.

The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.
Elective Distributions and Distribution of Rights to Purchase Additional ADSs
Whenever we intend to distribute to holders of our common shares (i) a dividend payable at the election of shareholders either in cash or in additional shares or (ii) rights to subscribe for additional shares, we will give prior notice, at least 60 days prior to the proposed distribution thereof to the depositary bank and will indicate whether we wish the distribution to be made available to you. In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.
The depositary bank will make the distribution available to you only if it is lawful and reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary bank will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.
If the election distribution is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in the Federative Republic of Brazil would receive upon failing to make an election, as more fully described in the deposit agreement.
Other Distributions
Whenever we intend to distribute property other than cash, common shares or rights to subscribe for additional common shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.
If it is lawful and reasonably practicable to distribute such property to you and if we provide to the depositary bank all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property to the holders in a manner it deems practicable.
The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.
The depositary bank will not distribute the property to you and will sell the property if:
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We do not request that the property be distributed to you or if we request that the property not be distributed to you; or

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We do not deliver satisfactory documents to the depositary bank; or

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The depositary bank determines that all or a portion of the distribution to you is not lawful and reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.
Redemption
Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank at least 60 days prior to the intended date of redemption. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will provide notice of the redemption to the holders.
The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary bank will convert into U.S. dollars upon the terms of the deposit agreement the redemption funds received in a currency other than U.S. dollars and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.
Changes Affecting Common Shares
The common shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such common shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the Company.
If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the common shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Shares. If the depositary bank may not lawfully distribute such property to you, the depositary bank may sell such property and distribute the net proceeds to you as in the case of a cash distribution.
Issuance of ADSs upon Deposit of Common Shares
Upon completion of the offering, the common shares being offered pursuant to the prospectus will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will issue ADSs to the underwriters named in the prospectus.
After the closing of the offering, the depositary bank may create ADSs on your behalf if you or your broker deposit common shares with the custodian. The depositary bank will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the common shares to the custodian. Your ability to deposit common shares and receive ADSs may be limited by U.S. and the Federative Republic of Brazil legal considerations applicable at the time of deposit.
The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the common shares have been duly transferred to the custodian. The depositary bank will only issue ADSs in whole numbers.
When you make a deposit of common shares, you will be responsible for transferring good and valid title to the depositary bank. As such, you will be deemed to represent and warrant that:
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The common shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

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All preemptive (and similar) rights, if any, with respect to such common shares have been validly waived or exercised.

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You are duly authorized to deposit the common shares.

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The common shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

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The common shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary bank may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.
Transfer, Combination and Split Up of ADRs
As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary bank and also must:

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ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

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provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;

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provide any transfer stamps required by the State of New York or the United States; and

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pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary bank with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.
Withdrawal of Common Shares Upon Cancellation of ADSs
As a holder, you will be entitled to present your ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying common shares at the custodian’s offices. Your ability to withdraw the common shares held in respect of the ADSs may be limited by U.S. and the Federative Republic of Brazil law considerations applicable at the time of withdrawal. In order to withdraw the common shares represented by your ADSs, you will be required to pay to the depositary bank the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the common shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.
If you hold ADSs registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the common shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.
You will have the right to withdraw the securities represented by your ADSs at any time except for:
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Temporary delays that may arise because (i) the transfer books for the common shares or ADSs are closed, or (ii) common shares are immobilized on account of a shareholders’ meeting or a payment of dividends.

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Obligations to pay fees, taxes and similar charges.

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Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.
Voting Rights
As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the common shares represented by your ADSs.
Pursuant to our bylaws, the holders of common shares may be subject to certain restrictions on their ability to exercise their voting rights, regardless of the amount of a holder’s shares as well as remove or restrict the voting rights where the voting rights of the owners of such shares exceed the limits imposed by applicable Brazilian law and/or our bylaws. If our proposed privatization is consummated, our bylaws will limit our shareholders, including you as a holder of our ADSs, from exercising votes in excess of 10% of the number of shares into which our voting capital is divided. For further information about the voting rights of holders of common shares see “Item 10. Additional Information — Bylaws — Description of our Capital Stock” in the 2021 Form 20-F incorporated by reference herein.

At our request, the depositary bank will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the deposited securities represented by ADSs. In lieu of distributing such materials, the depositary bank may distribute to holders of ADSs instructions on how to retrieve such materials upon request.
If the depositary bank timely receives voting instructions from a holder of ADSs, it will endeavor to vote the deposited securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions.
Securities for which no voting instructions have been received will not be voted (except as otherwise contemplated in the deposit agreement). Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner.
In addition, pursuant to the terms of the amendment to the deposit agreement, the depositary bank and we may require you to certify us that (i) you do not own, directly or indirectly, shares and/or do not and will not exercise voting rights in excess of the limits imposed by applicable Brazilian law and/or our bylaws, and (ii) you have not entered into any agreement with the intent to exceed the limits on ownership of shares and/or voting rights imposed by applicable Brazilian law and/or our bylaws. The failure to provide such certification (if required by us and the Depositary) may invalidate your voting instructions.
Fees and Charges
As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:
Service	Fees

•
Issuance of ADSs (e.g., an issuance of ADS upon a deposit of common shares, upon a change in the ADS(s)-to-common shares ratio, or for any other reason), excluding ADS issuances as a result of distributions of common shares

Up to U.S. $5.00 per 100 ADS issued
• Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited property, upon a change in the ADS(s)-to-common shares ratio, or for any other reason)	Up to U.S. $5.00 per 100 ADS cancelled
• Distribution of cash dividends or other cash distributions (e.g., sale of rights and other entitlements)	Up to U.S. $5.00 per 100 ADS held
• Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. $5.00 per 100 ADS held
• Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., spin-off shares)	Up to U.S. $5.00 per 100 ADS held
• ADS Services	Up to U.S. $5.00 per 100 ADS held on the applicable record date(s) established by the depositary bank
As an ADS holder you will also be responsible to pay certain charges such as:
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taxes (including applicable interest and penalties) and other governmental charges;

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the registration fees as may from time to time be in effect for the registration of common shares on the share register and applicable to transfers of common shares to or from the name of the custodian, the depositary bank or any nominees upon the making of deposits and withdrawals, respectively;

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cable, telex and facsimile transmission and delivery expenses as are expressly provided in the deposit agreement to be at the expense of the person depositing the common shares or withdrawing the common shares or of the ADS holder; and beneficial owners of ADSs;

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the expenses and charges incurred by the depositary bank in the conversion of foreign currency;

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such fees and expenses as are incurred by the depositary bank in connection with compliance with exchange control regulations and other regulatory requirements applicable to the common shares, the ADSs and the ADRs; and

•
the fees and expenses incurred by the depositary bank, the custodian, or any nominee in connection with the servicing or delivery of the common shares, the ADSs and the ADRs.

All ADS fees and charges may, at any time and from time to time, be changed by agreement between us and the depositary bank but, in the case of ADS fees and charges payable by the ADS holders and beneficial owners, only in the manner contemplated in the deposit agreement. The Depositary will provide, without charge, a copy of its latest ADS fee schedule to anyone upon request.
ADS fees and charges payable upon (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person to whom the ADSs are issued (in the case of ADS issuances) and to the person whose ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary bank into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.
The obligations of the ADS holders and beneficial owners to pay ADS fees and charges shall survive the termination of the deposit agreement and, in case of resignation or removal of the depositary bank, the right to collect ADS fees and charges shall extend for those ADS fees and charges incurred prior to the effectiveness of such event.
Depositary reimbursements
In accordance with the deposit agreement entered between the depositary and us, the depositary reimburses us for certain expenses we incur in connection with the ADR programs and other expenses, subject to a ceiling agreed between us and the depositary from time to time. These reimbursable expenses currently include legal and accounting fees, listing fees, investor relations expenses and fees payable to service providers for the distribution of material to ADR holders. The depositary also agreed to make an additional reimbursement annually based on the issuance and cancellation fees, dividend fees and depositary service fees charged by the depositary to our ADS holders. Accordingly, for the year ended December 31, 2021, Citibank N.A. reimbursed us U.S.$0.847 million.
Amendments and Termination
We may agree with the depositary bank to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any amendment or supplement that imposes or increases any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of the ADS holder. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of a new law.
You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the common shares represented by your ADSs (except as permitted by law).
We have the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.
After termination, the depositary bank will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).
In connection with any termination of the deposit agreement, the depositary bank may make available to owners of ADSs a means to withdraw the common shares represented by ADSs and to direct the depositary of such common shares into an unsponsored American depositary share program established by the depositary bank. The ability to receive unsponsored American depositary shares upon termination of the deposit agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored American depositary shares and the payment of applicable depositary fees.
Books of Depositary
The depositary bank will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.
The depositary bank will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.
Limitations on Obligations and Liabilities
The deposit agreement limits our obligations and the depositary bank’s obligations to you. Please note the following:
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We and the depositary bank are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

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The depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

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The depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in common shares, for the validity or worth of the common shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

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We and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

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We and the depositary bank disclaim any liability if we or the depositary bank are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our bylaws, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

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We and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our bylaws or in any provisions of or governing the securities on deposit.

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We and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting common shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

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We and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of common shares but is not, under the terms of the deposit agreement, made available to you.

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We and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

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We and the depositary bank also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

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No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

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Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary bank and you as ADS holder.

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Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

As the above limitations relate to our obligations and the depositary’s obligations to you under the deposit agreement, we believe that, as a matter of construction of the clause, such limitations would likely to continue to apply to ADS holders who withdraw the common shares from the ADS facility with respect to obligations or liabilities incurred under the deposit agreement before the cancellation of the ADSs and the withdrawal of the common shares, and such limitations would most likely not apply to ADS holders who withdraw the common shares from the ADS facility with respect to obligations or liabilities incurred after the cancellation of the ADSs and the withdrawal of the common shares and not under the deposit agreement.
In any event, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder. In fact, you cannot waive our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.
Taxes
You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.
Foreign Currency Conversion
The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.
If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:
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make such conversion and distribution in U.S. dollars to the ADS holders for whom such conversion, transfer and distribution is lawful and reasonably practicable.

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Distribute the foreign currency to holders for whom the distribution is lawful and reasonably practical.

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Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial
The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of common shares (including common shares represented by ADSs) are governed by the laws of the Federative Republic of Brazil.
AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY BANK.
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our ordinary shares, the ADSs or the deposit agreement, including any claim under U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

SELLING SHAREHOLDERS
We may register for the sale of our common shares by the selling shareholders by filing a prospectus supplement with the SEC. We may register these securities to permit the selling shareholders to resell their common shares, when they deem appropriate. Except as may be set forth in any prospectus supplement, the selling shareholders will pay all of the expenses in connection with the registration and the sale of the common shares, including selling commissions and certain fees and expenses of counsel and other advisors to the selling shareholders.
In the event of a secondary offering, we will not receive any proceeds from the sale of common shares by the selling shareholders.
Information concerning the selling shareholders may change from time to time, and any changed information will be set forth if and when required in the applicable prospectus supplement. To the extent that this prospectus is used by the selling shareholders to offer or sell any common shares, information with respect to the selling shareholders and the plan of distribution will be contained in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act.
We cannot provide an estimate as to the number of common shares that will be held by the selling shareholders upon consummation of any offering or offerings covered by this prospectus because such selling shareholders may offer some, all or none of such shareholder’s common shares in any such offering or offerings. Furthermore, the selling shareholders may have sold, transferred or disposed of the common shares covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.
We will provide to the selling shareholders copies of this prospectus and any applicable prospectus supplement and will take certain other actions as are required to permit unrestricted sales of the common shares to be sold by such selling shareholders.

PLAN OF DISTRIBUTION
At the time of offering any securities, we will supplement the following summary of the plan of distribution with a description of the offering, including the particular terms and conditions thereof, set forth in a prospectus supplement relating to those securities. Each prospectus supplement with respect to our securities will set forth the terms of the offering of those securities, including the name or names of any selling shareholders, the name or names of any underwriters or agents, the price of such securities and the net proceeds to us or any selling shareholders from such sale, any underwriting discounts, commissions or other items constituting underwriters’ or agents’ compensation, any discount or concessions allowed or reallowed or paid to dealers and any securities exchanges on which those securities may be listed.
We and any selling shareholders may sell the securities from time to time in their offering as follows:
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through agents;

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to dealers or underwriters for resale;

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directly to purchasers; or

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through a combination of any of these methods of sale.

We may solicit offers to purchase securities directly from the public from time to time. We and any selling shareholders, as applicable, may sell securities to one or more underwriters or dealers acting as principals, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.
We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.
If we the selling shareholders sell securities to underwriters, we and such selling shareholders may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us or the selling shareholder in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we or any selling shareholders pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.
Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us any selling shareholders or any other selling shareholders, to indemnification by us and such selling shareholders, as applicable, against certain liabilities, including liabilities under the Securities Act.

Unless otherwise indicated in the prospectus supplement for a particular offering of securities, each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may or may not list any particular series of securities on a securities exchange or quotation system. No assurance can be given as to the liquidity or trading market for any of the securities.
We or any selling shareholders may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities covered by this prospectus including securities pledged by us or any selling shareholders or borrowed from us, any selling shareholders or others to settle those sales or to close out any related open borrowing of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or in a post-effective amendment). We or any selling shareholders may also sell common shares or ADSs short using this prospectus and deliver common shares or ADSs covered by this prospectus to close out such short positions, or loan or pledge common shares or ADSs to financial institutions that in turn may sell the common shares or ADSs using this prospectus. We or any selling shareholders may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we or any selling shareholders default in the performance of our/their obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the 2021 Form 20-F for the year ended in December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes Ltda., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
With respect to the unaudited interim financial information as of March 31, 2022 for the three month periods ended March 31, 2021 and 2022, incorporated by reference herein, PricewaterhouseCoopers Auditores Independentes Ltda., reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 27, 2022, appearing herein, states that they did not audit and they do not express an opinion on that unaudited interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers Auditores Independentes Ltda. is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers Auditores Independentes Ltda. within the meaning of Sections 7 and 11 of the Act.

VALIDITY OF SECURITIES
The validity of the common shares will be passed upon for us by Pinheiro Guimaraes Advogados or any other law firm named in the applicable prospectus supplement as to certain matters of Brazilian law. Certain U.S. legal matters will be passed upon for us by Clifford Chance US LLP or any other law firm named in the applicable prospectus supplement.

SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS IN BRAZIL
We are a corporation organized under the laws of Brazil. All of our directors and executive officers and certain advisors named herein reside in Brazil or elsewhere outside the United States, and all or a significant portion of the assets of such persons may be, and substantially all of our assets are, located outside the United States. As a result, it will be necessary for you to comply with Brazilian law in order to obtain an enforceable judgment against these foreign resident persons or our assets. It may not be possible for investors to effect service of process within the United States or other jurisdictions outside Brazil upon such persons or to enforce against them or against us any judgments obtained in such courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or the laws of such other jurisdictions outside Brazil. We will appoint Corporation Service Company as our agent for service of process in the State of New York.
We have been advised by our internal and external counsel that judgments of non-Brazilian courts for civil liabilities predicated upon the securities laws of such countries, including the securities laws of the United States or the United Kingdom, subject to certain requirements described below, may be enforced in Brazil. A judgment against either us or any other person described above obtained outside Brazil would be enforceable in Brazil against us or any such person without reconsideration of the merits, upon recognition of that judgment by the Brazilian Superior Court of Justice (Superior Tribunal de Justiça, or the STJ). Pursuant to Law No. 13,105/15 (the “Brazilian Code of Civil Procedure”), such recognition, generally, will occur if the foreign judgment:
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fulfills all formalities required for its enforceability and is effective under the laws of the country where the foreign judgment is granted;

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is issued by a competent court and/or authority in the jurisdiction where it was awarded, after proper service of process is made in accordance with the foreign applicable law or with Brazilian law if made in Brazil, or, in case of service by publication, after sufficient evidence of the parties’ absence has been given, as required by applicable law;

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is final and not subject to appeal in the jurisdiction where it was rendered (res judicata);

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does not violate a final and unappealable decision issued by a Brazilian court on the same subject concerning the same parties, cause of action and claims;

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is duly authenticated by a Brazilian consulate or diplomatic office in the country where the foreign judgment was issued or is duly apostilled in accordance with the Convention Abolishing the Requirement of Legalization for Foreign Public Documents, or as otherwise provided by an international treaty to which Brazil is a signatory;

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is accompanied by a sworn translation into Portuguese

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is not contrary to Brazilian national sovereignty, human dignity, public policy or good morals (as set forth in Brazilian law); and

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does not violate the exclusive jurisdiction of the Brazilian courts in accordance with Brazilian law, pursuant to the provisions of art. 23 of the Brazilian Code of Civil Procedure (Law No. 13,105/2015, as amended).

Notwithstanding the foregoing, no assurance can be given that the process described above can be conducted in a timely manner or that a Brazilian court would enforce a monetary judgment for violation of the securities laws of countries other than Brazil. In addition, in case of a claim filed before the courts of Brazil, the application of a foreign body of law by Brazilian courts may be difficult, as Brazilian courts consistently base their decisions on domestic law, or refrain from applying a foreign body of law for a number of reasons. Although remote, there is a risk that Brazilian courts, considering a relevant case-by-case rationale, may dismiss a petition to apply a foreign body of law and may adopt Brazilian laws to adjudicate the case. In any case, we cannot assure that Brazilian courts will confirm their jurisdiction to rule on such matter, which will depend on the connection of the case to Brazil and, therefore, must be analyzed on a case-by-case basis. The ability of a creditor to satisfy a judgment by attaching certain assets of the defendant is limited by provisions of Brazilian law. In this regard, we understand that if any of our assets are deemed assets dedicated to providing an essential public service, they will not be available for liquidation and will not be subject to attachment to secure a judgment. Additionally, enforcement of a foreign-obtained judgment may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, liquidation, judicial or out-of-court reorganization, and other legal provisions relating to or providing for the rights of creditors (for example, claims for salaries, wages, social security and taxes, among others, will have preference over any claims).A plaintiff, whether Brazilian or non-Brazilian, who resides outside Brazil or is outside Brazil during the course of litigation in Brazil, and who does not own real estate property in Brazil, must post a bond in court to guarantee the payment of the defendant’s legal fees and court expenses, including fees awarded to the winning counsel. This bond must have a value sufficient to satisfy the payment of an amount to be determined by the Brazilian judge, which, in turn, is based on the amount under dispute. This requirement does not apply in the case of (1) exemptions from an international agreement or treaty to which Brazil is signatory; (2) an action for enforcement of an extrajudicial instrument (título executivo extrajudicial), which may be enforced in Brazilian courts without review on the merits; (3) enforcement of a judgment, including foreign judgments and arbitral awards that have been duly recognized by the Brazilian Superior Court of Justice; and (4) counterclaims, as established by Article 83 of the Brazilian Code of Civil Procedure.
If proceedings are brought before the Brazilian courts seeking to enforce obligations against us, payment shall be made in reais. Any judgment rendered in Brazilian courts in respect of any payment obligations would be expressed in reais.

TAXATION
Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to a foreign private issuer and, accordingly, file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov and at our website at https://ri.eletrobras.com (Reference to this URL is made as an inactive textual reference for informational purposes only. Information contained at this website is not incorporated by reference in this prospectus or any accompanying prospectus supplement.)
As a foreign private issuer, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Brazil, which differ from those in the United States. We are a “foreign private issuer” as defined under Rule 405 of the Securities Act. As a result, although we are subject to the informational requirements of the Exchange Act as a foreign private issuer, we are exempt from certain informational requirements of the Exchange Act which domestic issuers are subject to, including the proxy rules under Section 14 of the Exchange Act, the insider reporting and short-swing profit recovery provisions under Section 16 of the Exchange Act and the requirement to file current reports on Form 8-K upon the occurrence of certain material events.
As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by other U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, other U.S. domestic reporting companies. We are liable for violations of the rules and regulations of the SEC which do apply to us as a foreign private issuer.
We have filed with the SEC a registration statement on Form F-3 under the U.S. Securities Act of 1933, as amended, or the Securities Act, including amendments and relevant exhibits and schedules, covering the underlying securities offered hereby. This prospectus is part of a registration statement on Form F-3 we filed with the SEC. This prospectus does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are filed as an exhibit to the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website at http://www.sec.gov and at our website at https://ri.eletrobras.com. (Reference to this URL is made as an inactive textual reference for informational purposes only. Information contained at this website is not incorporated by reference in this prospectus or any accompanying prospectus supplement.)
We are also subject to the informational requirements of the B3 and the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM. Our public filings with the B3 are electronically available from the B3’s website at www.b3.com.br. The information contained on, or accessible through, such website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus or a prospectus supplement. We incorporate by reference the following documents:
We are incorporating by reference into this prospectus the following documents that it has filed with the SEC:
1.
Eletrobras’ Annual Report on Form 20-F as of and for the year ended December 31, 2021 filed with the SEC on May 6, 2022;

2.
Eletrobras’ Report on Form 6-K furnished to the SEC on April 21, 2022, relating to a winding up of SPE Manaus SPV, which concluded its activities in 2014 and was controlled by Abegoa Construção Brasil Ltda (owning a 50.5% equity stake), Eletronorte (with a 30% stake) and Chesf (with a 19.5% stake);

3.
Eletrobras’ Report on Form 6-K furnished to the SEC on May 4, 2022, relating to Eletronorte’s capital increase in the amount of R$1.9 billion, which was subscribed and paid in with the common shares that Eletrobra’s hold in Norte Energia S.A.;

4.
Eletrobras’ Report on Form 6-K furnished to the SEC on May 9, 2022, relating to a winding up of SPE Centro de Soluções Estratégicas S.A. (49.9% owed by Furnas);

5.
Eletrobras’ Report on Form 6-K furnished to the SEC on May 27, 2022, containing the Interim Consolidated Financial Statements as of March 31, 2022 and for the three-month periods ended March 31, 2021 and 2022, as well as a discussion of recent developments and our operating and financial review; and

6.
Any future filings of Eletrobras on Form 20-F made with the SEC after the date of this prospectus, and any future reports of Eletrobras on Form 6-K furnished to the SEC after the date of this prospectus that are identified in those forms as being incorporated by reference into this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.
We will provide without charge to any person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to our Investor Relations Department located at Rua da Quitanda 196, Centro, CEP 20091-005, Rio de Janeiro, RJ, Brazil, Attn: Investor Relations Department (telephone: + 55 (21) 2514-6333|2514-4627; fax: +55 (21) 3224-1401; e-mail: oferta@eletrobras.com).
Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.